LOAN AGREEMENT

Dated as of December 6, 2012

Between

GPT GIG BOA PORTFOLIO OWNER LLC,
as Borrower

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Lender

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ARTICLE IV – REPRESENTATIONS AND WARRANTIES		55
Section 4.1	Borrower Representations	55
4.1.1	Organization	55
4.1.2	Proceedings	55
4.1.3	No Conflicts	56
4.1.4	Litigation	56
4.1.5	Agreements	56
4.1.6	Title	56
4.1.7	Solvency	57
4.1.8	Full and Accurate Disclosure	57
4.1.9	No Plan Assets	57
4.1.10	Compliance	58
4.1.11	Financial Information	58
4.1.12	Condemnation	58
4.1.13	Federal Reserve Regulations	58
4.1.14	Utilities and Public Access	59
4.1.15	Not a Foreign Person	59
4.1.16	Separate Lots	59
4.1.17	Assessments	59
4.1.18	Enforceability	59
4.1.19	No Prior Assignment	59
4.1.20	Insurance	59
4.1.21	Use of Property	60
4.1.22	Certificate of Occupancy; Licenses	60
4.1.23	Flood Zone	60
4.1.24	Physical Condition	60
4.1.25	Boundaries	60
4.1.26	Leases	61
4.1.27	Survey	61
4.1.28	Inventory	61
4.1.29	Filing and Recording Taxes	62
4.1.30	Special Purpose Entity/Separateness	62
4.1.31	Management Agreement	62
4.1.32	Illegal Activity	62
4.1.33	No Change in Facts or Circumstances; Disclosure	63
4.1.34	Investment Company Act	63
4.1.35	Embargoed Person	63
4.1.36	Principal Place of Business; State of Organization	63
4.1.37	Environmental Representations and Warranties	64
4.1.38	Cash Management Account	64
4.1.39	Material Ground Leases	65
4.1.40	Other Ground Leases	68
4.1.41	Purchase Agreement.	68
Section 4.2	Survival of Representations	69

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ARTICLE V – BORROWER COVENANTS		69
Section 5.1	Affirmative Covenants	69
5.1.1	Existence; Compliance with Legal Requirements	69
5.1.2	Taxes and Other Charges	70
5.1.3	Litigation	71
5.1.4	Access to the Properties; Property Covenants	71
5.1.5	Notice of Default	72
5.1.6	Cooperate in Legal Proceedings	72
5.1.7	Perform Loan Documents	72
5.1.8	Award and Insurance Benefits	72
5.1.9	Further Assurances	73
5.1.10	Principal Place of Business, State of Organization	73
5.1.11	Financial Reporting	74
5.1.12	Business and Operations	76
5.1.13	Title to the Properties	76
5.1.14	Costs of Enforcement	76
5.1.15	Estoppel Statement	76
5.1.16	Loan Proceeds	77
5.1.17	No Modifications by Borrower	77
5.1.18	Confirmation of Representations	77
5.1.19	Environmental Covenants	78
5.1.20	Leases	79
5.1.21	Alterations	80
5.1.22	Operation of Property	81
5.1.23	Embargoed Person	81
5.1.24	Ground Leases	82
Section 5.2	Negative Covenants	84
5.2.1	Operation of Property	84
5.2.2	Liens	85
5.2.3	Dissolution	85
5.2.4	Change In Business	85
5.2.5	Debt Cancellation	85
5.2.6	Zoning	85
5.2.7	No Joint Assessment	85
5.2.8	Ground Lease	86
5.2.9	ERISA	87
5.2.10	Transfers	87
5.2.11	Purchase Agreement.	91

ARTICLE VI – INSURANCE; CASUALTY; CONDEMNATION		91
Section 6.1	Insurance	91
Section 6.2	Casualty	95
Section 6.3	Condemnation	95
Section 6.4	Restoration	96

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ARTICLE VII – RESERVE FUNDS		100
Section 7.1	Required Repairs	100
7.1.1	Deposits	100
7.1.2	Release of Required Repair Funds	101
Section 7.2	Tax and Insurance Escrow Fund	102
Section 7.3	Replacements and Replacement Reserve	102
7.3.1	Replacement Reserve Fund	102
7.3.2	Disbursements from Replacement Reserve Account	102
7.3.3	Performance of Replacements	104
7.3.4	Failure to Make Replacements	106
7.3.5	Balance in the Replacement Reserve Account	106
Section 7.4	Rollover Reserve	107
7.4.1	Deposits to Rollover Reserve Fund	107
7.4.2	Withdrawal of Rollover Reserve Funds	107
Section 7.5	Excess Cash Flow Reserve Fund	107
7.5.1	Deposits to Excess Cash Flow Reserve Fund	107
7.5.2	Release of Excess Cash Flow Reserve Funds	107
Section 7.6	Ground Lease Reserve Fund	107
7.6.1	Deposit of Ground Lease Reserve Fund	107
7.6.2	Release of Ground Lease Reserve Fund	108
Section 7.7	Reserve Funds, Generally	108

ARTICLE VIII – DEFAULTS		109
Section 8.1	Event of Default	109
Section 8.2	Remedies	113
Section 8.3	Remedies Cumulative; Waivers	114

ARTICLE IX – SPECIAL PROVISIONS		115
Section 9.1	Securitization	115
9.1.1	Sale of Notes and Securitization	115
9.1.2	Securitization Costs; Cooperation Costs	117
9.1.3	Splitting the Loan; Uncross of Properties	117
9.1.4	Mezzanine Loans	118
Section 9.2	Securitization Review	118
Section 9.3	Exculpation	119
Section 9.4	Matters Concerning Manager	122
Section 9.5	Servicer	122

ARTICLE X – MISCELLANEOUS		123
Section 10.1	Survival	123
Section 10.2	Lender’s Discretion	123
Section 10.3	Governing Law	123
Section 10.4	Modification, Waiver in Writing	125
Section 10.5	Delay Not a Waiver	125
Section 10.6	Notices	125
Section 10.7	Trial by Jury	126

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SCHEDULES

Schedule I	–	Rent Roll

Schedule II	–	Required Repairs - Deadlines for Completion

Schedule III	–	Organizational Chart of Borrower

Schedule IV	–	Individual Properties and Release Amounts

Schedule V	–	Ground Leases

Schedule VI	–	Properties Requiring O&M Programs

Schedule 4.1.26	–	Outstanding Lease Work Obligations

Schedule 4.1.40	–	Exceptions to Ground Lease Representations and Warranties

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LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of December 6, 2012 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America, having an address at 383 Madison Avenue, New York, New York 10179 (“Lender”), and GPT GIG BOA PORTFOLIO OWNER LLC, a Delaware limited liability company, having its principal place of business at c/o Gramercy Capital Corp., 420 Lexington Avenue, 18th Floor, New York, NY 10170 (“Borrower”).

WITNESSETH:

WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby agree as follows:

ARTICLE I – DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1         Definitions.    For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Acceptable Counterparty” shall mean a counterparty to the Interest Rate Cap Agreement (or the guarantor of such counterparty’s obligations) that (a) has and shall maintain, until the expiration of the applicable Interest Rate Cap Agreement, (i) (x) a long-term unsecured debt rating of not less than “A” by S&P and a short-term senior unsecured debt rating of at least “A-1” from S&P or (y) if no short-term debt rating exists, a long-term senior unsecured debt rating of at least “A+” from S&P, (ii)(x) a long-term unsecured debt rating of not less than “A2” from Moody’s and a short-term senior unsecured debt rating of at least “P1” from Moody’s or (y) if no short-term debt rating exists, a long-term senior unsecured debt rating of at least “A1” from Moody’s, and (iii) if any Securities or any class thereof in any Securitization are rated by Fitch, a long-term unsecured debt rating of at least “A” by Fitch and short-term unsecured debt rating of at least “F1”, or (b) is otherwise acceptable to the Approved Rating Agencies, as evidenced by a Rating Agency Confirmation to the effect that such counterparty shall not cause a downgrade, withdrawal or qualification of the ratings assigned, or to be assigned, to the Securities or any class thereof in any Securitization.

“Additional Material Ground Lease” shall have the meaning set forth in Section 4.1.39(b).

“Adjusted Release Amount” shall mean, for each Individual Property, the sum of (a) the Release Amount for such Individual Property plus (b) fifteen percent (15%) of the Release Amount for such Individual Property.

“Additional Insolvency Opinion” shall mean a non-consolidation opinion letter delivered in connection with the Loan subsequent to the Closing Date reasonably satisfactory in form and substance to Lender and, following a Securitization, satisfactory in form and substance to the Approved Rating Agencies, and from counsel reasonably acceptable to Lender and, following a Securitization, the Approved Rating Agencies.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

“Affiliated Manager” shall mean any Manager that is an Affiliate of Borrower or Guarantor.

“Agent” shall mean Wells Fargo Bank, N.A., or any successor Eligible Institution acting as Agent under the Cash Management Agreement.

“Agreement” shall have the meaning set forth in the introductory paragraph hereof.

“Amortization Election Notice” shall have the meaning set forth in Section 2.8(h) hereof.

“Annual Budget” shall mean the operating budget, including all planned Capital Expenditures, for the Properties prepared by Borrower in accordance with Section 5.1.11(d) hereof for the applicable Fiscal Year or other period.

“Applicable Threshold Amount” shall mean the higher of (a) $500,000 and (b) ten percent (10%) of the Release Amount for the affected Individual Property.

“Approved Accounting Method” shall mean any of (a) GAAP, (b) federal tax basis accounting or (c) such other method of accounting proposed by Borrower and reasonably acceptable to Lender, in each case consistently applied.

“Approved Annual Budget” shall have the meaning set forth in Section 5.1.11(d) hereof.

“Approved Rating Agencies” shall mean each of S&P, Moody’s, Fitch, DBRS, Kroll and Morningstar or any other nationally-recognized statistical rating agency which has been approved by Lender and designated by Lender to assign a rating to the Securities.

“Assignment of Interest Rate Cap Agreement” shall have the meaning set forth in Section 2.2.7(a) hereof.

“Assignment of Leases” shall mean, with respect to each Individual Property located in Arizona, California, Georgia, Kansas and Missouri, that certain Assignment of Leases and Rents, dated the date hereof, executed and delivered by Borrower to Lender as security for the Loan and encumbering such Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Management Agreement” shall mean, with respect to each Individual Property, that certain Assignment of Management Agreement and Subordination of Management Fees, dated as of the date hereof, among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation.

“Bankruptcy Action” shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of any Individual Property; or (e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due or to take action in furtherance of any of the foregoing.

“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. §101, et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights or any other Federal, state, local or foreign bankruptcy or insolvency law.

“Bankruptcy Defaulting Guarantor” shall have the meaning set forth in Section 8.1(a)(ix) hereof.

“Bankruptcy Trigger” shall have the meaning set forth in the definition of Cash Sweep Event.

“Basic Carrying Costs” shall mean, for any period, the sum of the following costs: (a) Taxes, (b) Other Charges and (c) Insurance Premiums.

“Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

“Borrower Confirmed Information” shall have the meaning set forth in Section 9.1.1(b) hereof.

“Breakage Costs” shall have the meaning set forth in Section 2.2.3(g) hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York, or the place of business of the trustee under a Securitization (or, if no Securitization has occurred, Lender), or any Servicer or the financial institution that maintains any collection account for or on behalf of any Servicer or any Reserve Funds or the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business.

“Capital Expenditures” shall mean, for any period, the amount expended by Borrower for items capitalized under the Approved Accounting Method (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

“Cash Management Account” shall have the meaning set forth in Section 2.6.2 hereof.

“Cash Management Agreement” shall mean that certain Cash Management Agreement, dated as of the date hereof, by and among Borrower, Lender and Agent, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Cash Sweep Event” shall mean the occurrence of: (a) an Event of Default (“Default Trigger”); (b) any Bankruptcy Action of Borrower (“Bankruptcy Trigger”); (c) (i) any Bankruptcy Action of an Affiliated Manager or (ii) sixty (60) days following any Bankruptcy Action of a manager which is not an Affiliated Manager (a “Non-Affiliated Manager”) where such Non-Affiliated Manager is not replaced in accordance with Section 9.4 of this Agreement within such sixty (60) day period (each such event a “Manager Trigger”); provided however, that a Manager Trigger shall not exist with respect to any Individual Property managed by Bank of America, N.A. pursuant to its rights to manage under the Master Lease; (d) as of the date of determination, the Ongoing Debt Yield calculated for the immediately preceding trailing twelve (12) month period for two (2) consecutive calendar quarters is more than 1.0% lower (i.e., is less than 10.34%) than the Closing Debt Yield (a “Debt Yield Trigger”); or (e) the long-term unsecured debt credit rating of Bank of America, N.A., is downgraded to BB+ or lower by S&P or Fitch and/or Ba1 or lower by Moody’s (a “Master Tenant Downgrade Trigger”), as applicable.

“Cash Sweep Event Cure” shall mean (a) if the Cash Sweep Event is caused by a Default Trigger, the acceptance by Lender of a cure of such Event of Default (which cure Lender is not obligated to accept and may reject or accept in its sole and absolute discretion), (b) if the Cash Sweep Event is caused by a Manager Trigger, if Borrower replaces the Manager with a Qualified Manager under a Replacement Management Agreement within one hundred twenty (120) days of the occurrence of such Manager Trigger; provided, that if a Manager Trigger is due to a Bankruptcy Action of an Affiliated Manager, such Replacement Manager shall not be an Affiliated Manager, (c) if the Cash Sweep Event is caused solely by the occurrence of a Debt Yield Trigger, the achievement of an Ongoing Debt Yield calculated on a trailing twelve (12) month basis for two (2) consecutive quarters of one percent (1%) or more greater than the Closing Debt Yield as determined by Lender in its sole discretion; provided, however, that Borrower shall be permitted to make a prepayment to be applied to the outstanding principal amount of the Loan in an amount sufficient to meet the foregoing applicable Ongoing Debt Yield test and any such prepayment shall be subject to the requirements of Section 2.4.1(c) hereof and shall not be eligible to be part of the Free Prepayment Amount, or (d) if a Cash Sweep Event exists solely by reason of a Master Tenant Downgrade Trigger, the long-term unsecured credit rating of Bank of America, N.A. is rated BBB- or higher by S&P and Fitch and Baa3 or higher by Moody’s in each case for two (2) consecutive calendar quarters; provided, however, that, each such Cash Sweep Event Cure set forth in this definition shall be subject to the following conditions, (i) no Event of Default shall have occurred and be continuing under this Agreement or any of the other Loan Documents at the time of such cure (excluding any that have been or will, in Lender's determination, be cured by Borrower), (ii) a Cash Sweep Event Cure may occur no more than a total of two (2) times in the aggregate during the term of the Loan, and (iii) Borrower shall have paid all of Lender’s reasonable out-of-pocket expenses incurred in connection with such Cash Sweep Event Cure including, reasonable out-of-pocket attorney’s fees and expenses. For the avoidance of doubt, Borrower shall have no cure rights with respect to a Cash Sweep Event caused by a Bankruptcy Trigger.

“Cash Sweep Period” shall mean each period commencing on the occurrence of a Cash Sweep Event and continuing until the earlier of (a) the date of the related Cash Sweep Event Cure, or (b) until payment in full of all principal and interest on the Loan and all other amounts payable under the Loan Documents in accordance with the terms and provisions of the Loan Documents.

“Casualty” shall have the meaning set forth in Section 6.2 hereof.

“Casualty Consultant” shall have the meaning set forth in Section 6.4(b)(iii) hereof.

“Casualty Retainage” shall have the meaning set forth in Section 6.4(b)(iv) hereof.

“Cause” shall mean that Borrower shall exercise diligent efforts to cause an event to happen through its own efforts or through the exercise of its contractual or legal rights and remedies under any Lease or other contractual arrangement with a counterparty, but shall not require Borrower to terminate any Lease or other contractual arrangement or to otherwise take action that is not commercially reasonable in light of the circumstances.

“Closing Date” shall mean the date of the funding of the Loan.

“Closing Debt Yield” shall mean the Ongoing Debt Yield on the Closing Date, which Borrower and Lender acknowledge and agree is 11.34% (as rounded up to the nearest 1/100 of one percent (1%)).

“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Conclusive” shall mean, in connection with a determination by Lender, Servicer or its agent, that such determination is presumed correct so long as it is made in accordance with the applicable provisions of this Agreement or the other Loan Documents, provided, that, upon Borrower’s written request to Lender, Borrower shall have the opportunity to review any calculations made in arriving at such determination, and any manifest errors, together with any other errors of which Borrower gives notice to Lender and which are accepted by Lender in its reasonable discretion, have been corrected.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Individual Property or any part thereof.

“Condemnation Proceeds” shall have the meaning set forth in Section 6.4(b).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Section 2.7 Taxes or branch profits Section 2.7 Taxes.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” shall have correlative meanings.

“Covered Disclosure Information” shall have the meaning set forth in Section 9.2(b) hereof.

“Covered Rating Agency Information” shall have the meaning set forth in Section 10.13(d) hereof.

“DBRS” shall mean DBRS, Inc.

“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums (including, but not limited to, any Spread Maintenance Payment and Breakage Costs) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgages or any other Loan Document.

“Debt Service” shall mean, with respect to any particular period of time, the scheduled principal and interest payments due under this Agreement and the Note, including (if applicable), any amortization payment required during the third Extension Option pursuant to Section 2.8(h) hereof during such period of time and any Monthly Go Dark Amortization Payment required pursuant to Section 2.3.1(c) hereof during such period of time.

“Debt Yield Trigger” shall have the meaning set forth in the definition of Cash Sweep Event.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the Maximum Legal Rate or (b) five percent (5%) above the Interest Rate.

“Default Trigger” shall have the meaning set forth in the definition of Cash Sweep Event.

“Determination Date” shall mean, with respect to each Interest Period, the date that is two (2) London Business Days prior to the commencement date of such Interest Period.

“Disclosure Documents” shall mean, collectively, any written materials used or provided to any prospective investors and/or the Rating Agencies in connection with any public offering or private placement in connection with a Securitization (including, without limitation, a prospectus, prospectus supplement, private placement memorandum, offering memorandum, offering circular, term sheet, road show presentation materials or other offering documents, marketing materials or information provided to prospective investors), in each case in preliminary or final form and including any amendments, supplements, exhibits, annexes and other attachments thereto.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which complies with the definition of Eligible Institution, (b) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity that has a Moody’s rating of at least “A2” and an equivalent rating by DBRS, and which, in the case of a federally chartered depository institution or trust company acting in its fiduciary capacity is subject to the regulations regarding fiduciary funds on deposit therein under 12 C.F.R. §9.10(b), and in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital surplus of at least $200,000,000 and is subject to supervision or examination by federal and state authority or (c) an account otherwise approved by Lender in its sole discretion. An Eligible Account shall not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean either (a) a depository institution or trust company insured by the Federal Deposit Insurance Corporation (i) the short term unsecured debt obligations, commercial paper or other short term deposits of which are rated at least “A-1” by S&P, “P-1” by Moody’s, “F-1” by Fitch and “R-1 (middle)” by DBRS, in the case of accounts in which funds are held for thirty (30) days or less, or (ii) the long term unsecured debt obligations of which are rated at least “AA-” by S&P (or “A-” if the short term unsecured debt obligations are rated at least “A-1” by S&P), “A2” by Moody’s, “AA-” by Fitch (or “A-” if the short term unsecured debt obligations are rated at least “F-1” by Fitch) and “A” by DBRS, in the case of accounts in which funds are held for more than thirty (30) days, or (b) each of JPMorgan Chase Bank, National Association and Bank of America, National Association, provided that the rating by S&P and the other Approved Rating Agencies for the short term unsecured debt obligations or commercial paper and long term unsecured debt obligations of the same does not decrease below the ratings set forth in subclause (a) hereof.

“Eligible Sublease” shall mean (a) any sublease entered into by Master Tenant for which Borrower has no approval right under the terms of the Master Lease and which is for more than fifty percent (50%) of the square footage of the individual building or bank branch that such sublease relates to or (b) any other sublease reasonably approved by Lender.

“Embargoed Person” shall mean any person, entity or government subject to trade restrictions under U.S. law, including, but not limited to, The USA PATRIOT Act (including the anti-terrorism provisions thereof), the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701, et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder including those related to Specially Designated Nationals and Specially Designated Global Terrorists, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by the Lender is in violation of law.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Law” means any applicable present and future federal, state and local laws, statutes, ordinances, rules and regulations, as well as common law, relating to protection of human health or the environment, Hazardous Substances, liability for or costs of Remediation or prevention of Releases of Hazardous Substances. Environmental Law includes, but is not limited to, the following statutes to the extent applicable to any Individual Property, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules and regulations addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. Environmental Law also includes, but is not limited to, any applicable present and future federal, state and local laws, statutes, ordinances, rules and regulations, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of any Individual Property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of any Individual Property to any governmental authority or other Person, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization issued under Environmental Law for lawful activity; relating to nuisance, trespass, wrongful death, personal injury, or property or other damage in connection with the environmental condition of any Individual Property.

“Environmental Liens” shall have the meaning set forth in Section 5.1.19 hereof.

“Environmental Report” shall have the meaning set forth in Section 4.1.37 hereof.

“Equipment” shall have the meaning set forth in the granting clause of the related Mortgage with respect to the related Individual Property.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

“Event of Default” shall have the meaning set forth in Section 8.1(a) hereof.

“Excess Cash Flow” shall have the meaning set forth in the Cash Management Agreement.

“Excess Cash Flow Reserve Account” shall have the meaning set forth in Section 7.5.1 hereof.

“Excess Cash Flow Reserve Fund” shall have the meaning set forth in Section 7.5.1 hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means any of the following Section 2.7 Taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender, (a) Section 2.7 Taxes imposed on or measured by net income (however denominated), franchise Section 2.7 Taxes, and branch profits Section 2.7 Taxes, in each case, (i) imposed as a result of Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Section 2.7 Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Section 2.7 Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan (other than a Lender designated by Borrower pursuant to Section 2.2.4(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.7, amounts with respect to such Section 2.7 Taxes were payable either to such Lender's assignor or participating Lender immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Section 2.7 Taxes attributable to such Lender’s failure to comply with Section 2.7(e) and (d) any U.S. federal withholding Section 2.7 Taxes imposed under FATCA.

“Existing Manager” shall mean First States Management Corp., a wholly-owned subsidiary of Gramercy Sponsor.

“Extended Maturity Date” shall have the meaning set forth in Section 2.8 hereof.

“Extension Option” shall have the meaning set forth in Section 2.8 hereof.

“Extension Term” shall have the meaning set forth in Section 2.8 hereof.

“Extraordinary Expense” shall have the meaning set forth in Section 5.1.11(e) hereof.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

“Fitch” shall mean Fitch, Inc.

“Fixtures” shall have the meaning set forth in the granting clause of the related Mortgage with respect to the related Individual Property.

“Floating Interest Rate” shall mean, with respect to each of Note A and Note B, a fluctuating rate per annum equal to LIBOR plus the applicable Spread.

“Floating Interest Rate Loan” shall mean the Loan at such time as the interest thereon accrues at a rate of interest based on the Floating Interest Rate; provided, however, in no event shall LIBOR be deemed to be less than zero percent (0%).

“Foreign Lender” means a Lender that is not a U.S. Person.

“Free Prepayment Amount” means fifteen percent (15%) of the original principal amount of the Loan; provided, however, that amounts prepaid by Borrower pursuant to Section 2.4.2 shall not be counted against the Free Prepayment Amount provided that such payment is not made during the continuance of an Event of Default.

“Full Replacement Cost” shall have the meaning set forth in Section 6.1(a) hereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report, consistently applied.

“Garrison Sponsor” shall mean Garrison Real Estate Fund II LP, a Delaware limited partnership.

“Go Dark Stage 1 Amortization Event” shall mean Master Tenant has Gone Dark on any date of determination with respect to at least fifteen (15%) but less than thirty percent (30%) of the actual rentable square footage leased by Master Tenant under the Master Lease as of such determination date (the “Aggregate Master Leased Square Footage”). For purposes of calculating the percentage of rentable square footage that has “Gone Dark” in order to determine if a Go Dark Stage 1 Amortization Event has occurred, the numerator shall be (a) the total rentable square footage of the individual buildings and bank branches then leased by Master Tenant under the Master Lease with respect to which Master Tenant has Gone Dark (the “Aggregate Gone Dark Space”), minus (b) the actual rentable square footage of the Aggregate Gone Dark Space that is in use and occupancy by a subtenant that is paying full contractual rent under an Eligible Sublease, and the denominator shall be the Aggregate Master Leased Square Footage then subject to the Lien of the Mortgage.

“Go Dark Stage 2 Amortization Event” shall mean Master Tenant has Gone Dark on any date of determination with respect to at least thirty (30%) of the actual rentable square footage leased by Master Tenant under the Master Lease as of such determination date. For purposes of calculating the percentage of rentable square footage that has “Gone Dark” in order to determine if a Go Dark Stage 2 Amortization Event has occurred, the numerator shall be (a) the Aggregate Gone Dark Space (as defined in the definition of “Go Dark Stage 1 Amortization Event”), minus (b) the actual rentable square footage of the Aggregate Gone Dark Space that is in use and occupancy by a subtenant that is paying full contractual rent under an Eligible Sublease, and the denominator shall be the Aggregate Master Leased Square Footage (as defined in the definition of “Go Dark Stage 1 Amortization Event”) then subject to the Lien of the Mortgage.

“Gone Dark” shall mean that, with respect to any individual building (including any “bank branch”) that constitutes all or a portion of the Improvements at any Individual Property, Master Tenant has vacated and ceased operations in all of the space in such building (or bank branch) for more than 120 consecutive calendar days, other than as a result of a Casualty/Condemnation affecting such Improvements, as evidenced by one or more of the following: (a) Borrower’s receipt of written notice or a third party’s receipt of written notice of which Borrower is made aware (e.g. a property insurer), (b) Borrower’s actual knowledge based on physical inspection, (c) Lender’s actual knowledge based on physical inspection that is promptly verified by Borrower (Borrower agrees to promptly verify same after notice from Lender), (d) verifiable published reports, press releases or other media, or (e) the subject space (i.e., all of the space in such building or bank branch) being actively marketed for sublease after Master Tenant has vacated and ceased operations in the subject space; provided, that Master Tenant shall not be considered to have Gone Dark with respect to an individual building or bank branch if Borrower has obtained evidence satisfactory to Lender in its sole discretion that Master Tenant intends to resume or has resumed activity at such individual building or bank branch. For purposes of this definition, each reference to “Borrower” shall additionally include any of its Affiliates or any Manager retained by Borrower (as opposed to a property manager retained by Master Tenant).

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Gramercy Sponsor” shall mean Gramercy Capital Corp., a Maryland corporation.

“Grantor Trust” shall mean a grantor trust as defined in Subpart E, Part I of Subchapter J of the Code, that holds the Note or a portion thereof.

“Gross Income from Operations” shall mean, during any period, all sustainable income as reported on the financial statements delivered by Borrower in accordance with this Agreement, computed in accordance with the Approved Accounting Method, payable to or received by Borrower (or Manager on behalf of Borrower) and derived from the ownership and operation of the Properties (or any Individual Property, if the context requires) from whatever source during such period, including, but not limited to, (a) Rents from Tenants that are paying full contractual rent without right of offset or credit, (b) utility charges, (c) escalations, (d) forfeited security deposits, (e) interest on credit accounts, (f) service fees or charges, (g) license fees, (h) parking fees, (i) rent concessions or credits, (j) income from vending machines, (k) business interruption or other loss of income or rental insurance proceeds, (l) other required pass-throughs payable by Tenants and (xiii) interest on Reserve Funds, if any, but excluding (i) Rents that a Tenant is not required to pay during a free-rent period under such Tenant’s Lease, (ii) Rents from Tenants that are subject to any Bankruptcy Action (unless such Tenants have affirmed their respective Leases in such Bankruptcy Action), (iii) sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, (iv) refunds and uncollectible accounts, (v) sales of furniture, fixtures and equipment, (vi) Insurance Proceeds (other than business interruption or other loss of income or rental insurance), (vii) Awards (other than any portion thereof that expressly compensates Borrower for the loss of rental income), (viii)  unforfeited security deposits, (ix) utility and other similar deposits, (x) any disbursements to Borrower from the Reserve Funds, if any and (xi) payments made to Borrower pursuant to the Interest Rate Cap Agreement. Gross Income From Operations shall not be diminished as a result of the Mortgages or the creation of any intervening estate or interest in the Properties or any part thereof.

“Ground Lease” shall mean, individually or collectively, as the context may require, the leases listed on Schedule V attached hereto.

“Ground Lease Property” shall have the meaning set forth in Section 5.1.24(b) hereof.

“Ground Lease Reserve Account” shall have the meaning set forth in Section 7.6.1 hereof.

“Ground Lease Reserve Fund” shall have the meaning set forth in Section 7.6.1 hereof.

“Ground Lessor” shall mean, individually or collectively, as the context may require, the lessor and/or landlord, as the case may be, under any Ground Lease.

“Ground Rent” shall have the meaning set forth in Section 7.6.1 hereof.

“Guarantor” shall mean, collectively, Gramercy Sponsor and Garrison Sponsor.

“Guarantor Bankruptcy EOD” shall have the meaning set forth in Section 8.1(a)(ix) hereof.

“Guarantor BK Default Limitation Conditions” shall have the meaning set forth in Section 8.1(a)(ix) hereof.

“Guaranty” shall mean that certain Guaranty Agreement, dated as of the date hereof, executed and delivered by Guarantor in connection with the Loan to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Hazardous Substances” shall mean any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables, explosives, mold, mycotoxins, microbial matter and airborne pathogens (naturally occurring or otherwise), but excluding substances of kinds and in amounts ordinarily and customarily used or stored in similar properties for the purpose of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws.

“Improvements” shall have the meaning set forth in the granting clause of the related Mortgage with respect to the related Individual Property.

“Indebtedness” of a Person, at a particular date, shall mean the sum (without duplication) at such date of (a) all indebtedness or liability of such Person (including, without limitation, amounts for borrowed money and indebtedness in the form of mezzanine debt or preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed (other than the Permitted Encumbrances).

“Indemnified Liabilities” shall have the meaning set forth in Section 10.13(b) hereof.

“Indemnified Parties” shall mean Lender, any Affiliate of Lender that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, any other co-underwriters, co-placement agents or co-initial purchasers of Securities issued in the Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person or entity who Controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan secured hereby, any Person in whose name the encumbrance created by the Mortgages is or will have been recorded, any Person who may hold or acquire or will have held a full or partial interest in the Loan secured hereby (including, but not limited to, investors or prospective investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan secured hereby for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).

“Indemnified Taxes” means (a) Section 2.7 Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent Director” shall mean an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors, another nationally-recognized company reasonably approved by Lender, in each case that is not an Affiliate of Borrower and that provides professional Independent Directors and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Director and is not, and has never been, and will not while serving as Independent Director be, any of the following:

(a)         a member, partner, equityholder, manager, director, officer or employee of Borrower or any of its equityholders or Affiliates (other than as an Independent Director of Borrower or an Affiliate of Borrower that is not in the direct chain of ownership of Borrower and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such Independent Director is employed by a company that routinely provides professional Independent Directors or managers in the ordinary course of its business);

(b)         a creditor, supplier or service provider (including provider of professional services) to Borrower or any of its equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional Independent Directors and other corporate services to Borrower or any of its Affiliates in the ordinary course of its business);

(c)         a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(d)         a Person that controls (whether directly, indirectly or otherwise) any of (a), (b) or (c) above.

A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (a) by reason of being the Independent Director of a “special purpose entity” affiliated with Borrower shall be qualified to serve as an Independent Director of the Borrower, provided that the fees that such individual earns from serving as an Independent Director of affiliates of Borrower in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. For purposes of this paragraph, a “special purpose entity” is an entity, whose organizational documents contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially similar to those contained in the definition of Special Purpose Entity of this Agreement.

“Individual Property” shall mean each parcel of real property separately listed on Schedule IV hereto, the Improvements thereon and all personal property owned by Borrower and encumbered by a Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the Granting Clauses of each Mortgage and referred to therein as the “Property”.

“Initial Interest Period” shall have the meaning set forth in Section 2.3.2 hereof.

“Initial Maturity Date” shall mean December 9, 2014.

“Insolvency Opinion” shall mean that certain non-consolidation opinion letter dated the date hereof delivered by Allen & Overy LLP in connection with the Loan.

“Insurance Premiums” shall have the meaning set forth in Section 6.1(b) hereof.

“Insurance Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Interest Period” shall mean, in connection with the calculation of interest accrued with respect to any specified Payment Date, including the Maturity Date, the period commencing on and including the fifteenth (15th) day of the prior calendar month and ending on and including the fourteenth (14th) day of the calendar month in which such Payment Date occurs; provided, however, the Initial Interest Period shall be as set forth in Section 2.3.2 hereof.

“Interest Rate” shall mean the rate at which the outstanding principal amount of the Loan bears interest from time to time in accordance with Section 2.2.3 hereof.

“Interest Rate Cap Agreement” shall mean, collectively, one or more interest rate protection agreements (together with the confirmation and schedules relating thereto) reasonably acceptable to Lender, between an Acceptable Counterparty and Borrower obtained by Borrower as and when required pursuant to Section 2.2.7 hereof. After delivery of a Replacement Interest Rate Cap Agreement to Lender, the term “Interest Rate Cap Agreement” shall be deemed to mean such Replacement Interest Rate Cap Agreement and such Replacement Interest Rate Cap Agreement shall be subject to all requirements applicable to the Interest Rate Cap Agreement.

“Kroll” means Kroll Bond Ratings.

“Labor and Material Costs” shall have the meaning set forth in Section 5.1.4(d) hereof.

“Land” shall have the meaning set forth in the granting clause of the related Mortgage with respect to the related Individual Property.

“Lease” shall mean the Master Lease and any other lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Individual Property by or on behalf of Borrower, and (a) every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and (b) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by any such Person.

“Legal Requirements” shall mean, with respect to Borrower and each Individual Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower or any Individual Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting Borrower, such Individual Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns. If the beneficial owner of the Loan for U.S. federal income tax purposes is a REMIC or a Grantor Trust, Lender shall mean the REMIC or Grantor Trust, as applicable.

“LIBOR” shall mean, with respect to each Interest Period, the rate (expressed as a percentage per annum and rounded up to the next nearest 1/1000 of 1%) for deposits in U.S. dollars, for a one-month period, that appears on Reuters Screen LIBOR01 Page (or the successor thereto) as of 11:00 a.m., London time, on the related Determination Date. If such rate does not appear on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on such Determination Date, LIBOR shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period that appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, Lender (or Servicer, on Lender’s behalf) shall request the principal London office of any four major reference banks in the London interbank market selected by Lender to provide such bank’s offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London time, on such Determination Date for the amounts of not less than U.S. $1,000,000. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Lender (or Servicer, on Lender’s behalf) shall request any three major banks in New York City selected by Lender to provide such bank’s rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time on the applicable Determination Date for amounts of not less than U.S. $1,000,000. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates. Lender’s or it agent’s determination of LIBOR shall be Conclusive.

“Lien” shall mean, with respect to each Individual Property, any mortgage, deed of trust, deed to secure debt, indemnity deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, any Individual Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Mortgages, the Environmental Indemnity, the Assignment of Management Agreement, the Guaranty, the Lockbox Agreement, the Cash Management Agreement, the Interest Rate Cap Agreement, the Assignment of Interest Rate Cap Agreement, the Assignment of Leases and all other documents executed and/or delivered by Borrower or Guarantor in connection with the Loan.

“Loan-to-Value Ratio” shall mean, as of the date of its calculation, the ratio of (a) the outstanding principal amount of the Loan as of the date of such calculation to (b) the fair market value of the Properties (for purposes of the REMIC provisions, counting only real property and excluding any personal property or going concern value), as determined, in Lender’s sole discretion, by any commercially reasonable method permitted to be used in connection with a REMIC Trust, it being agreed that Lender, in its reasonable discretion, shall use the most cost-effective method available to determine such fair market value of the Properties, including, if then in compliance with laws and regulations applicable to REMIC Trusts, using existing appraisals of the Properties to the extent the same are not older than one (1) year old (which Lender acknowledges would be in compliance as of the Closing Date).

“Loan Splitting” shall have the meaning set forth in Section 9.1.3 hereof.

“Lockbox Account” shall have the meaning set forth in Section 2.7.1 hereof.

“Lockbox Agreement” shall mean that certain Clearing Account Agreement dated the date hereof among Borrower, Lender, Manager and Lockbox Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, relating to funds deposited in the Lockbox Account.

“Lockbox Bank” shall mean the clearing bank which establishes, maintains and holds the Lockbox Account, which shall be an Eligible Institution.

“London Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in London, England are not open for business.

“Major Lease” shall mean the Master Lease and any Lease which, either individually or when taken together with any other Lease with the same Tenant or its Affiliates, demises in excess of 25,000 square feet in the Improvements at an Individual Property or is a Lease for all of the Improvements at any Individual Property.

“Management Agreement” shall mean, with respect to each Individual Property, (a) the management agreement entered into by and between Borrower and Existing Manager as of the Closing Date, pursuant to which Manager is to provide management and other services with respect to such Individual Property or (b) a Replacement Management Agreement that may after the date of this Agreement be entered into by and between Borrower and a Qualified Manager to manage such Individual Property in accordance with the terms and provisions of this Agreement.

“Manager” shall mean (a) the Existing Manager (but only for such time that Existing Manager is Controlled by Gramercy Sponsor) or (b) any Qualified Manager who is managing the Properties or any Individual Property in accordance with the terms and provisions of this Agreement pursuant to a Replacement Management Agreement.

“Manager Trigger” shall have the meaning set forth in the definition of Cash Sweep Event.

“Master Lease” shall mean that certain Amended and Restated Master Lease Agreement between Borrower, as successor in interest to First States Investors 5000A LLC, as landlord, and Master Tenant, as tenant, dated as of January 1, 2005, as affected by (a) a Lease Supplement for each Individual Property between Borrower or Borrower’s predecessor in interest, and Master Tenant, (b) that certain First Amendment to the Master Lease Agreement, dated January 1, 2005, (c) that certain Side Letter Agreement, dated June 13, 2006, (d) that certain Second Amendment to the Master Lease Agreement, dated January 1, 2007 and (e) that certain Third Amendment to Amended and Restated Master Lease Agreement, dated July 22, 2011, as the same may be amended, modified or supplemented in accordance with the requirements of this Agreement.

“Master Tenant” shall mean Bank of America, N.A., together with its successors and its permitted assigns under the Master Lease.

“Master Tenant Rents” shall mean all Rents payable by Master Tenant to Borrower.

“Master Tenant Downgrade Trigger” shall have the meaning set forth in the definition of Cash Sweep Event.

“Material Ground Lease” shall mean the Ground Leases listed for Sites (Property IDs) 5004-5007, 5009, 5113 and 5114 on Schedule V attached hereto.

“Maturity Date” shall mean the Initial Maturity Date, or following an exercise by Borrower of one or more Extension Options described in Section 2.8 hereof, the Extended Maturity Date, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Monthly Go Dark Amortization Payment” shall mean, as applicable, (a) if a Go Dark Stage 1 Amortization Event has occurred and is continuing, an amount equal to $20,000,000 divided by the number of Payment Dates remaining from the occurrence of the Go Dark Stage 1 Amortization Event, commencing with the first Payment Date occurring after the occurrence of such Go Dark Stage 1 Amortization Event, through the Maturity Date as fully extended pursuant to Section 2.8 hereof, or (b) if a Go Dark Stage 2 Amortization Event has occurred and is continuing, an amount equal to $40,000,000 (less the aggregate amount of any Monthly Go Dark Amortization Payments already paid by Borrower to Lender as a result of the occurrence of a Go Dark Stage 1 Amortization Event) divided by the number of Payment Dates remaining from the occurrence of the Go Dark Stage 2 Amortization Event, commencing with the first Payment Date occurring after the occurrence of such Go Dark Stage 2 Amortization Event, through the Maturity Date as fully extended pursuant to Section 2.8 hereof.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Morningstar” shall mean Morningstar Credit Ratings, LLC, or any of its successors in interest, assigns, and/or changed entity name or designation resulting from any acquisition by Morningstar, Inc. or other similar entity of Morningstar Credit Ratings, LLC.

“Mortgage” shall mean, with respect to each Individual Property, that certain first priority Mortgage (or Deed to Secure Debt or Fee/Leasehold Deed of Trust), Assignment of Leases and Rents and Security Agreement, dated the date hereof, executed and delivered by Borrower to Lender as security for the Loan and encumbering such Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. A Mortgage may encumber one or more than one Individual Property.

“Mortgage Release Documentation” shall have the meaning set forth in Section 2.5.2(a) hereof.

“Net Operating Income” shall mean, for the applicable period, the amount obtained by subtracting Operating Expenses for such period from Gross Income from Operations for such period.

“Net Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 6.4(b)(vi) hereof.

“New Mezzanine Borrower” shall have the meaning set forth in Section 9.1.4 hereof.

“New Mezzanine Loan” shall have the meaning set forth in Section 9.1.4 hereof.

“Non-Affiliated Manager” shall have the meaning set forth in the definition of Cash Sweep Event.

“Note” shall mean, collectively, Note A and Note B.

“Note A” shall mean that certain Promissory Note A, dated the date hereof, in the principal amount of $155,000,000, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Note B” shall mean that certain Promissory Note B, dated the date hereof, in the principal amount of $45,000,000, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“O&M Program” shall have the meaning set forth in Section 5.1.19 hereof.

“Obligations” shall mean Borrower’s obligation to pay the Debt and perform its obligations under the Note, this Agreement and the other Loan Documents.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized officer of Borrower or the general partner, managing member or sole member of Borrower, as applicable.

“Ongoing Debt Yield” shall mean a ratio expressed as a percentage and rounded up to the next nearest 1/100 of one percent (1%) for the applicable period in which:

(a)          the numerator is the Net Operating Income (excluding interest on credit accounts and using annualized operating expenses for any recurring expenses not paid monthly (e.g., Taxes and Insurance Premiums)) for such period based on the most recently prepared financial statements, without deduction for (i) actual management fees incurred in connection with the operation of the Properties, or (ii) amounts paid to the Reserve Funds, less (A) management fees equal to the greater of (1) assumed management fees of three percent (3%) of Gross Income from Operations and (2) the actual management fees incurred, and (B) Replacement Reserve Fund contributions equal to $0.25 per square foot of gross leasable area at the Properties, and (C) Rollover Reserve Fund contributions equal to $1.00 per square foot of gross leasable area at the Properties; and

(b)          the denominator is the then outstanding principal balance of the Loan.

“Ongoing Debt Yield Calculation Notice” shall mean a written notice prepared by Borrower and delivered to Lender containing (a) Borrower’s calculation of the Ongoing Debt Yield for the applicable period(s) and circumstances as required herein, together with reasonably detailed backup thereof, (b) Borrower’s determination of the principal amount, if any, by which the Loan must be prepaid in order to satisfy the Ongoing Debt Yield test in connection with which such notice is being delivered and (c) an Officer’s Certificate, signed by an officer of Borrower familiar with the subject matter of the notice, certifying to Lender that such calculations are true, accurate, and complete to the best of such certifying officer’s knowledge and with no personal liability to such officer.

“Operating Expenses” shall mean the total of all expenditures, computed in accordance with the Approved Accounting Method and without duplication, of whatever kind relating to the operation, maintenance and management of the Properties that are incurred on a regular monthly or other periodic basis, including without limitation, ground rent, bad debt, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding depreciation, Debt Service, Capital Expenditures and contributions to the Reserve Funds. For the avoidance of doubt, if Borrower is making deposits to the Reserve Funds for the payment of any Operating Expenses, the actual deposits to the Reserve Funds (as distinct from the expenditures therefrom) shall be excluded from Operating Expenses for purposes of calculating Net Operating Income so as to avoid double-counting.

“Other Charges” shall mean, with respect to each Individual Property, all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Individual Property, now or hereafter levied or assessed or imposed against such Individual Property or any part thereof.

“Other Connection Taxes” means Section 2.7 Taxes imposed as a result of a present or former connection between Lender and the jurisdiction imposing such Section 2.7 Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Section 2.7 Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Section 2.7 Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Other Obligations” shall have the meaning as set forth in the Mortgages.

“Participant Register” shall have the meaning set forth in Section 10.25(b) hereof.

“Passive Owners” shall mean, (a) with respect to any Person that is publicly-traded on a nationally or internationally recognized public stock exchange, any holder of shares of stock in such publicly-traded Person and (b) with respect to any Person that is an investment fund, any holder of limited partnership, membership or other equity interests in such investment fund that (i) do not, in any case under clauses (a) or (b) above, entitle the holders to Control such Person and (ii) with respect to clause (b), do not, together with such holder’s Affiliates, own more than forty-nine percent (49%) in the aggregate of such interests in such Person.

“Payment Date” shall mean the ninth (9th) day of each calendar month during the term of the Loan, or if such date is not a Business Day, the immediately preceding Business Day.

“Permitted Encumbrances” shall mean, with respect to an Individual Property, collectively, (a) the Liens and security interests created (or otherwise expressly permitted) by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy relating to such Individual Property or any part thereof, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (d) existing Leases and Leases entered into in accordance with the terms of this Agreement, (e) mechanics liens and other Liens that are being contested in accordance with Sections 5.1.1 or 5.1.2 of this Agreement, (f) all Liens, obligations and Indebtedness created or otherwise permitted pursuant to clause (xxiii) of the definition of “Special Purpose Entity” set forth in Section 1.1 hereof, and (g) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion, which Permitted Encumbrances set forth in clauses (b), (e), (f) and (g) of this definition in the aggregate do not materially adversely affect the value or use of such Individual Property or Borrower’s ability to repay the Loan.

“Permitted Investments” shall have the meaning set forth in the Cash Management Agreement.

“Permitted Transfer” shall mean any of the following: (a) any transfer, directly or indirectly, as a result of the death of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by the decedent in question to the Person or Persons lawfully entitled thereto, (b) any transfer, directly or indirectly, as a result of the legal incapacity of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by such natural person to the Person or Persons lawfully entitled thereto, (c) any transfer, directly or indirectly, by a Passive Owner, (d) any transfer, directly or indirectly, by a Sponsor or an Affiliate of such Sponsor to one or more Affiliates of such Sponsor (provided that such Affiliate is 100% owned and Controlled by such Sponsor) and (e) any transfer, directly or indirectly, by a Sponsor or an Affiliate of such Sponsor to the other Sponsor or one or more Affiliates of such other Sponsor (provided that such Affiliate is 100% owned and Controlled by such Sponsor).

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in the granting clause of the Mortgage with respect to each Individual Property.

“Phoenix Ground Lease” shall mean, collectively, those Ground Leases listed for Sites (Property IDs) 5004-5007 and 5009 on Schedule V attached to this Agreement.

“Phoenix Property” shall mean that certain Individual Property located at 1825 E. Buckeye Road, Phoenix, Arizona and identified as Individual Property number (2) on Schedule IV attached hereto.

“Policies” shall have the meaning specified in Section 6.1(b) hereof.

“Policy” shall have the meaning specified in Section 6.1(b) hereof.

“Postponement” shall have the meaning specified in Section 2.5.2 hereof.

“Prepayment Release Date” shall mean the first Business Day immediately following the Payment Date occurring in June, 2013.

“Prime Rate” shall mean the annual rate of interest publicly announced by JPMorgan Chase Bank, National Association, in New York, New York, as its base rate, as such rate shall change from time to time. If JPMorgan Chase Bank, National Association, ceases to announce a base rate, Prime Rate shall mean the rate of interest published in The Wall Street Journal from time to time as the “Prime Rate.” If The Wall Street Journal ceases to publish the “Prime Rate,” the Lender shall select an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall select a comparable interest rate index. Notwithstanding the foregoing, in no event shall the Prime Rate be less than zero percent (0%).

“Prime Rate Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon the Prime Rate plus the Prime Rate Spread.

“Prime Rate Spread” shall mean the difference (expressed as the number of basis points) between (a) LIBOR plus the Spread on the date LIBOR was last applicable to the Loan and (b) the Prime Rate on the date that LIBOR was last applicable to the Loan; provided, however, in no event shall such difference be a negative number.

“Properties” shall mean, collectively, each and every Individual Property which is subject to the terms of this Agreement, to the extent the same is encumbered by a Mortgage and has not been released therefrom pursuant to the terms hereof.

“Prospective Change” shall have the meaning set forth in Section 2.2.3(e) hereof.

“Provided Information” shall mean any and all financial and other information provided at any time that is/was prepared by, or on behalf of, Borrower, Guarantor and/or Manager, but excluding any Third Party Reports prepared on behalf of Borrower (other than information provided by or on behalf of Borrower to the preparer of the applicable Third Party Report and pertaining to matters contained in any such Third Party Report).

“PSA” shall mean that certain Agreement for Sale of Membership Interests between KBS Acquisition Sub-Owner 2, LLC, as seller, and BBD1 Holdings LLC, as buyer, as the same may be amended from time to time.

“Qualified Appraisal” shall mean an appraisal of the Properties (or an Individual Property) on an “as is” basis prepared by an appraiser acceptable to Lender which appraisal must (a) satisfy the requirements of Title XI of the Federal Institution Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder, (b) be ordered by Lender and (c) be otherwise in form and substance reasonably satisfactory to Lender and in compliance with any then applicable REMIC Trust requirements.

“Qualified Manager” shall mean any of (a) Existing Manager; (b) any of Cushman & Wakefield, Inc., CBRE, Jones Lang LaSalle and Cassidy Turley provided, that at the time of such Person’s appointment as Manager, there has been no material adverse change in such Person, as reasonably determined by Lender, from that which existed on the Closing Date, or (c) in the reasonable judgment of Lender, a reputable and experienced management organization (which may be an Affiliate of Borrower) possessing experience in managing properties similar in size, scope, use and value as the Properties, provided, that, if required by Lender, Borrower shall have obtained (i) with respect to clause (c), a Rating Agency Confirmation from the Approved Rating Agencies with respect to such Manager and its management of the Properties and (ii) if such entity under clause (c) is an Affiliate of Borrower, Lender may require an Additional Insolvency Opinion in form acceptable to Lender and each Approved Rating Agency.

“Qualified Transferee” shall mean a Person that (a) owns or operates, or is Controlled by a Person or Persons that collectively own or operate, at least 25 retail and office properties in similar markets totaling at least 1,000,000 square feet of gross leasable area, in each case exclusive of the Properties, (b) has not less than ten (10) years of experience owning and operating properties similar in size, scope, use and value as the Properties, (c) has not been the subject of a Bankruptcy Action and (d) immediately prior to the Transfer in question has, or is directly or indirectly Controlled by a Person or Persons that collectively have, total assets (in name or under management) with a gross value of $600,000,000 or more, and capital/statutory surplus or shareholder’s equity of $250,000,000 or more (except with respect to a pension advisory firm, investment fund, or similar fiduciary in which event there shall be no minimum capital/statutory surplus or shareholder’s equity requirement).

“Rating Agencies” shall mean each of S&P, Moody’s, Fitch, Morningstar, DBRS, Kroll or any other nationally recognized statistical rating agency, which has assigned a rating to the Securities.

“Rating Agency Confirmation” shall mean, collectively, a written affirmation from each of the relevant Approved Rating Agencies (that then maintain a credit rating for the Securities immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought) that the credit ratings of such Approved Rating Agency for the Securities will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Approved Rating Agency’s sole and absolute discretion. In the event that, at any given time, (a) no Securitization of the Loan has occurred which is rated by one or more Approved Rating Agencies, or (b) no Approved Rating Agency has elected to consider whether to grant or withhold such an affirmation and Lender does not otherwise have an approval right with respect to such event, then the term Rating Agency Confirmation shall be deemed instead to require the written reasonable approval of Lender based on its good faith determination of whether the Approved Rating Agencies would issue a Rating Agency Confirmation, provided that the foregoing shall be inapplicable in any case in which Lender has an independent approval right in respect of the matter at issue pursuant to the terms of this Agreement.

“Register” shall have the meaning set forth in Section 10.25(a) hereof.

“Related Entities” shall have the meaning set forth in Section 5.2.10(e) hereof.

“Release” of any Hazardous Substance shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances, in each case other than in compliance with Environmental Laws or permits issued thereunder.

“Release Amount” shall mean for an Individual Property the amount set forth on Schedule IV hereto, as the same may be reduced pursuant to Section 2.4.2.

“Release Notice” shall have the meaning set forth in Section 2.5.2 hereof.

“Remediation” shall mean any applicable response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance, any actions to prevent, cure or mitigate any Release of any Hazardous Substance, or any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis or evaluation relating to any Hazardous Substances, in each case to the extent each of the foregoing is required by Environmental Law.

“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note or a portion thereof.

“Rents” shall mean, with respect to each Individual Property, all rents (including additional rents (whether paid directly by a Tenant or pursuant to a reimbursement by a Tenant) and percentage rents), rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, all other amounts payable as rent under any Lease or other agreement relating to such Individual Property, including, without limitation, charges for electricity, oil, gas, water, steam, heat, ventilation, air-conditioning and any other energy, telecommunication, telephone, utility or similar items or time use charges, HVAC equipment charges, sprinkler charges, escalation charges, license fees, maintenance fees, charges for Taxes, operating expenses, capital expenses or other reimbursables payable to Borrower (or to the Manager for the account of Borrower) under any Lease, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to such Individual Property.

“Replacement Interest Rate Cap Agreement” shall mean, collectively, one or more interest rate protection agreements, reasonably acceptable to Lender, from an Acceptable Counterparty with terms substantially identical to the Interest Rate Cap Agreement except that the same shall be effective as of the date required in Section 2.2.7(c); provided that to the extent any such interest rate protection agreements do not meet the foregoing requirements, a “Replacement Interest Rate Cap Agreement” shall be such interest rate protection agreements approved in writing by the Approved Rating Agencies with respect thereto (or, if no Securities have been issued, Lender).

“Replacement Management Agreement” shall mean, collectively, (a) either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, or (ii) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Lender in form and substance, provided, with respect to this subclause (ii), Lender, at its option, may require that Borrower shall have obtained a Rating Agency Confirmation from the Approved Rating Agencies with respect to such Manager and its management of the Properties if such Qualified Manager is not one of the Persons listed in clause (b) of the definition of “Qualified Manager” and (b) an assignment of management agreement and subordination of management fees substantially in the form then used by Lender (or of such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Manager at Borrower’s expense.

“Replacement Reserve Account” shall have the meaning set forth in Section 7.3.1 hereof.

“Replacement Reserve Fund” shall have the meaning set forth in Section 7.3.1 hereof.

“Replacement Reserve Monthly Deposit” shall have the meaning set forth in Section 7.3.1 hereof.

“Replacements” shall have the meaning set forth in Section 7.3.1 hereof.

“Required Repair Account” shall have the meaning set forth in Section 7.1.1 hereof.

“Required Repair Fund” shall have the meaning set forth in Section 7.1.1 hereof.

“Required Repairs” shall have the meaning set forth in Section 7.1.1 hereof.

“Reserve Funds” shall mean, collectively, the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Required Repair Fund, the Rollover Reserve Fund, the Ground Lease Reserve Fund, the Excess Cash Flow Reserve Fund and any other escrow fund established by the Loan Documents.

“Restoration” shall mean the repair and restoration of an Individual Property after a Casualty or Condemnation as nearly as possible to the condition the Individual Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be required by the terms of the Master Lease or as otherwise reasonably approved by Lender.

“Restricted Party” shall mean, collectively, (a) Borrower, any Guarantor, and any Affiliated Manager and (b) any shareholder, partner, member, non-member manager, any direct or indirect legal or beneficial owner of, Borrower, any Guarantor, any Affiliated Manager or any non-member manager but, with respect to clause (b), excluding Passive Owners that are not Affiliates of Borrower, Guarantor or any Affiliated Manager.

“Rollover Reserve Account” shall have the meaning set forth in Section 7.4.1 hereof.

“Rollover Reserve Fund” shall have the meaning set forth in Section 7.4.1 hereof.

“Rollover Reserve Monthly Deposit” shall have the meaning set forth in Section 7.4.1 hereof.

“Rollover Sweep Event” shall mean the long-term unsecured debt credit rating of Bank of America, N.A., is BBB- or lower by S&P or Fitch or Baa3 or lower by Moody’s.

“S&P” shall mean Standard & Poor’s Ratings Services.

“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance, pledge, grant of option or other transfer or disposal of a legal or beneficial interest, whether direct or indirect.

“Section 2.7 Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Securities” shall have the meaning set forth in Section 9.1 hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securitization” shall have the meaning set forth in Section 9.1 hereof.

“Servicer” shall have the meaning set forth in Section 9.5 hereof.

“Servicing Agreement” shall have the meaning set forth in Section 9.5 hereof.

“Severed Loan Documents” shall have the meaning set forth in Section 8.2(c) hereof.

“Special Purpose Entity” shall mean a corporation, limited partnership or limited liability company that, since the date of its formation and at all times on and after the date thereof, has complied with and shall at all times comply with the following requirements unless it has received prior consent to do otherwise from Lender, and, while the Loan is securitized, a Rating Agency Confirmation from each of the Approved Rating Agencies, and an Additional Insolvency Opinion, in each case:

(i)          is and shall be organized solely for the purpose of acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the related Individual Property, entering into and performing its obligations under the Loan Documents with Lender, refinancing the related Individual Property in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;

(ii)         has not engaged and shall not engage in any business unrelated to the acquisition, development, ownership, holding, selling, leasing, transferring, exchanging, management or operation of the related Individual Property,

(iii)        has not owned and shall not own any real property other than the Properties and any fee simple interest in a Ground Lease Property that is acquired after the Closing Date in accordance with the provisions of Section 5.2.8(d) of this Agreement;

(iv)         does not have, shall not have and at no time had any assets other than the related Individual Property and personal property necessary or incidental to its ownership and operation of such Individual Property;

(v)          has not engaged in, sought, consented or permitted to and shall not engage in, seek, consent to or permit (A) any dissolution, winding up, liquidation, consolidation or merger, or (B) any sale or other transfer of all or substantially all of its assets or any sale of assets outside the ordinary course of its business, except as permitted by the Loan Documents;

(vi)         shall not cause, consent to or permit any amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation, operating agreement or other formation document or organizational document (as applicable) with respect to the matters set forth in this definition;

(vii)        if such entity is a limited partnership, has and shall have at least one general partner and has and shall have, as its only general partners, Special Purpose Entities each of which (A) is a corporation or single-member Delaware limited liability company, (B) has two (2) Independent Directors, and (C) holds a direct interest as general partner in the limited partnership of not less than 0.5%;

(viii)      if such entity is a corporation, has and shall have at least two (2) Independent Directors, and shall not cause or permit the board of directors of such entity to take any Bankruptcy Action either with respect to itself;

(ix)         if such entity is a limited liability company (other than a limited liability company meeting all of the requirements applicable to a single-member limited liability company set forth in this definition of “Special Purpose Entity”), has and shall have at least one (1) member that is a Special Purpose Entity, that is a corporation or a single-member limited liability company, that has at least two (2) Independent Directors and that directly owns at least one-half-of-one percent (0.5%) of the equity of the limited liability company;

(x)          if such entity is a single-member limited liability company, (A) is and shall be a Delaware limited liability company, (B) has and shall have at least two (2) Independent Directors serving as managers of such company, (C) shall not take any action requiring the unanimous affirmative vote of the managing member and the Independent Directors pursuant to its limited liability agreement or operating agreement and shall not cause or permit the members or managers of such entity to take any action requiring the unanimous affirmative vote of the managing member and the Independent Directors unless two (2) Independent Directors then serving as managers of the company shall have participated and consented in writing to such action, and (D) has and shall have either (1) a member which owns no economic interest in the company, has signed the company’s limited liability company agreement and has no obligation to make capital contributions to the company, or (2) two natural persons or one entity that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately prior to the withdrawal or dissolution of the last remaining member of the company;

(xi)         has not and shall not (and, if such entity is (a) a limited liability company, has and shall have a limited liability agreement or an operating agreement, as applicable, (b) a limited partnership, has a limited partnership agreement, or (c) a corporation, has a certificate of incorporation or articles that, in each case, provide that such entity shall not) (1) dissolve, merge, liquidate, consolidate; (2) sell all or substantially all of its assets; (3) amend its organizational documents with respect to the matters set forth in this definition without the consent of Lender; or (4) without the affirmative vote of two (2) Independent Directors of itself or the consent of a principal that is a member or general partner in it, take any Bankruptcy Action;

(xii)        has at all times been and intends to remain solvent and has paid and shall pay its debts and liabilities (including, a fairly-allocated portion of any personnel and overhead expenses that it shares with any Affiliate) from its assets as the same shall become due, and has maintained and shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, but the foregoing shall not obligate its direct or indirect owners to contribute additional equity capital or lend additional amounts to it;

(xiii)      has not failed and shall not fail to correct any known misunderstanding regarding the separate identity of such entity and has not identified and shall not identify itself as a division of any other Person;

(xiv)        has maintained and shall maintain its bank accounts, books of account, books and records separate from those of any other Person and, to the extent that it is required to file tax returns under applicable law, has filed and shall file its own tax returns, except to the extent that it is required by law to file consolidated tax returns and, if it is a corporation, has not filed and shall not file a consolidated federal income tax return with any other corporation, except to the extent that it is required by law to file consolidated tax returns;

(xv)         has maintained and shall maintain its own records, books, resolutions and agreements;

(xvi)        has not commingled and shall not commingle its funds or assets with those of any other Person and has not participated and shall not participate in any cash management system with any other Person;

(xvii)      has held and shall hold its assets in its own name;

(xviii)     has conducted and shall conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of itself or of Borrower, except for business conducted on behalf of itself by another Person under a business management services agreement that is on commercially-reasonable terms, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Borrower;

(xix)        (A) has maintained and shall maintain its financial statements, accounting records and other entity documents separate from those of any other Person; (B) has shown and shall show, in its financial statements, its asset and liabilities separate and apart from those of any other Person; and (C) has not permitted and shall not permit its assets to be listed as assets on the financial statement of any of its Affiliates except as required by the Approved Accounting Method; provided, however, that any such consolidated financial statement contains a note indicating that the Special Purpose Entity’s separate assets and credit are not available to pay the debts of such Affiliate and that the Special Purpose Entity’s liabilities do not constitute obligations of the consolidated entity;

(xx)         has paid and shall pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and shall maintain a sufficient number of employees in light of its contemplated business operations, but the foregoing shall not obligate its direct or indirect owners to contribute additional equity capital or lend additional amounts to it;

(xxi)        has observed and shall observe all partnership, corporate or limited liability company formalities, as applicable;

(xxii)      intentionally omitted.

(xxiii)     shall have no Indebtedness other than (i) the Loan, (ii) liabilities incurred in the ordinary course of business relating to the ownership and operation of the related Individual Property and the routine administration of Borrower, in amounts not to exceed 2% of the amount of the Loan which liabilities are not more than sixty (60) days past the date incurred, are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances, and (iii) such other liabilities that are permitted pursuant to this Agreement;

(xxiv)      has not assumed, guaranteed or become obligated and shall not assume or guarantee or become obligated for the debts of any other Person, has not held out and shall not hold out its credit as being available to satisfy the obligations of any other Person or has not pledged and shall not pledge its assets to secure the obligations of any other Person;

(xxv)        has not acquired and shall not acquire obligations or securities of its partners, members or shareholders or any other owner or Affiliate;

(xxvi)      has allocated and shall allocate fairly and reasonably any overhead expenses that are shared with any of its Affiliates, constituents, or owners, or any guarantors of any of their respective obligations, or any Affiliate of any of the foregoing, including, but not limited to, paying for shared office space and for services performed by any employee of an Affiliate;

(xxvii)     has maintained and used and shall maintain and use separate stationery, invoices and checks bearing its name and not bearing the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity’s agent;

(xxviii)    has not pledged and shall not pledge its assets to secure the obligations of any other Person;

(xxix)      has held itself out and identified itself and shall hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division or part of any other Person,

(xxx)        has maintained and shall maintain its assets in such a manner that it shall not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxxi)      has not made and shall not make loans to any Person and has not held and shall not hold evidence of indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(xxxii)     has not identified and shall not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself and shall not identify itself as a division of any other Person;

(xxxiii)    other than capital contributions and distributions permitted under the terms of its organizational documents, has not entered into or been a party to, and shall not enter into or be a party to, any transaction with any of its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are commercially reasonable terms comparable to those of an arm’s-length transaction with an unrelated third party;

(xxxiv)     has not had and shall not have any obligation to, and has not indemnified and shall not indemnify its partners, officers, directors or members, as the case may be, in each case unless such an obligation or indemnification is fully subordinated to the Debt and shall not constitute a claim against it in the event that its cash flow is insufficient to pay the Debt;

(xxxv)      if such entity is a corporation, has considered and shall consider the interests of its creditors in connection with all corporate actions;

(xxxvi)     has not had and shall not have any of its obligations guaranteed by any Affiliate except as provided by the Loan Documents with respect to the Guaranty and Environment Indemnity;

(xxxvii)    has not formed, acquired or held and shall not form, acquire or hold any subsidiary;

(xxxviii)    has complied and shall comply with all of the “Special Purpose Provisions” (as defined in the Limited Liability Company Agreement of Borrower dated as of the Closing Date) contained in its organizational documents and has materially complied with all other terms and provisions of its organizational documents;

(xxxix)     has conducted and shall conduct its business so that each of the assumptions made about it and each of the facts stated about it in the Insolvency Opinion or, if applicable, any Additional Insolvency Opinion are true;

(xl)         has not permitted and shall not permit any Affiliate or constituent party independent access to its bank accounts (other than an Affiliated Manager in its capacity as agent of Borrower in connection with its management of an Individual Property);

(xli)        is, has always been and shall continue to be duly formed, validly existing, and in good standing in the state of its incorporation or formation and in all other jurisdictions where it is qualified to do business;

(xlii)      subject to Borrower’s right to contest pursuant to Section 5.1.2, has paid all taxes which it owes and is not as of the Closing Date involved in any dispute with any taxing authority;

(xliii)     is not now, nor has ever been, party to any lawsuit, arbitration, summons, or legal proceeding that resulted in a judgment against it that has not been paid in full;

(xliv)      has no judgments or Liens of any nature against it except for tax liens not yet due and the Permitted Encumbrances;

(xlv)        to the extent it has provided Lender with financial statements, such financial statements are complete and reflect a fair and accurate view of the entity’s financial condition; and

(xlvi)      has no material contingent or actual obligations not related to the related Individual Property other than the Permitted Encumbrances.

“Split Loan” shall have the meaning set forth in Section 9.1.3 hereof.

“Splitting Documentation” shall have the meaning set forth in Section 9.1.3 hereof.

“Spread” shall mean (a) through and including the Initial Maturity Date, shall mean, (i) with respect to Note A, 3.2210% and (ii) with respect to Note B, 7.350% and (b) commencing on the first day of the first Extension Option through and including the Extended Maturity Date, shall mean, (i) with respect to Note A, 3.4710% and (ii) with respect to Note B, 7.60%.

“Spread Maintenance End Date” shall mean the Payment Date in June, 2014.

“Spread Maintenance Payment” shall mean, with respect to any repayment of the outstanding principal amount of the Loan prior to the Spread Maintenance End Date (other than a repayment expressly excusing Borrower from payment of any Spread Maintenance Payment), a payment to Lender in an amount equal to the sum of the present values of each future installment of interest that would be payable under the Loan on the outstanding principal amount of the Loan being prepaid from the date of such prepayment through and including the Spread Maintenance End Date, assuming an interest rate equal to the difference between (a) the Floating Interest Rate in effect as of the date of such prepayment (taking into account the effect of any floors on such Floating Interest Rate) and (b) LIBOR in effect as of the date of such prepayment (without taking into account the effect of any floors on the Floating Interest Rate), such future installments of interest to be discounted at an interest rate per annum equal to the Treasury Constant Maturity Yield Index published during the second full week preceding the date on which such premium is payable for instruments having a maturity coterminous with the Spread Maintenance End Date.

“State” shall mean, with respect to an Individual Property, the State or Commonwealth in which such Individual Property or any part thereof is located.

“Strike Price” shall mean two and twenty-five one hundredths of one percent (2.25%).

“Subordinate Financing” shall have the meaning set forth in Section 9.1.1(c) hereof.

“Survey” shall mean a survey of the Individual Property in question prepared by a surveyor licensed in the State and accepted by Lender as satisfactory on the Closing date.

“Tax and Insurance Escrow Fund” shall have the meaning set forth in Section 7.2 hereof.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Individual Property or part thereof.

“Tenant” means the lessee of all or a portion of any Individual Property under a Lease.

“Tenant Direction Letter” shall have the meaning set forth in the Cash Management Agreement.

“Third Party Reports” means any Environmental Reports, appraisals, zoning reports, property condition reports, seismic studies, engineering reports or other similar third party reports relating to the Properties that are delivered to Lender from sources other than Borrower or Affiliates of Borrower in accordance with Section 3.1.

“Threshold Amount” shall have the meaning set forth in Section 5.1.21 hereof.

“Title Insurance Policy” shall mean, with respect to each Individual Property, the mortgagee title insurance policy issued with respect to such Individual Property and insuring the lien of the Mortgage encumbering such Individual Property.

“Transfer” shall have the meaning set forth in Section 5.2.10(b) hereof.

“Transferee” shall have the meaning set forth in Section 5.2.10(e)(v) hereof.

“Transferee’s Principals” shall mean collectively, (a) Transferee’s managing members, general partners or principal shareholders and (b) such other members, partners or shareholders which directly or indirectly own a fifty-one percent (51%) or greater economic and voting interest in Transferee.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the applicable State in which the Individual Property is located.

“U.S. Obligations” shall mean non-redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (b) to the extent acceptable to the Approved Rating Agencies, other “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.7(e).

Section 1.2           Principles of Construction.  All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE II – GENERAL TERMS

Section 2.1           Loan Commitment; Disbursement to Borrower.

2.1.1           Agreement to Lend and Borrow.  Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

2.1.2           Single Disbursement to Borrower.  Borrower may request and receive only one (1) borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

2.1.3           The Note, Mortgage and Loan Documents.  The Loan shall be evidenced by the Note and secured by the Mortgage, the Assignment of Leases and the other Loan Documents.

2.1.4           Use of Proceeds.  Borrower shall use the proceeds of the Loan to (a) acquire the Properties or repay and discharge any existing loans relating to the Properties, (b) pay all past-due Basic Carrying Costs, if any, with respect to the Properties, (c) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (d) pay costs and expenses incurred in connection with the closing of the Loan, (e) fund any working capital requirements of the Properties and (f) distribute the balance, if any, to Borrower.

Section 2.2           Interest Rate.

2.2.1           Interest Rate.   Subject to the provisions of this Section 2.2, interest on the outstanding principal balance of the Loan shall accrue from (and include) the Closing Date through the end of the last Interest Period at the Floating Interest Rate. Borrower shall pay to Lender on each Payment Date the interest accrued (or to be accrued) on the Loan for the related Interest Period.

2.2.2           Interest Calculation.  Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year by (c) the outstanding principal balance.

2.2.3           Determination of Interest Rate.   (a)  Subject to the terms and conditions of this Section 2.2.3, the Loan shall bear interest at the Floating Interest Rate. The Floating Interest Rate applicable to an Interest Period shall be determined by Lender as set forth herein; provided, however, that LIBOR for the Interest Period commencing on the Closing Date through and including December 14, 2012 shall be 0.213%.

(b)          In the event that Lender shall have reasonably determined that by reason of circumstances affecting the interbank Eurodollar market LIBOR cannot be determined as provided in the definition of LIBOR as set forth herein, then Lender shall forthwith give notice thereof by telephone of such fact, confirmed in writing together with a reasonably-detailed description of the circumstances relating to such determination, to Borrower, one (1) Business Day prior to the Determination Date. If such notice is given, the Loan shall be converted, from and after the first day of the next succeeding Interest Period, to a Prime Rate Loan bearing interest based on the Prime Rate in effect on the related Determination Date.

(c)          If, pursuant to the terms of Section 2.2.3(b) above, the Loan has been converted to a Prime Rate Loan but thereafter LIBOR can again be determined as provided in the definition of LIBOR as set forth herein, Lender shall give notice thereof to Borrower and Lender shall convert the Prime Rate Loan back to a Floating Interest Rate Loan by delivering to Borrower notice of such conversion no later than 11:00 a.m. (New York City Time), one (1) Business Day prior to the next succeeding Determination Date. Whether or not such notice is given, the Loan shall be converted, from and after the first day of the next succeeding Interest Period, to a Floating Interest Rate Loan bearing interest based on LIBOR in effect on the related Determination Date. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to elect to convert a Floating Interest Rate Loan to a Prime Rate Loan.

(d)          Intentionally Omitted.

(e)          If any requirement of law or any change therein or in the interpretation or application thereof that first arises after the Closing Date (a “Prospective Change”) shall hereafter make it unlawful for Lender to make or maintain a Floating Interest Rate Loan as contemplated hereunder, (i) the obligation of Lender hereunder to make a Floating Interest Rate Loan or to convert a Prime Rate Loan to a Floating Interest Rate Loan shall be canceled forthwith and (ii) Lender shall, as soon as reasonably practicable following actual knowledge of such Prospective Change, give Borrower written notice describing the Prospective Change and informing it of the Prime Rate then in effect. In the event the condition necessitating the cancellation of Lender’s obligation to make a Floating Interest Rate Loan hereunder shall cease, the Loan shall resume its characteristics as a Floating Interest Rate Loan in accordance with the terms hereof from and after the first day of the Interest Period next following such cessation. Borrower hereby agrees promptly to pay Lender, within five (5) Business Days following written demand, any additional amounts reasonably necessary to compensate Lender for any out-of-pocket costs reasonably incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the Floating Interest Rate Loan hereunder. Lender’s notice of such costs, as certified to Borrower, shall be Conclusive.

(f)          In the event that any Prospective Change or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:

(i)          shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of LIBOR hereunder (other than as a result of an increase in taxes);

(ii)         shall hereafter have the effect of reducing the rate of return on Lender’s capital (other than as a result of an increase in taxes) as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by any amount deemed by Lender to be material;

(iii)        shall hereafter subject Lender to any Section 2.7 Taxes (other than (A) Indemnified Taxes, (B) Section 2.7 Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iv)         shall hereafter impose on Lender any other condition;

and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder, then, in any such case, Lender shall deliver a written notice as soon as reasonably practicable following actual knowledge of such Prospective Change or other request or directive (which shall include a reasonably detailed description of the Prospective Change) and Borrower shall promptly pay Lender, within five (5) Business Days following written demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as determined by Lender in its reasonable discretion; provided, however, that Borrower shall not be required under this Section 2.2.3 to pay Lender additional amounts for additional costs or reduced amounts receivable (A) that are excluded from payment pursuant to the provisions of Section 2.2.3(g) or Section 2.2.3(h) or (B) that result from Lender’s failure to comply with its mitigation obligations under Section 2.2.4. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be Conclusive. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents.

(g)          Lender shall not be entitled to claim compensation pursuant to this Section 2.2.3 for any increased cost or reduction in amounts received or receivable under this Agreement, or any reduced rate of return, which was incurred or which accrued more than the earlier of (i) 180 days before the date Lender notified Borrower of the Prospective Change or other circumstance on which such claim on compensation is based and delivered to Borrower a written statement setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.2.3, which statement shall be Conclusive or (ii) any earlier date (but not earlier than the effective date of such change in law or circumstance) so long as Lender notified Borrower of such change in law or circumstance and delivered the written statement referenced in the immediately preceding clause (i) within 180 days after Lender received written notice of such change in law or circumstance. This Section 2.2.3(g) shall not apply to increased costs with respect to Section 2.7 Taxes.

(h)          Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender actually sustains or actually incurs as a consequence of (i) any default by Borrower in payment of the principal of or interest on a Floating Interest Rate Loan, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a Floating Interest Rate Loan hereunder, (ii) any prepayment (whether voluntary or mandatory) of the Floating Interest Rate Loan on a day that (A) is not a Payment Date or (B) is a Payment Date if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Floating Interest Rate Loan hereunder and (iii) the conversion pursuant to the terms hereof of the Floating Interest Rate Loan to the Prime Rate Loan on a date other than the Payment Date, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a Floating Interest Rate Loan hereunder (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as the “Breakage Costs”); provided, however, Borrower shall not indemnify Lender from any loss or expense arising from Lender’s willful misconduct or gross negligence. This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

2.2.4           Additional Costs.

(a)          Lender will use reasonable efforts (consistent with legal and regulatory restrictions) to maintain the availability of the Floating Interest Rate Loan and to avoid or reduce any increased or additional costs payable by Borrower under Section 2.2.3, including, if requested by Borrower, a transfer or assignment of the Loan to a branch, office or Affiliate of Lender in another jurisdiction, or a redesignation of its lending office with respect to the Loan, in order to maintain the availability of the Floating Interest Rate Loan or to avoid or reduce such increased or additional costs, provided that the transfer or assignment or redesignation (a) would not result in any additional costs, expenses or risk to Lender that are not reimbursed by Borrower and (b) would not be disadvantageous in any other respect to Lender (including the effect on any Securitization) as determined by Lender in its reasonable discretion.

(b)          If Lender requests compensation under Section 2.2.3, or if Borrower is required to pay any Indemnified Taxes or additional amounts to Lender or any Governmental Authority for the account of Lender pursuant to Section 2.7 and, in each case, Lender has declined or is unable to designate a different lending office in accordance with Section 2.2.4(a), then Borrower may, at its sole expense and effort, upon notice to Lender, require Lender to assign and delegate, without recourse, all of its interests, rights (other than its existing rights to payments pursuant to Section 2.2.3 or Section 2.7) and obligations under this Agreement and the related Loan Documents to another Lender designated by Borrower; provided that:

(i)          The assigning Lender shall have received payment of an amount equal to the outstanding principal of its ratable portion of the Loan, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);

(ii)         in the case of any such assignment resulting from a claim for compensation under Section 2.2.3 or payments required to be made pursuant to Section 2.7, such assignment will result in a reduction in such compensation or payments thereafter;

(iii)        such assignment does not conflict with applicable law; and

(iv)         if, upon such demand by Borrower, Lender elects to waive its request for additional compensation pursuant to Sections 2.2.3 or Section 2.7, the demand by Borrower for Lender to so assign all of its rights and obligations under this Agreement shall thereupon be deemed withdrawn.

2.2.5           Default Rate.   In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by law, all accrued and unpaid interest in respect of the Loan and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

2.2.6           Usury Savings.  This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder but shall not result in any prepayment premium or penalty. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

2.2.7           Interest Rate Cap Agreement.  (a) Prior to or contemporaneously with the Closing Date, Borrower shall enter into an Interest Rate Cap Agreement with a LIBOR strike price equal to the Strike Price. The Interest Rate Cap Agreement (i) shall be in a form and substance reasonably acceptable to Lender, (ii) shall at all times be with an Acceptable Counterparty, (iii) shall direct such Acceptable Counterparty to deposit directly into the Cash Management Account any amounts due Borrower under such Interest Rate Cap Agreement so long as any portion of the Debt exists, provided that the Debt shall be deemed to exist if the Properties are transferred by judicial or non-judicial foreclosure or deed-in-lieu thereof, (iv) shall be for a period equal to or longer than the initial un-extended term of the Loan and (v) shall at all times have a notional amount equal to or greater than the principal balance of the Loan and shall at all times provide for the applicable Strike Price. Borrower shall collaterally assign to Lender, pursuant to the Collateral Assignment of Interest Rate Cap Agreement (the “Assignment of Interest Rate Cap Agreement”), all of its right, title and interest to receive any and all payments under the Interest Rate Cap Agreement, and shall deliver to Lender an executed counterpart of such Interest Rate Cap Agreement (which shall, by its terms, authorize the assignment to Lender and require that payments be deposited directly into the Cash Management Account) and shall notify the Acceptable Counterparty of such assignment.

(b)          Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement. All amounts paid by the Acceptable Counterparty under the Interest Rate Cap Agreement to Borrower or Lender shall be deposited immediately into the Cash Management Account or into such account as specified by Lender. Borrower shall take all actions reasonably requested by Lender to enforce Lender’s rights under the Interest Rate Cap Agreement in the event of a default by the Acceptable Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder.

(c)          In the event the counterparty to the Interest Rate Cap Agreement or Replacement Interest Rate Cap Agreement is no longer an Acceptable Counterparty, Borrower shall replace the Interest Rate Cap Agreement with a Replacement Interest Rate Cap Agreement with an Acceptable Counterparty not later than ten (10) Business Days following receipt of written notice from Lender of such downgrade, withdrawal or qualification; provided, however, such counterparty may maintain its status as an Acceptable Counterparty to the extent a guaranty acceptable to Lender is timely posted on behalf of such counterparty in accordance with the terms of the Assignment of Interest Rate Cap Agreement.

(d)          In the event that Borrower fails to timely purchase and deliver to Lender the Interest Rate Cap Agreement or fails to maintain the Interest Rate Cap Agreement in accordance with the terms and provisions of this Agreement, Lender may, after providing the written notice to Borrower required by this Agreement or, if no such notice is required by this Agreement, written notice and ten (10) Business Days to so deliver or maintain the Interest Rate Cap Agreement in accordance with the terms and provisions of this Agreement, purchase the Interest Rate Cap Agreement and the cost actually incurred by Lender in purchasing such Interest Rate Cap Agreement shall be paid by Borrower to Lender within ten (10) Business Days after written demand with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is reimbursed by Borrower to Lender.

(e)          In connection with the Interest Rate Cap Agreement, Borrower shall obtain and deliver to Lender, within ten (10) days after the date hereof, (i) a resolution/consent, as applicable, of the Acceptable Counterparty authorizing the delivery of the Interest Rate Cap Agreement acceptable to Lender, and (ii) an opinion from counsel (which counsel may be in-house counsel for the Acceptable Counterparty) for the Acceptable Counterparty (upon which Lender and its successors and assigns may rely) which shall provide, in relevant part, that:

(A)         the Acceptable Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or formation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Agreement;

(B)         the execution and delivery of the Interest Rate Cap Agreement by the Acceptable Counterparty, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

(C)         all consents, authorizations and approvals required for the execution and delivery by the Acceptable Counterparty of the Interest Rate Cap Agreement, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and

(D)         the Interest Rate Cap Agreement, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Acceptable Counterparty and constitutes the legal, valid and binding obligation of the Acceptable Counterparty, enforceable against the Acceptable Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 2.3           Loan Payment.

2.3.1           Monthly Debt Service Payments.  (a) Borrower shall pay to Lender (i) on the Closing Date, an amount equal to interest only on the outstanding principal balance of the Loan for the Initial Interest Period, which interest shall be calculated in accordance with the provisions of Section 2.2 hereof and (ii) on each Payment Date commencing on the Payment Date occurring in January, 2013 and on each Payment Date thereafter up to and including the Maturity Date, Borrower shall make a payment to Lender equal to Debt Service for the applicable Interest Period, which payments shall be applied first to interest due for the related Interest Period at the Floating Interest Rate or Prime Rate plus the Prime Rate Spread, as applicable, for such related Interest Period and then to the principal amount of the Loan due in accordance with this Agreement (subject to Section 2.4.4), and lastly, to any other amounts due and unpaid pursuant to the Loan Documents hereto.

(b)          If Borrower delivers an Amortization Election Notice in accordance with Section 2.8(h), on each Payment Date thereafter through the Extended Maturity Date, Borrower shall make an additional principal payment in the amount of $500,000.

(c)          If a Go Dark Stage 1 Amortization Event or a Go Dark Stage 2 Amortization Event exists, on each Payment Date thereafter that such Go Dark Stage 1 Amortization Event or Go Dark Stage 2 Amortization Event continues, Borrower shall make an additional principal payment equal to the applicable Monthly Go Dark Amortization Payment. For the avoidance of doubt, upon the occurrence of a Go Dark Stage 2 Amortization Event, Borrower shall no longer be required to make any Monthly Go Dark Amortization Payment applicable to the Go Dark Stage 1 Amortization Event. Each Monthly Go Dark Amortization Payment required to be made hereunder shall be paid by Borrower to Lender and, if applicable, shall be applied to principal as a portion of the Free Prepayment Amount (without the payment of any Spread Maintenance Payment) to the extent of any remaining portion thereof. In the event any Monthly Go Dark Amortization Payment is due hereunder on or prior to the Spread Maintenance End Date, such payment by Borrower shall be accompanied by the applicable Spread Maintenance Payment unless the same is allocated to the Free Prepayment Amount.

2.3.2           Payments Generally.  The first Interest Period hereunder shall commence on and include the Closing Date and shall end on and include December 14, 2012 (“Initial Interest Period”). Thereafter during the term of the Loan, each Interest Period shall commence and end as provided in the definition of Interest Period. For purposes of making payments hereunder, but not for purposes of calculating Interest Periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day and with respect to payments of principal due on the Maturity Date, interest shall be payable at the Interest Rate or the Default Rate, as the case may be, through and including the last day of the related Interest Period. All amounts due under this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

2.3.3           Payment on Maturity Date.  Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgages and the other Loan Documents.

2.3.4           Late Payment Charge.  If any principal, interest or any other sums due under the Loan Documents (excluding the principal balance of the Loan due on the Maturity Date) are not paid by Borrower on or prior to the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the Maximum Legal Rate in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgages and the other Loan Documents to the extent permitted by applicable law.

2.3.5           Method and Place of Payment.  Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 11:00 a.m., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

Section 2.4           Prepayments.

2.4.1           Voluntary Prepayments.   (a) Except as otherwise provided in Section 2.3.1(c), this Section 2.4.1, Section 2.4.2, Section 2.5.2 and Section 2.8(h), Borrower shall not have the right to prepay the Loan in whole or in part.

(b)          From and after the Closing Date, Borrower may prepay up to the Free Prepayment Amount without the payment of any Spread Maintenance Payment or any other fee or penalty; provided, however, that the following conditions are satisfied: (i) such prepayment is made in connection with the release of an Individual Property pursuant to Section 2.5.2 below, (ii) no prepayment shall be permitted on any date during the period commencing on the first calendar day immediately following a Payment Date to, but not including, the Determination Date in such calendar month, and (iii) Borrower pays to Lender the amounts required pursuant to Section 2.4.1(d)(iv)(A) and (B) below.

(c)          On and after the Prepayment Release Date, Borrower may prepay the Loan in part at any time if such prepayment is made in connection with Borrower's election to prepay a portion of the Loan in order to effect a Cash Sweep Event Cure resulting from a Debt Yield Trigger or in order to satisfy the Ongoing Debt Yield test set forth in Section 2.5, Section 2.8 or any other Section of this Agreement; provided, however, that (i) no Event of Default then exists; (ii) Borrower gives Lender not less than ten (10) days written notice of the amount of the Loan that Borrower intends to prepay (or any shorter time frame specifically permitted in this Agreement with respect to such prepayment); and (iii) Borrower pays to Lender the amounts required to be paid pursuant to Sections 2.4.1(d)(iv)(A), (B) and (C) below in addition to the outstanding principal amount of the Loan or portion thereof to be prepaid.

(d)          On and after the Prepayment Release Date, Borrower may prepay the Loan in whole, or in part if such prepayment is made in connection with the release of an Individual Property pursuant to Section 2.5.2 below, provided that (i) no Event of Default then exists; (ii) Borrower gives Lender not less than ten (10) and not more than sixty (60) days’ prior written notice of the amount of the Loan that Borrower intends to prepay; (iii) no prepayment shall be permitted on any date during the period commencing on the first calendar day immediately following a Payment Date to, but not including, the Determination Date in such calendar month; and (iv) Borrower pays Lender, in addition to the outstanding principal amount or portion thereof of the Loan to be prepaid, (A) all interest which would have accrued on the amount of the Loan to be paid through and including the last day of the Interest Period related to the Payment Date next occurring following the date of such prepayment, or, if such prepayment occurs on a Payment Date, through and including the last day of the Interest Period related to such Payment Date; (B) all other sums due and payable under this Agreement, the Note, and the other Loan Documents, including, but not limited to the Breakage Costs and all of Lender’s costs and expenses (including reasonable attorney’s fees and disbursements) incurred by Lender in connection with such prepayment; and (C) if such prepayment is made on or prior to the Spread Maintenance End Date with respect to any portion of the Loan (or if such prepayment is in connection with a release of an Individual Property, that portion of the prepayment which, when aggregated with all prior prepayments in connection with releases of Individual Properties, is in excess of the Free Prepayment Amount), the Spread Maintenance Payment. If a notice of prepayment is given by Borrower to Lender pursuant to this Section 2.4.1(d), the amount designated for prepayment and all other sums required under this Section 2.4 shall be due and payable on the proposed prepayment date. Any prepayment notice shall be revocable provided that Borrower shall, if it revokes the notice, be responsible for the payment of the Breakage Costs and all of Lender’s costs and expenses (including reasonable attorney’s fees and disbursements) incurred by Lender in connection with such canceled prepayment.

2.4.2           Mandatory Prepayments.  On the next occurring Payment Date following the date on which Lender actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower for the Restoration of any Individual Property or otherwise remit such Net Proceeds to Borrower pursuant to Section 6.4 hereof, Borrower shall prepay or authorize Lender to apply such Net Proceeds as a prepayment of all or a portion of the outstanding principal balance of the Loan together with accrued interest and any other sums due hereunder in an amount equal to one hundred percent (100%) of such Net Proceeds. Any such application of Net Proceeds pursuant to the terms of this Agreement shall be applied to Note A and Note B as set forth in Section 2.4.4 and shall reduce the Release Amount of the Individual Property affected by such Casualty or Condemnation up to the Release Amount of such Individual Property. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, Lender may apply such Net Proceeds to the Debt (until paid in full) in any order or priority in its sole discretion and any such application to principal shall reduce the Release Amount of the affected Individual Property up to the Release Amount of such Individual Property. Other than during the continuance of an Event of Default, no Spread Maintenance Payment or prepayment premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2.

2.4.3           Prepayments After Default.  If, during the continuance of an Event of Default, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender (including, without limitation, through application of any Reserve Funds), such tender or recovery shall (a) include interest at the Default Rate on the outstanding principal amount of the Loan through the last calendar day of the Interest Period within which such tender or recovery occurs and (b) be deemed a voluntary prepayment by Borrower (and if such tender or recovery occurs prior to the Prepayment Release Date, it shall be in violation of the prohibition against prepayment set forth in Section 2.4.1 hereof) and shall in all instances include (i) an amount equal to the greater of (y) three percent (3%) of the then principal amount of the Loan (less any remaining Free Prepayment Amount) and (z) the Spread Maintenance Payment if such tender or recovery occurs prior to the Prepayment Release Date, (ii) an amount equal to the Spread Maintenance Payment if such tender or recovery occurs on or after the Prepayment Release Date and on or before the Spread Maintenance End Date and (iii) all interest which would have accrued on the amount of the Loan to be paid through and including the Payment Date next occurring following the date of such prepayment.

2.4.4        Application of Prepayments to Notes.

Any prepayment of the principal of the Loan, in whole or in part, voluntary or involuntary, shall be applied, provided no Event of Default has occurred and is continuing, pro rata to the reduction of the outstanding principal balance of Note A and Note B. Subsequent to any Event of Default, any payment of principal from whatever source may be applied by Lender between the Note A and Note B in Lender’s sole discretion.

Section 2.5        Release of Property.  Except as set forth in this Section 2.5, no repayment or prepayment of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of any Lien of any Mortgage on any Individual Property.

2.5.1        Release of all Properties Upon Payment in Full.  (a)  If Borrower has elected to prepay the entire Loan and the requirements of Section 2.4 and this Section 2.5 have been satisfied, all of the Properties shall be released from the Liens of their respective Mortgages.

(b)        In connection with the foregoing release of the Mortgages, Borrower shall submit to Lender, not less than twenty (20) days prior to the date on which Borrower intends to prepay the Loan in full, a release of Lien (and related Loan Documents) for each Individual Property for execution by Lender or, at Borrower's option, an assignment of the Mortgage(s) relating to one or more Individual Properties. Such release or assignment, as applicable, shall be in a form appropriate in each jurisdiction in which an Individual Property is located and that would be satisfactory to a prudent lender and contains standard provisions, if any, protecting the rights of the releasing or assigning lender and shall be without recourse to, or representation or warranty by, the assigning or releasing lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release or assignment, together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such releases or assignments in accordance with the terms of this Agreement.

2.5.2        Release of an Individual Property.  If Borrower has elected to prepay a portion of the Loan and the requirements of Section 2.4 and this Section 2.5.2 have been satisfied, and provided that no Event of Default has occurred and is continuing at the time of the release, upon twenty (20) days’ prior written notice to Lender (the “Release Notice”) (it being agreed that Borrower may, from time to time, postpone the actual date of release of the Individual Property pursuant to this Section upon written notice to Lender of such postponement (a “Postponement”) without the requirement of delivering a new Release Notice with respect to the release of such Individual Property), Borrower may obtain the release of an Individual Property from the Lien of the Mortgage thereon (and related Loan Documents) or, at Borrower’s option, an assignment of the Mortgage relating to such Individual Property (each, “Mortgage Release Documentation”) and the release of Borrower’s obligations under the Loan Documents with respect to such Individual Property (other than those expressly stated to survive), upon the satisfaction of each of the following conditions:

(a)        Borrower shall prepay the Loan in an amount equal to the Adjusted Release Amount for the applicable Individual Property, such prepayment shall be deemed a voluntary prepayment for all purposes hereunder and the requirements of Section 2.4.1 shall apply, and if any Postponement occurs, Borrower shall pay to Lender all Breakage Costs incurred and all of Lender’s costs and expenses (including reasonable attorney’s fees and disbursements) incurred by Lender in connection with such Postponement;

(b)        Subsequent to such release, Borrower shall continue to be a Special Purpose Entity pursuant to, and in accordance with, Section 4.1.30 hereof;

(c)        Borrower shall deliver to Lender and the Approved Rating Agencies an Additional Insolvency Opinion or an update of the Insolvency Opinion indicating that the release does not affect the opinions set forth therein;

(d)        If required by any Approved Rating Agency, Borrower shall deliver (or cause to be delivered) to Lender and each Approved Rating Agency, an opinion of counsel that such release would not cause a “significant modification” of the Loan, as such term is defined in Treasury Regulations Section 1.860G-2(b);

(e)        Borrower shall submit to Lender, not less than ten (10) days prior to the date on which the prepayment will be made, Mortgage Release Documentation for execution by Lender that complies with the applicable requirements of Section 2.5.1(b). In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, (ii) will effect such release in accordance with the terms of this Agreement, and (iii) will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released);

(f)        Borrower shall deliver to Lender together with its delivery of the Release Notice, an Ongoing Debt Yield Calculation Notice. Lender shall approve or reject in writing the Borrower’s calculation of Ongoing Debt Yield and Borrower’s calculation of the principal prepayment of the Loan, if any, necessary to satisfy the Ongoing Debt Yield test set forth in clause (g) below, which are set forth in the Ongoing Debt Yield Calculation Notice within fifteen (15) days of Lender’s receipt of such notice or Lender shall be deemed to have approved such calculation set forth therein. If Lender rejects Borrower’s calculations set forth in such Ongoing Debt Yield Calculation Notice, Lender’s calculation of Ongoing Debt Yield and the principal prepayment of the Loan, if any, necessary to satisfy the Ongoing Debt Yield test set forth in clause (g) below, shall be Conclusive;

(g)        After giving effect to such release (including the amount prepaid in subsection (a) above and any principal amount that the Borrower may prepay pursuant to Section 2.4.1(c)), the Ongoing Debt Yield for the trailing twelve (12) month period for the Properties then remaining subject to the Liens of the Mortgages shall be equal to or greater than the greater of (i) the Closing Debt Yield, and (ii) the Ongoing Debt Yield for all of the then remaining Properties for the twelve (12) month period immediately preceding the release of the Individual Property;

(h)        The Individual Property to be released shall be conveyed in an arm’s length transfer to a Person other than Borrower or any of its Affiliates;

(i)        The Adjusted Release Amount paid to Lender in connection with any such release shall be applied (i) first, to reduce the Release Amount of the Individual Property being released to zero and (ii) second, to the Debt in any order or priority as determined in Lender’s sole discretion immediately following such release;

(j)        Borrower shall reimburse Lender and Servicer for any reasonable out-of-pocket costs and expenses of Lender and Servicer arising from such release (including reasonable out-of-pocket attorneys’ fees and expenses) and Borrower shall have paid (or caused the transferee of the released Individual Property to have paid), in connection with such release (and without duplication), (i) all recording charges, filing fees, taxes or other expenses payable in connection therewith, and (ii) all reasonable out-of-pocket costs and expenses of the Approved Rating Agencies incurred with respect to such release, and (iii) to any Servicer, the current fee, not to exceed $15,000 for each request for release of one or more Individual Properties, being assessed by such Servicer to effect such release;

(k)        (i) Borrower shall have complied with all of the provisions of the Master Lease with respect to the to be released Individual Property, including, without limitation, the delivery of any notices and the execution of any documents as may be required thereunder, and Borrower shall have delivered evidence acceptable to Lender of such compliance with the requirements of the Master Lease and (ii) the transfer of such Individual Property to the applicable third party will not result in the Master Tenant having the right to terminate the Master Lease or obtain a reduction in the term of the Master Lease for the remaining Properties;

(l)        With respect to the release of a Ground Lease Property, Borrower shall have no further liabilities or obligations under the related Ground Lease on a going-forward basis from and after the date of the release (other than pre-existing indemnification and similar obligations relating to events prior to the release that may survive such release pursuant to the terms of the related Ground Lease); and

(m)        Notwithstanding anything to the contrary contained herein or in any other Loan Document, if the Loan is included in a REMIC Trust and the Loan-to-Value Ratio would exceed 125% immediately after the release of the applicable Individual Property (and after taking into account any principal paydown of the Loan required or permitted in connection with such release), no release will be permitted unless the principal balance of the Loan is prepaid by an amount not less than the greater of (i) the Adjusted Release Amount or (ii) the least of one (1) of the following amounts: (A) only if the released Individual Property is sold, the net proceeds of an arm’s length sale of the released Individual Property to an unrelated Person, (B) the fair market value of the released Individual Property at the time of the release, or (C) an amount such that the Loan-to-Value Ratio after the release of the applicable Individual Property (and after taking into account any principal paydown of the Loan required or permitted in connection with such release) is not greater than the Loan-to-Value Ratio of the Properties immediately prior to such release, unless Lender receives an opinion of counsel that, if the release does not satisfy any of the tests in clause (ii) above, the Securitization will not fail to maintain its status as a REMIC Trust as a result of the release of the applicable Individual Property. For the avoidance of doubt, the Loan-to-Value Ratio shall not be required to be determined using an independent, third party appraisal, but may be determined under any commercially reasonable method, including a broker's opinion of value or a capitalization of net operating income using a reasonable discount rate, provided that the Lender has no reason to believe that the value as so determined is incorrect. Any such prepayment shall be deemed a voluntary prepayment and shall be subject to Section 2.4.1 hereof (other than the requirements to prepay the Debt in full and provide advance written notice to Lender).

Section 2.6        Lockbox Account/Cash Management.

2.6.1        Lockbox Account.  (a)  During the term of the Loan, Borrower shall establish and maintain an account (the “Lockbox Account”) with Lockbox Bank in trust for the benefit of Lender, which Lockbox Account shall be under the sole dominion and control of Lender. The Lockbox Account shall be entitled “GPT GIG BOA Portfolio Owner LLC as Borrower and JPMorgan Chase Bank, National Association, as Lender, pursuant to Loan Agreement dated as of December 6, 2012 – Lockbox Account”. Borrower hereby grants to Lender a first-priority security interest in the Lockbox Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Lockbox Account, including, without limitation, authorizing the filing of UCC-1 Financing Statements and continuations thereof. Lender and Servicer shall have the sole right to make withdrawals from the Lockbox Account and all costs and expenses for establishing and maintaining the Lockbox Account shall be paid by Borrower. All monies now or hereafter deposited into the Lockbox Account shall be deemed additional security for the Debt. The Lockbox Agreement and Lockbox Account shall remain in effect until the Loan has been repaid in full.

(b)        Borrower shall, or shall cause Manager to, on or prior to the Closing Date, deliver Tenant Direction Letters to all Tenants under Major Leases to deliver all Rents payable thereunder directly to the Lockbox Account. Borrower shall, and shall cause Manager to, deposit all amounts received by Borrower or Manager constituting Rents into the Lockbox Account within one (1) Business Day after receipt thereof.

(c)        Borrower shall obtain from Lockbox Bank its agreement to transfer to the Cash Management Account in immediately available funds by federal wire transfer all amounts on deposit in the Lockbox Account once every Business Day throughout the term of the Loan.

(d)        Upon the occurrence and during the continuance of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in the Lockbox Account to the payment of the Debt in any order in its sole discretion.

(e)        The Lockbox Account shall not be commingled with other monies held by Borrower, Manager or Lockbox Bank.

(f)        Borrower shall not further pledge, assign or grant any security interest in the Lockbox Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or file or authorize the filing of any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

(g)        Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages (excluding special, punitive or consequential damages), obligations and costs and expenses (including litigation costs and reasonable out-of-pocket attorneys’ fees and expenses) arising from or in any way connected with the Lockbox Account and/or the Lockbox Agreement (unless arising from the gross negligence, bad faith or willful misconduct of Lender) or the performance of the obligations for which the Lockbox Account was established as set forth in this Section 2.6.1 and in the Lockbox Agreement.

2.6.2        Cash Management Account.  (a)  During the term of the Loan, Borrower shall establish and maintain a segregated Eligible Account (the “Cash Management Account”) to be held by Agent in trust and for the benefit of Lender, which Cash Management Account shall be under the sole dominion and control of Lender. The Cash Management Account shall be entitled “GPT GIG BOA Portfolio Owner LLC as Borrower and JPMorgan Chase Bank, National Association, as Lender, pursuant to Loan Agreement dated as of December 6, 2012 - Cash Management Account.” Borrower hereby grants to Lender a first priority security interest in the Cash Management Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Cash Management Account, including, without limitation, authorizing the filing of UCC-1 Financing Statements and continuations thereof. Borrower will not in any way alter or modify the Cash Management Account and will notify Lender of the account number thereof. Lender and Servicer shall have the sole right and obligation to make withdrawals from the Cash Management Account in accordance with the provisions of the Cash Management Agreement and all costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Borrower.

(b)        The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower from the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

(c)        All funds on deposit in the Cash Management Account following the occurrence and during the continuance of an Event of Default may be applied to the Debt by Lender in such order and priority as Lender shall determine.

(d)        Borrower hereby agrees that Lender may modify the Cash Management Agreement only for the purpose of establishing additional sub-accounts in connection with any payments otherwise required under this Agreement and the other Loan Documents and Lender shall provide prompt written notice thereof to Borrower with a reasonably-detailed description of any such modification.

2.6.3        Payments Received under the Cash Management Agreement.  Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower’s obligations with respect to the payment of Debt Service and amounts required to be deposited into the Reserve Funds, if any, shall be deemed satisfied to the extent sufficient amounts are on deposit in the Cash Management Account to satisfy such obligations pursuant to this Agreement on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

Section 2.7        Withholding Taxes.

(a)        Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Section 2.7 Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of the Borrower) requires the deduction or withholding of any Tax from any such payment by the Borrower, then the Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)        Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes.

(c)        Indemnification by the Borrower. The Borrower shall indemnify Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Lender or required to be withheld or deducted from a payment to such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender shall be conclusive absent manifest error.

(d)        Evidence of Payments. As soon as practicable after any payment of Section 2.7 Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.7, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(e)        Status of Lenders.  (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.7(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)        Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower:

(A)        any Lender that is a U.S. Person shall deliver to the Borrower on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)        any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), whichever of the following is applicable:

(1)        in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)        executed originals of IRS Form W-8ECI;

(3)        in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4)        to the extent a Foreign Lender is a partnership or is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C)        any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made; and

(D)        if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(f)        Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Section 2.7 Taxes as to which it has been indemnified pursuant to this Section 2.7 (including by the payment of additional amounts pursuant to this Section 2.7), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Section 2.7 Taxes giving rise to such refund), net of all out-of-pocket expenses (including Section 2.7 Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Section 2.7 Taxes that it deems confidential) to the indemnifying party or any other Person.

(g)        Survival. Each party’s obligations under this Section 2.7 shall survive any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.8        Extension of the Initial Maturity Date.  Borrower shall have three (3) options (each, an “Extension Option”) to extend the Initial Maturity Date of the Loan to the Payment Date in December, 2015, December, 2016 and December, 2017, respectively (following the exercise of each such option, the “Extended Maturity Date”), upon satisfaction of the following terms and conditions:

(a)        no Event of Default shall have occurred and be continuing at the time the applicable Extension Option is exercised or at the time that the additional term provided by the exercise of the applicable Extension Option (the “Extension Term”) commences;

(b)        Borrower shall provide Lender with written notice of its election to extend the Maturity Date as aforesaid not later than forty-five (45) days and not earlier than one hundred twenty (120) days prior to the date the Loan is then scheduled to mature. Any such notice shall be revocable provided that Borrower shall remain responsible for the payment of the Breakage Costs and all of Lender’s costs and expenses (including reasonable attorney’s fees and disbursements) incurred by Lender in connection with such canceled notice;

(c)        if the Interest Rate Cap Agreement is scheduled to mature prior to the applicable Extended Maturity Date, Borrower shall obtain and deliver to Lender not later than five (5) Business Days prior to the first day of each Extension Term, one or more Replacement Interest Rate Cap Agreements from an Acceptable Counterparty which Replacement Interest Rate Cap Agreement shall be effective commencing on the first day of such Extension Term and shall have a maturity date not earlier than the applicable Extended Maturity Date after giving effect to the Extension Option then being exercised;

(d)        Borrower shall have delivered to Lender together with its notice pursuant to subsection (b) of this Section 2.8 and at Lender’s reasonable request, on the commencement date of the applicable Extension Term, an Officer’s Certificate certifying that (i) each of the representations and warranties of Borrower (but excluding any representations and warranties by Borrower as to the Guarantor’s financial condition) contained in the Loan Documents is true, complete and correct in all material respects as of the giving of the notice to the extent such representations and warranties are not matters which by their nature can no longer be true and correct as a result of the passage of time or, if not true and correct, updating such representations and warranties to make the same true and correct (provided that the facts and circumstances giving rise to such updated representations and warranties are not otherwise a Default or Event of Default) or (ii) if Borrower is entitled to deliver an Officer’s Certificate pursuant to Section 2.8(f) below, that the Master Lease remains in full force and effect and there are no defaults or events of default by Borrower or, to Borrower’s knowledge after due inquiry, Master Tenant thereunder;

(e)        Borrower shall reimburse Lender and Servicer for any out-of-pocket costs and expenses of Lender and Servicer arising in connection with the Borrower’s exercise of any Extension Option (including reasonable out-of-pocket attorneys’ fees and expenses);

(f)        The Master Lease shall remain in full force and effect as evidenced by a tenant estoppel certificate, dated not more than fifteen (15) days prior to the first day of the applicable Extension Option, signed by Master Tenant and acceptable to Lender; provided, that, if Master Tenant does not deliver such tenant estoppel certificate and Borrower has used diligent efforts to obtain the same, Borrower shall be entitled to deliver an Officer’s Certificate pursuant to clause (d) above in lieu thereof;

(g)        Borrower shall deliver to Lender, no later than twenty (20) days prior to the then applicable Maturity Date, an Ongoing Debt Yield Calculation Notice. Lender shall approve or reject in writing the Borrower’s calculation of Ongoing Debt Yield and Borrower’s calculation of the principal prepayment of the Loan, if any, necessary to satisfy the Ongoing Debt Yield test set forth in clause (h) below, which are set forth in the Ongoing Debt Yield Calculation Notice within fifteen (15) days of Lender’s receipt of such notice or Lender shall be deemed to have approved such calculation set forth therein. If Lender rejects Borrower’s calculations set forth in such Ongoing Debt Yield Calculation Notice, Lender’s calculation of Ongoing Debt Yield and the principal prepayment of the Loan, if any, necessary to satisfy the Ongoing Debt Yield test set forth in clause (h) below, shall be Conclusive; and

(h)        the Ongoing Debt Yield for the twelve (12) full calendar months ending on October 30th preceding the commencement of the applicable Extension Term is to commence is equal to or greater than (i) for the exercise of the first Extension Option, 10.50%, (ii) for the exercise of the second Extension Option, 10.50% and (iii) for the exercise of the third Extension Option, 11.00%; provided, however, with respect to the exercise of any Extension Option, Borrower shall be permitted to make, within ten (10) days after receiving Lender’s written notice that the Ongoing Debt Yield test has not been satisfied (but not later than the day preceding the first (1st) day of the Extension Term), a prepayment to be applied to the outstanding principal amount of the Loan in an amount agreed or deemed agreed to by Lender to be sufficient to meet the foregoing applicable Ongoing Debt Yield test and any such prepayment shall not require payment of any Spread Maintenance Payment, prepayment premium, penalty or fee, but shall require the payment of interest through the end of the applicable Interest Period; and provided further, however, that in the event the Ongoing Debt Yield test set forth in clause (iii) of this subsection (h) is not satisfied but the other conditions to such extension are satisfied, Borrower shall be permitted to extend the then-current Maturity Date to the final Extended Maturity Date upon Borrower delivering a written notice to Lender prior to the Determination Date immediately preceding the first day of the Extension Term provided by the exercise of the third Extension Option (an “Amortization Election Notice”) pursuant to which Borrower acknowledges and agrees that, in lieu of making a prepayment to meet the Ongoing Debt Yield Test applicable to such extension, Borrower shall make additional principal payments in the amount of $500,000 on each Payment Date during the third Extension Option through the Extended Maturity Date in accordance with Section 2.3.1(b).

ARTICLE III – CONDITIONS PRECEDENT

Section 3.1        Conditions Precedent to Closing.  The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of all of the conditions precedent to closing set forth in the application or term sheet for the Loan delivered by Borrower to Lender and the commitment or commitment rider, if any, to the application or term sheet for the Loan issued by Lender. The funding of the Loan by Lender shall be conclusive evidence of the fulfillment by Borrower or waiver by Lender of each such condition precedent, unless such condition precedent becomes a condition subsequent pursuant to a post-closing letter executed on or prior to the Closing Date.

ARTICLE IV – REPRESENTATIONS AND WARRANTIES

Section 4.1        Borrower Representations.  Borrower represents and warrants as of the date hereof that:

4.1.1        Organization.  Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own the Properties and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its businesses and operations. Borrower possesses all material rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own the Properties and to transact the businesses in which it is now engaged (provided that any failure to have the foregoing does not, and is not reasonably likely to, result in a material adverse effect to the Borrower or the Properties), and the sole business of Borrower is as described in the definition of Special Purpose Entity. The direct and indirect ownership interests in Borrower are as set forth on the organizational chart attached hereto as Schedule III.

4.1.2        Proceedings.  Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and such other Loan Documents to which Borrower is a party have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3        No Conflicts.  The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower is a party or by which any of the Individual Properties or Borrower’s assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of Borrower’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

4.1.4        Litigation.  There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Borrower’s knowledge after due inquiry, threatened against or affecting Borrower, Guarantor or, to Borrower’s knowledge after due inquiry, any Individual Property, which actions, suits or proceedings, if determined against Borrower, Guarantor or any Individual Property, might materially adversely affect the condition (financial or otherwise) or business of Borrower, Guarantor or the condition or ownership of any Individual Property.

4.1.5        Agreements.  Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower or any Individual Property, or Borrower’s business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or any Individual Property is bound. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Properties are otherwise bound, other than Permitted Encumbrances.

4.1.6        Title.  Borrower has good, marketable and insurable fee simple or leasehold title, as the case may be, to the real property comprising part of each Individual Property and good title to the balance of the such Individual Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the applicable Individual Property (as currently used) or Borrower’s ability to repay the Loan. Each Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the applicable fee or leasehold interest in the related Individual Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all collateral described in the Mortgages (including the Leases) that can be perfected by the recording of Mortgages or the filing of a Uniform Commercial Code financing statement, all in accordance with the terms thereof, in each case subject only to the Permitted Encumbrances. To Borrower’s knowledge after due inquiry, except as otherwise disclosed in any Title Insurance Policy, there are no claims for payment for work, labor or materials affecting the Properties which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.

4.1.7        Solvency.  Borrower has (a) not entered into this transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). No petition in bankruptcy has been filed against Borrower or against any direct or indirect owner of Borrower in the last seven (7) years, and neither Borrower nor any direct or indirect owner of Borrower in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor any direct or indirect owner of Borrower is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower’s assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or any such direct or indirect owner of Borrower.

4.1.8        Full and Accurate Disclosure.  Without expanding any statements made herein which are specifically made to “Borrower’s knowledge”, no statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which materially and adversely affects, nor as far as Borrower can reasonably foresee, might materially and adversely affect, any Individual Property or the business, operations or condition (financial or otherwise) of Borrower.

4.1.9        No Plan Assets.  Borrower does not sponsor, is not obligated to contribute to, and is not itself an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA or Section 4975 of the Code, and none of the assets of Borrower constitutes or will during any period when the Loan remains outstanding constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to any state or other statute , regulation or other restriction regulating investments of, or fiduciary obligations with respect to, governmental plans within the meaning of Section 3(32) of ERISA which is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code and which prohibit or otherwise restrict the transactions contemplated by this Agreement, including but not limited to the exercise by Lender of any of its rights under the Loan Documents.

4.1.10        Compliance.  Except as expressly disclosed in any Title Insurance Policy or Third Party Report received by or delivered to Lender prior to the Closing Date, Borrower and, to Borrower’s knowledge after due inquiry, the Properties and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Borrower has not received written notice and has no actual knowledge that it is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower or, to Borrower’s knowledge after due inquiry, any other Person in occupancy of or involved with the operation or use of the Properties any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against any Individual Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.

4.1.11        Financial Information.  All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in connection with the Loan (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition of Borrower and the Properties, as applicable, as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with the Approved Accounting Method throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a material adverse effect on any Individual Property or the current operation thereof, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements.

4.1.12        Condemnation.  No Condemnation or other similar proceeding has been commenced or, to Borrower’s knowledge after due inquiry, is threatened or contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to any Individual Property.

4.1.13        Federal Reserve Regulations.  No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

4.1.14        Utilities and Public Access.  Each Individual Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Individual Property for its respective intended uses. All public utilities necessary or convenient to the full use and enjoyment of each Individual Property are located either in the public right of way abutting such Individual Property (which are connected so as to serve such Individual Property without passing over other property) or in recorded easements serving such Individual Property and such easements are set forth in and insured by the related Title Insurance Policy. All roads necessary for the use of each Individual Property for its current respective purposes have been completed and dedicated to public use and accepted by all Governmental Authorities.

4.1.15        Not a Foreign Person.  Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Code.

4.1.16        Separate Lots.  Each Individual Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and, other than with respect to any easements in favor of Borrower, does not constitute a portion of any other tax lot not a part of such Individual Property.

4.1.17        Assessments.  There are no pending or, to Borrower’s knowledge after due inquiry, proposed, special or other assessments for public improvements or otherwise affecting any Individual Property, nor are there, to Borrower’s knowledge after due inquiry, any contemplated improvements to any Individual Property that may result in such special or other assessments, except for such assessments as may be set forth in the Title Insurance Policy.

4.1.18        Enforceability.  The Loan Documents are enforceable by Lender (or any subsequent holder thereof) in accordance with their respective terms, subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations. The Loan Documents are not subject to any right of rescission, set off, counterclaim or defense by Borrower or Guarantor, as applicable, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and neither Borrower nor Guarantor has asserted any right of rescission, set off, counterclaim or defense with respect thereto.

4.1.19        No Prior Assignment.  There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

4.1.20        Insurance.  Borrower has a certificate of insurance for all Policies and will deliver to Lender promptly following receipt thereof, certified copies of the Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made or are currently pending, outstanding or otherwise remain unsatisfied under any such Policy, and neither Borrower nor, to Borrower’s knowledge after due inquiry, any other Person, has done, by act or omission, anything which would impair the coverage of any such Policy.

4.1.21        Use of Property.  Each Individual Property is, to Borrower’s knowledge after due inquiry, used exclusively for banking and related uses and general business office purposes and such other lawful purposes as are consistent with Legal Requirements and otherwise permitted by the Leases applicable to such Individual Property.

4.1.22        Certificate of Occupancy; Licenses.  Except as set forth in any Third Party Report delivered to Lender prior to the Closing Date, (a) all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits, required for the legal use, occupancy and operation of each Individual Property have been obtained and are in full force and effect and (b) the use being made of each Individual Property is in conformity with the certificate of occupancy issued for such Individual Property.

4.1.23        Flood Zone.  None of the Improvements on any Individual Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards, or, if so located, the flood insurance required pursuant to Section 6.1(a)(i) is in full force and effect with respect to such Individual Property.

4.1.24        Physical Condition.  Except as set forth in a Third Party Report delivered to Lender prior to the Closing Date and to Borrower’s knowledge after due inquiry: (a) each Individual Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects and (b) there exists no structural or other material defects or damages in any Individual Property, whether latent or otherwise. Borrower has not received written notice from any insurance company or bonding company of (i) any defects or inadequacies in any Individual Property, or any part thereof, which does or is reasonably likely to materially and adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or (ii) any termination or threatened termination of any policy of insurance or bond.

4.1.25        Boundaries.  All of the Improvements which were included in determining the appraised value of each Individual Property lie wholly within the boundaries and building restriction lines of such Individual Property, and no improvements on adjoining properties encroach upon any Individual Property, and no easements or other encumbrances upon any Individual Property encroach upon any of the Improvements, so as to affect the value or marketability of the applicable Property except those which are insured against by the applicable Title Insurance Policy.

4.1.26        Leases.  The Properties are not, to Borrower’s knowledge after due inquiry, subject to any leases other than the Leases described in the rent roll attached hereto as Schedule I and made a part hereof, which rent roll is, to Borrower’s knowledge after due inquiry, true, complete and accurate in all material respects as of the Closing Date. Borrower is the owner and lessor of landlord's interest in the Leases. To Borrower’s knowledge after due inquiry, no Person has any possessory interest in any Individual Property or right to occupy the same except under and pursuant to the provisions of the Leases. The current Leases are in full force and effect and, to Borrower’s knowledge after due inquiry, there are no defaults thereunder by landlord or the applicable Tenant (other than any additional rent arrearages disclosed to Lender prior to the Closing Date in any delinquency/aged receivables report) and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. No Rent has been paid to Borrower or Borrower’s predecessor-in-interest of more than one (1) month in advance of its due date which Borrower will be affected by or bound to from and after the Closing Date. All security deposits are held by Borrower in accordance with applicable law. All work to be performed by Borrower under each Lease has been performed as required except as set forth on Schedule 4.1.26 and has, to Borrower’s knowledge after due inquiry, been accepted by the applicable Tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any Tenant has already been received by such Tenant. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein by Borrower which is outstanding. Bank of America, N.A. has not assigned or sublet its interest in the Master Lease and to Borrower’s knowledge after due inquiry, no other Tenant listed on Schedule I has assigned its Lease or sublet all or any portion of the premises demised thereby, no such Tenant holds its leased premises under assignment or sublease, nor does anyone except such Tenant and its employees occupy such leased premises. No Tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part other than the rights of first refusal and rights of first offer to purchase in favor of the Master Tenant as set forth in the Master Lease. No Tenant under any Lease has any right or option for additional space in the Improvements other than the expansion rights in favor of the Master Tenant as set forth in the Master Lease. Borrower has delivered to Lender a true, correct and complete copy of the Master Lease. As of the Closing Date, Master Tenant has the right to terminate (a) not more than 6,905 square feet of premises leased pursuant to the Master Lease, which right to terminate must be exercised prior to June 30, 2023 and (b) not more than 105,016 square feet of premises leased pursuant to the Master Lease, which right to terminate may be exercised no earlier than January 1, 2017 but must be exercised prior to June 30, 2023. $3,000,000 is on deposit with Master Tenant as a security deposit and such security deposit satisfies the requirements of the Master Lease for any security deposit required to be delivered by the landlord thereunder. No URR Agreement (as defined in, the Master Lease) exists.

4.1.27        Survey.  The Survey for each Individual Property delivered to Lender in connection with this Agreement does not, to Borrower’s knowledge after due inquiry, fail to reflect any material matter affecting such Individual Property or the title thereto.

4.1.28        Inventory.  Borrower is the owner of all of the Equipment, Fixtures and Personal Property (as such terms are defined in the Mortgages) located on or at each Individual Property and shall not lease any Equipment, Fixtures or Personal Property other than as permitted hereunder. All of the Equipment, Fixtures and Personal Property are sufficient for Borrower to operate the Properties in the manner required hereunder and in the manner in which it is currently operated.

4.1.29        Filing and Recording Taxes.  All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements with respect to the Properties have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgages, have been paid. If at any time Lender determines (i) based on applicable law, that Lender is not being afforded the maximum amount of security available from any one or more of the Properties as a direct or indirect result of applicable taxes not having been paid with respect to any Individual Property or (ii) Lender and/or the Rating Agencies, in connection with a Securitization, require the amount secured by any Mortgage be increased, Borrower agrees that Borrower will execute, acknowledge and deliver to Lender, immediately upon Lender’s request, supplemental affidavits and/or mortgage(s) increasing the amount of the Debt attributable to any such Individual Property (as set forth as the Release Amount on Schedule IV annexed hereto) for which all applicable taxes have been paid to an amount determined by Lender, and Lender shall pay any additional taxes due pursuant to this clause (ii) but Borrower shall pay all others within five (5) Business Days of Lender’s demand therefor.

4.1.30        Special Purpose Entity/Separateness.  (a)  Until the Debt has been paid in full, Borrower hereby represents, warrants and covenants that Borrower is, shall be and shall continue to be a Special Purpose Entity.

(b)        The representations, warranties and covenants set forth in subsection (a) shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.

(c)        Any and all of the stated facts and assumptions made in any Insolvency Opinion, including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all respects, and Borrower will have complied and will comply with all of the stated facts and assumptions made with respect to it in any Insolvency Opinion. Each entity other than Borrower with respect to which an assumption is made or a fact stated in any Insolvency Opinion will have complied and will comply with all of the assumptions made and facts stated with respect to it in any such Insolvency Opinion. Borrower covenants that in connection with any Additional Insolvency Opinion delivered in connection with this Agreement it shall provide an updated certification regarding compliance with the facts and assumptions made therein.

(d)        Borrower covenants and agrees that Borrower shall provide Lender with five (5) days’ prior written notice prior to the removal of an Independent Director of Borrower.

4.1.31        Management Agreement.  The Management Agreement is in full force and effect and there is no default thereunder by Borrower or any Affiliated Manager or, to Borrower’s knowledge after due inquiry with respect to any Manager that is not an Affiliated Manager, any Manager that is party thereto, and no event has to Borrower’s knowledge after due inquiry occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. The Management Agreement was entered into on commercially reasonable terms.

4.1.32        Illegal Activity.  No portion of any Individual Property has been or will be purchased with proceeds of any illegal activity.

4.1.33        No Change in Facts or Circumstances; Disclosure.  All information submitted by and on behalf of Borrower to Lender and in all financial statements, rent rolls (including the rent roll attached hereto as Schedule I), reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are true, complete and correct in all material respects, except to the extent otherwise qualified in the applicable Loan Document. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the use, operation or value of the Properties or the business operations or the financial condition of Borrower (taken as a whole). Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any Provided Information or representation or warranty made herein to be materially misleading in light of the circumstances under which they were made.

4.1.34        Investment Company Act.  Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 2005, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.35        Embargoed Person.  As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (b) no Embargoed Person has any interest of any nature whatsoever in Borrower or Guarantor, as applicable, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; provided, however, that Borrower makes no representation with respect to any Passive Owners in Borrower that are not Affiliates of Guarantor.

4.1.36        Principal Place of Business; State of Organization.  Borrower’s principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. The Borrower is organized under the laws of the State of Delaware and its organizational identification number is 5237511.

4.1.37        Environmental Representations and Warranties.  Except as otherwise disclosed by those certain Phase I environmental reports delivered to Lender by Borrower in connection with the origination of the Loan (such reports are collectively referred to below as the “Environmental Report”), (a) there are no Hazardous Substances or underground storage tanks in, on, or under any Individual Property, except those that are (i) in compliance with Environmental Laws and with permits issued pursuant thereto (to the extent such permits are required under Environmental Law) or (ii) de-minimis amounts necessary to operate each Individual Property for the purposes set forth in the Loan Agreement which will not result in an environmental condition in, on or under any Individual Property and which are otherwise permitted under and used in compliance with Environmental Law; (b) there are no past, present or threatened Releases of Hazardous Substances in, on, under or from any Individual Property which has not been fully addressed or remediated in each case in accordance with Environmental Law; (c) there is no threat of any Release of Hazardous Substances migrating to any Individual Property; (d) there is no present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with any Individual Property which has not been fully addressed or remediated in each case in accordance with Environmental Law and Borrower is not aware of any past non-compliance with Environmental Laws or permits issued pursuant thereto (provided that, Borrower’s lack of knowledge with respect to such past non-compliance shall not limit or otherwise affect the obligations of Borrower or Guarantor with respect thereto under the Loan Documents); (e) Borrower does not know of, and has not received, any written or oral notice or other communication from any Person (including but not limited to a Governmental Authority) in relation to the Properties relating to (i) Hazardous Substances or Remediation thereof, (ii) alleging possible liability of any Person pursuant to any Environmental Law, or (iii) relating to or threatening any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) Borrower has truthfully and fully disclosed to Lender, in writing, any and all material information relating to environmental conditions in, on, under or from the Properties that is known to Borrower and has provided to Lender all information that is contained in Borrower’s files and records, including, but not limited to, any reports relating to Hazardous Substances in, on, under or from the Properties and/or to the environmental condition of the Properties.

4.1.38        Cash Management Account.

(a)        This Agreement, together with the Cash Management Agreement and Lockbox Agreement, create a valid and continuing security interest (as defined in the Uniform Commercial Code of the State of New York) in the Lockbox Account and the Cash Management Account in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower. Other than in connection with the Loan Documents and except for Permitted Encumbrances, Borrower has not sold, pledged, transferred or otherwise conveyed the Lockbox Account and the Cash Management Account.

(b)        Each of the Lockbox Account and the Cash Management Account constitutes “deposit accounts” and/or “securities accounts” within the meaning of the Uniform Commercial Code of the State of New York).

(c)        Pursuant and subject to the terms hereof, the Cash Management Agreement and the Lockbox Agreement, the Lockbox Bank and Agent have agreed to comply with all instructions originated by Lender, without further consent by Borrower, directing disposition of all sums at any time held, deposited or invested in the Lockbox Account and the Cash Management Account, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities.

(d)        The Lockbox Account and Cash Management Account are not in the name of any Person other than Borrower, as pledgor, or Lender, as pledgee. Borrower has not consented to the Lockbox Bank and Agent complying with instructions with respect to the Lockbox Account and the Cash Management Account from any Person other than Lender.

(e)        The Property is not subject to any cash management system (other than pursuant to the Loan Documents), and any and all existing tenant instruction letters issued in connection with any previous financing have been duly terminated prior to the date hereof.

4.1.39        Material Ground Leases.

(a)        Borrower hereby represents and warrants to Lender as of the date hereof the following with respect to the Phoenix Ground Lease except as otherwise set forth on Schedule 4.1.40 and Schedule V:

(i)        Recording; Modification. A memorandum of each Material Ground Lease has been duly recorded. The Phoenix Ground Lease permits the interest of Borrower to be encumbered by a mortgage (provided that the Mortgage is at all times subject and subordinate to the related Phoenix Ground Lease) or the Ground Lessor has approved and consented to the encumbrance of the related Individual Property by the Mortgage. There have not been amendments or modifications to the terms of any Phoenix Ground Lease since recordation of the Phoenix Ground Lease (or a memoranda thereof), with the exception of written instruments which have been recorded or are listed on Schedule V. No Phoenix Ground Lease may be terminated, surrendered or amended without prior written notice to Lender; provided that the applicable Ground Lessor shall not be prevented from exercising its remedies in accordance with the Phoenix Ground Lease if the obligations of Borrower under such Phoenix Ground Lease are not performed as provided in such Phoenix Ground Lease. Borrower has delivered to Lender true, correct and complete copies of each of the Phoenix Ground Leases.

(ii)        No Liens. Except for the Permitted Encumbrances and other encumbrances of record, Borrower’s interest in each Phoenix Ground Lease is not subject to any Liens or encumbrances superior to, or of equal priority with, the Mortgage other than the Ground Lessor’s related fee interest.

(iii)        Phoenix Ground Lease Assignable. Borrower’s interest in each Phoenix Ground Lease is assignable without the consent of the related Ground Lessor to Lender, the purchaser at any foreclosure sale or the transferee under a deed or assignment in lieu of foreclosure in connection with the foreclosure of the Lien of the Mortgage or transfer of Borrower’s leasehold estate by deed or assignment in lieu of foreclosure. Thereafter, the related Phoenix Ground Lease is further assignable by such transferee and its successors and assigns without the consent of the Ground Lessor thereunder.

(iv)        Default. As of the date hereof, each Phoenix Ground Lease is in full force and effect and, to Borrower’s knowledge after due inquiry with respect to any default by or condition caused by Ground Lessor, no default has occurred under any Phoenix Ground Lease and there is no existing condition which, but for the passage of time or the giving of notice, could result in a default under the terms of any Phoenix Ground Lease.

(v)        Notice. Each Phoenix Ground Lease requires the Ground Lessor to give notice of any default by Borrower to Lender prior to exercising its remedies thereunder.

(vi)        Cure. Lender is permitted the opportunity (including, where necessary, sufficient time to gain possession of the interest of Borrower under the applicable Phoenix Ground Lease) to cure any default under each Phoenix Ground Lease, which is curable after the receipt of notice of any of the default before the Ground Lessor thereunder may terminate such Phoenix Ground Lease.

(vii)        Term. Each Phoenix Ground Lease has a term which extends not less than twenty (20) years beyond the Maturity Date.

(viii)        New Lease. Each Phoenix Ground Lease requires the Ground Lessor to enter into a new lease upon termination of the Phoenix Ground Lease for any reason, which would include rejection or disaffirmation of the Phoenix Ground Lease in a bankruptcy proceeding, provided such new lease is requested within thirty (30) days after Ground Lessor’s notice of termination and the transferee of Borrower’s leasehold estate cures all existing monetary defaults under the Phoenix Ground Lease.

(ix)        Insurance Proceeds. Under the terms of each Phoenix Ground Lease and the Mortgage, taken together, any related insurance proceeds that are paid or awarded with respect to the leasehold interest will be applied either to the repair or restoration of all or part of the related Individual Property, with Lender having the right to hold and disburse the proceeds as the repair or restoration progresses and with any surplus remaining after such repair or restoration payable as directed by Borrower.

(x)        Condemnation Proceeds. Under the terms of each Phoenix Ground Lease and the Mortgage, taken together, any related condemnation proceeds that are paid or awarded will be applied first to Ground Lessor if relating to land unencumbered by the Ground Leases. and then either to the repair or restoration of all or part of the related Individual Property, with an escrow company authorized to do business in the State of Arizona having the right to hold and disburse the proceeds as the repair or restoration progresses and with any surplus remaining after such repair or restoration payable as directed by Borrower.

(xi)        Subleasing. No Phoenix Ground Lease imposes any restrictions on subleasing.

(b)        Additional Material Ground Leases.  Borrower hereby represents and warrants to Lender as of the date hereof the following with respect to each of the Ground Leases for Individual Properties identified as Sites (Property IDs) 5113 and 5114 on Schedule V attached hereto (each, an “Additional Material Ground Lease”) except as otherwise set forth on Schedule 4.1.40:

(i)        Recording; Modification. A memorandum of each Additional Material Ground Lease has been duly recorded, except as set forth on Schedule 4.1.40. Each Additional Material Ground Lease permits the interest of Borrower to be encumbered by a mortgage (provided that the Mortgage is at all times subject and subordinate to the related Additional Material Ground Lease) or the Ground Lessor has approved and consented to the encumbrance of the related Individual Property by the Mortgage. There have not been amendments or modifications to the terms of any Additional Material Ground Lease since recordation of the Additional Material Ground Lease (or a memoranda thereof), with the exception of written instruments which have been recorded or are listed on Schedule V. No Additional Material Ground Lease may be terminated, surrendered or amended without prior written notice to Lender; provided that the applicable Ground Lessor shall not be prevented from exercising its remedies in accordance with the Additional Material Ground Lease if the obligations of Borrower under such Additional Material Ground Lease are not performed as provided in such Additional Material Ground Lease. Borrower has delivered to Lender true, correct and complete copies of each of the Additional Material Ground Leases.

(ii)        No Liens. Except for the Permitted Encumbrances and other encumbrances of record, Borrower’s interest in each Additional Material Ground Lease is not subject to any Liens or encumbrances superior to, or of equal priority with, the Mortgage other than the Ground Lessor’s related fee interest.

(iii)        Additional Material Ground Lease Assignable. Borrower’s interest in each Additional Material Ground Lease is assignable without the consent of the related Ground Lessor to Lender, the purchaser at any foreclosure sale or the transferee under a deed or assignment in lieu of foreclosure in connection with the foreclosure of the Lien of the Mortgage or transfer of Borrower’s leasehold estate by deed or assignment in lieu of foreclosure. Thereafter, the related Additional Material Ground Lease is further assignable by such transferee and its successors and assigns without the consent of the Ground Lessor thereunder.

(iv)        Default. As of the date hereof, each Additional Material Ground Lease is in full force and effect and, to Borrower’s knowledge after due inquiry with respect to any default by or condition caused by Ground Lessor, no default has occurred under any Additional Material Ground Lease and there is no existing condition which, but for the passage of time or the giving of notice, could result in a default under the terms of any Additional Material Ground Lease.

(v)        Notice. Each Additional Material Ground Lease requires the Ground Lessor to give notice of any default by Borrower to Lender prior to exercising its remedies thereunder.

(vi)        Cure. Lender is permitted the opportunity (including, where necessary, sufficient time to gain possession of the interest of Borrower under the applicable Additional Material Ground Lease) to cure any default under each Additional Material Ground Lease, which is curable after the receipt of notice of any of the default before the Ground Lessor thereunder may terminate such Additional Material Ground Lease.

(vii)        New Lease. Each Additional Material Ground Lease, other than the Additional Material Ground Lease for the Individual Property identified on Schedule V as 5114, requires the Ground Lessor to enter into a new lease upon termination of the Additional Material Ground Lease for any reason, which would include rejection or disaffirmation of the Additional Material Ground Lease in a bankruptcy proceeding.

4.1.40        Other Ground Leases.  Borrower hereby represents and warrants to Lender as of the date hereof the following with respect to each Ground Lease (other than Material Ground Leases) except as otherwise set forth on Schedule 4.1.40:

(a)        Recording; Modification. A memorandum of each Ground Lease has been duly recorded. There have not been amendments or modifications to the terms of any Ground Lease since recordation of the Ground Lease (or a memoranda thereof), with the exception of written instruments which have been recorded or are listed on Schedule 4.1.40 or referenced in any estoppel delivered to Lender. Borrower has delivered to Lender all material documents related to each of the Ground Leases.

(b)        No Liens. Except for the Permitted Encumbrances and other encumbrances of record, Borrower’s interest in each Ground Lease is not subject to any Liens or encumbrances superior to, or of equal priority with, the Mortgage other than the Ground Lessor’s related fee interest.

(c)        Default. As of the date hereof, each Ground Lease is in full force and effect and no default has occurred by Borrower or, to Borrower’s knowledge after due inquiry with respect to any default by or condition caused by Ground Lessor, under any Ground Lease and there is no existing condition which, but for the passage of time or the giving of notice, could result in a default by Borrower or, to Borrower’s knowledge after due inquiry, Ground Lessor, under the terms of any Ground Lease.

4.1.41        Purchase Agreement. The PSA is in full force and effect, Borrower has delivered to Lender a true, correct and complete copy of the PSA and there have been no modifications or amendments thereto. There is no default under the PSA by any party thereto and, to Borrower’s knowledge after due inquiry, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.

4.1.42        Taxes. Borrower is treated as a disregarded entity for U.S. federal income tax purposes. Borrower has timely filed or caused to be filed all U.S. federal and other material Section 2.7 Tax returns and reports required to have been filed by it and has paid or caused to be paid all U.S. federal and other material Section 2.7 Taxes required to have been paid by it, except any Section 2.7 Taxes that are being contested in good faith by appropriate proceedings and for which Borrower has set aside on its books adequate reserves in accordance with the Approved Accounting Method.

Section 4.2        Survival of Representations; Due Inquiry.  Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf. “Borrower’s knowledge after due inquiry” means Borrower’s and its Affiliates’ inquiry with respect to its due diligence of the Properties in connection with the acquisition contemplated by the PSA.

ARTICLE V – BORROWER COVENANTS

Section 5.1        Affirmative Covenants.  From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release or assignment of the Lien of all Mortgages encumbering the Properties (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

5.1.1        Existence; Compliance with Legal Requirements.  Borrower shall do or Cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply in all material respects with all Legal Requirements applicable to it and the Properties, including, without limitation, building and zoning codes and certificates of occupancy. There shall never be committed by Borrower, and Borrower shall never permit any other Person in occupancy of or involved with the operation or use of the Properties to commit any act or omission affording the federal government or any state or local government the right of forfeiture against any Individual Property or any part thereof or any monies paid to Lender in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Properties in good working order and repair, and from time to time make, or Cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Loan Documents. Borrower shall keep the Properties insured at all times by insurers and with coverage required by the terms of this Agreement. Borrower, at Borrower’s own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or any Individual Property or any alleged violation of any Legal Requirement, provided that (i) no Event of Default then exists; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly, prior to commencement of such contest, notify Lender of any such contest if such contest equals or exceeds $1,000,000 and Borrower shall promptly notify Lender of the pendency of all other contests, (v) Borrower shall upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (vi) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower or any Individual Property; and (vii) Borrower shall furnish such security as may be required in the proceeding, or if no security is required in the proceeding and the contested amount is equal to or greater than $1,000,000, as may be requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or any Individual Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

5.1.2           Taxes and Other Charges.   Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Properties or any part thereof as the same become due and payable; provided, however, Borrower’s obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 7.2 hereof. Borrower shall furnish to Lender receipts for or evidence of the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes are to be paid by Lender pursuant to Section 7.2 hereof or are being contested by Borrower in accordance with this Agreement). Subject to Borrower's right to contest provided in Section 5.1.1 and in this Section, Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Properties, and Borrower shall promptly pay for, or Cause to be paid, all utility services provided to the Properties. Borrower, at Borrower’s own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Event of Default then exists; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly, prior to commencement of such contest, notify Lender of the pendency of any such contest if such contest equals or exceeds $1,000,000 and Borrower shall promptly notify Lender of the pendency of all other contests (except that no notice shall be required in connection with routine tax certiorari contests to reduce the assessed value of Properties or in any contest where the taxes have been paid in full as a condition to such contest), (v) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (vi) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the applicable Individual Property; and (vii) Borrower shall furnish such security as may be required in the proceeding, or if no security is required in the proceeding and the contested amount is equal to or greater than $1,000,000 (except that security shall not be required in connection any contest where the taxes have been paid in full as a condition thereof), as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or any Individual Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of any Mortgage being primed by any related Lien.

5.1.3           Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower and/or Guarantor which might materially adversely affect Borrower’s or Guarantor’s condition (financial or otherwise) or business or any Individual Property.

5.1.4           Access to the Properties; Property Covenants.

(a)          Subject to the rights of Tenants under their respective Leases, Borrower shall permit agents, representatives and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice.

(b)          Borrower shall maintain, or Cause the Master Tenant to maintain, as the case may be, the Properties in a good and safe condition and repair. The Improvements, the Fixtures, the Equipment and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Fixtures, the Equipment or the Personal Property, tenant finish and refurbishment of the Improvements or in connection with alterations or Replacements approved by Lender or otherwise permitted to be performed under this Agreement without the consent of Lender) without the consent of Lender. Borrower shall, or shall Cause the Master Tenant to, as the case may be, promptly repair, replace or rebuild any part of any Individual Property which may become damaged, worn or dilapidated and shall complete and pay for any structure at any time in the process of construction or repair on the Land.

(c)          Borrower shall not commit or suffer any waste of the Properties or make any change in the use of the Properties which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or allow the cancellation of any Policy, or do or permit to be done thereon anything that may in any way materially impair the value of the Properties or the security of the Mortgage. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

(d)          Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials (“Labor and Material Costs”) incurred in connection with the Properties and never permit to exist beyond the due date thereof in respect of any Individual Property or any part thereof any Lien or security interest, even though inferior to the liens and the security interests of the related Mortgage, and in any event never permit to be created or exist in respect of any Individual Property or any part thereof any other or additional Lien or security interest other than the liens or security interests of the Loan Documents except for the Permitted Encumbrances. Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Labor and Material Costs, provided that (i) no Event of Default then exists; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) such proceeding shall suspend the collection of the Labor and Material Costs from Borrower and from the Properties or Borrower shall have paid all of the Labor and Material Costs under protest; (iv) Borrower shall promptly, prior to commencement of such proceeding, notify Lender of any such proceeding if such proceeding is for any amount that equals or exceeds $1,000,000 and Borrower shall promptly notify Lender of the pendency of all other such proceedings; (v) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (vi) Borrower shall promptly upon final determination thereof pay the amount of any such Labor and Material Costs, together with all costs, interest and penalties which may be payable in connection therewith; and (vii)  Borrower shall furnish such security as may be required in the proceeding, or if no security is required in the proceeding and the contested amount is equal to or greater than $1,000,000, as may be requested by Lender, to insure the payment of any such contested Labor and Material Costs, together with all interest and penalties thereon.

5.1.5           Notice of Default.   Borrower shall promptly advise Lender of any material adverse change in Borrower’s or Guarantor’s condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has Knowledge, provided, that, the foregoing shall not be deemed to be a requirement that Borrower or Guarantor maintain any minimum net worth or liquidity except to the extent any such net worth or liquidity requirement is set forth in the Guaranty.

5.1.6           Cooperate in Legal Proceedings.   Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

5.1.7           Perform Loan Documents.   Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower.

5.1.8           Award and Insurance Benefits.   Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with any Individual Property, and Lender shall be reimbursed for any reasonable out-of-pocket expenses incurred in connection therewith (including reasonable out-of-pocket attorneys’ fees and disbursements, and the payment by Borrower of the reasonable out-of-pocket expense of a Qualified Appraisal on behalf of Lender in case of Casualty or Condemnation affecting any Individual Property or any part thereof) out of such Insurance Proceeds.

5.1.9           Further Assurances.   Borrower shall, at Borrower’s sole cost and expense (except to the extent expressly provided to be a Lender expense pursuant to the terms of this Agreement or any other Loan Document):

(a)          furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements in Borrower’s possession or reasonably obtainable by Borrower, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith;

(b)          execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts reasonably necessary to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

(c)          do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

5.1.10         Principal Place of Business, State of Organization.   Borrower will not cause or permit any change to be made in its name, identity (including its trade name or names), place of organization or formation (as set forth in Section 4.1.36 hereof) or Borrower’s corporate or partnership or other structure unless Borrower shall have first notified Lender in writing of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action required by Lender for the purpose of perfecting or protecting the lien and security interests of Lender pursuant to this Agreement, and the other Loan Documents and, in the case of a change in Borrower’s structure, without first obtaining the prior written consent of Lender, which consent may be given or denied in Lender’s reasonable discretion. Upon Lender’s request, Borrower shall, at Borrower’s sole cost and expense, execute and deliver additional security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Property as a result of such change of principal place of business or place of organization. Borrower’s principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of Borrower) and will continue to be the address of Borrower set forth at the introductory paragraph of this Agreement (unless Borrower notifies Lender in writing at least thirty (30) days prior to the date of such change). Borrower shall promptly notify Lender of any change in its organizational identification number. If Borrower does not now have an organizational identification number and later obtains one, Borrower promptly shall notify Lender of such organizational identification number. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.

5.1.11         Financial Reporting.   (a)  Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with the requirements for a Special Purpose Entity set forth herein and the Approved Accounting Method, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation on an individual basis of the Properties. Lender shall have the right from time to time during normal business hours upon reasonable notice to Borrower to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence and during the continuance of an Event of Default, Borrower shall pay any reasonable and actual costs and expenses incurred by Lender to examine Borrower’s accounting records with respect to the Properties, as Lender shall reasonably determine to be necessary or appropriate in the protection of Lender’s interest.

(b)          Borrower will furnish to Lender annually, within seventy-five (75) days for annual unaudited and within one hundred twenty (120) days following the end of each Fiscal Year of Borrower, a complete copy of Borrower’s annual financial statements (or in lieu thereof, the annual financial statements of GPT GIG BOA Portfolio Holdings LLC), audited by an independent certified public accountant acceptable to Lender (it being acknowledged by Lender that any “Big Four” accounting firm, Grant Thornton, BDO Seidman and McGladrey & Pullen are acceptable to Lender) in accordance with the Approved Accounting Method covering the Properties on a combined basis as well as each Individual Property for such Fiscal Year and containing statements of profit and loss for Borrower and the Properties and a balance sheet for Borrower. Such statements shall set forth the financial condition and the results of operations for the Properties for such Fiscal Year, and shall include, but not be limited to, amounts representing annual net operating income, net cash flow, gross income, and operating expenses. Lender agrees that Borrower shall have no liability with respect to the financial statements for that portion of 2012 that Borrower did not own the Properties and such financial statements need not be audited.

(c)          Borrower will furnish, or cause to be furnished, to Lender on or before forty-five (45) days after the end of each calendar quarter the following items, accompanied by an Officer’s Certificate stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Properties on a combined basis as well as each Individual Property (subject to normal year-end adjustments) as applicable: (i) a rent roll for the subject quarter; (ii) quarterly and year-to-date operating statements (including Capital Expenditures) prepared for each calendar quarter, noting net operating income, gross income, and operating expenses (not including any contributions to the Replacement Reserve Fund and the Required Repair Fund), and other information necessary and sufficient to fairly represent the financial position and results of operation of the Properties during such calendar quarter, and containing a comparison of budgeted income and expenses and the actual income and expenses; and (iii) a calculation reflecting the Ongoing Debt Yield for the immediately preceding three (3), six (6), and twelve (12) month periods as of the last day of such quarter.

(d)          Borrower shall submit to Lender an Annual Budget not later than thirty (30) days prior to the commencement of such upcoming Fiscal Year in form substantially similar to the Annual Budget delivered to Lender prior to the Closing Date or such other form reasonably satisfactory to Lender. The Annual Budget shall be subject to Lender’s written approval (each such Annual Budget, an “Approved Annual Budget”). In the event that Lender reasonably objects to a proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender (acting reasonably) approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget, the most recent Approved Annual Budget shall apply; provided that such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and Other Charges and other non-controllable expenses or expenses incurred pursuant to previously-executed agreements that do not violate the provision of the Loan Documents.

(e)          In the event that Borrower must incur an extraordinary operating expense or capital expense not set forth in the Approved Annual Budget (each an “Extraordinary Expense”), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval to include the same as an Operating Expense or a Capital Expenditure, which may be given or denied in Lender’s sole discretion; provided, however, that if such Extraordinary Expense is needed in an emergency to respond to circumstances that threaten the Properties or the life or safety of Tenants or other Persons, Borrower shall have the right to incur such Extraordinary Expense without prior written notice or approval so long as written notice is provided to Lender promptly after the fact and the expenses incurred were reasonable under the circumstances.

(f)          Borrower shall furnish to Lender, within ten (10) Business Days after written request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of the Properties and the financial affairs of Borrower as may be reasonably requested by Lender.

(g)          Intentionally Omitted.

(h)          Intentionally Omitted.

(i)          Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) on a diskette, and (iii) if requested by Lender and within the capabilities of Borrower’s data systems without change or modification thereto, in electronic form and prepared using Microsoft Word for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files). Borrower agrees that Lender may disclose information regarding the Properties and Borrower that is provided to Lender pursuant to this Section 5.1.11 in connection with the Securitization to such parties requesting such information in connection with such Securitization, provided, that, such parties (other than Rating Agencies) are subject to a customary confidentiality obligation in favor of Lender with respect to any information delivered by Borrower to Lender and marked as “confidential.”

5.1.12         Business and Operations.   Borrower shall continue to engage in the businesses presently conducted by it. Borrower will qualify to do business and will remain in good standing under the laws of each of its jurisdiction of its formation and the jurisdiction in which any Individual Property encumbered by the Mortgage is located. Borrower shall at all times during the term of the Loan, continue to own or lease, or require Tenants to own or lease, all Equipment, Fixtures and Personal Property which are necessary to operate the Properties in the manner required hereunder and in the manner in which it is currently operated.

5.1.13         Title to the Properties.   Borrower will warrant and defend (a) the title to each Individual Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Liens of the Mortgages on the Properties, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages (excluding special, punitive and consequential damages) or reasonable out-of-pocket expenses (including reasonable attorneys’ fees and expenses) incurred by Lender if an interest in any Individual Property, other than as permitted hereunder, is claimed by another Person.

5.1.14         Costs of Enforcement.   In the event (a) that any Mortgage encumbering any Individual Property is foreclosed in whole or in part or that any Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage encumbering any Individual Property prior to or subsequent to any Mortgage covering any Individual Property in which suit, action or foreclosure Lender is made a party, or (c) of any Bankruptcy Action of Borrower or any constituent of Borrower, Borrower and its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys’ fees and expenses, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post judgment action involved therein, together with all required service or use taxes.

5.1.15         Estoppel Statement.   (a)  After written request by Lender, Borrower shall within ten (10) Business Days (but no more than once in any twelve (12) month period other than if an Event of Default exists or if needed in connection with a Securitization) furnish Lender with a statement, duly acknowledged and certified, setting forth (i)  the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the Spread, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, claimed by Borrower, and (vi) that the Note, this Agreement, the Mortgages and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

(b)          After written request by Lender, Borrower shall request and use commercially reasonable efforts to furnish to Lender a tenant estoppel certificate from Master Tenant substantially in the form delivered on or prior to the Closing Date and from each other Tenant under a Major Lease; provided that (i) Borrower shall not be required to deliver such certificate prior to the first anniversary of the Closing Date or more frequently than once in any twelve (12) month period other than if an Event of Default exists, if specifically required pursuant to the other provisions of this Agreement or if needed in connection with a Securitization and (ii) in no event shall Borrower's failure to obtain any such estoppel certificate pursuant to this Section 5.1.15(b) or otherwise constitute a Default or Event of Default under the Loan Documents if Borrower has used commercially reasonable efforts to obtain the same.

5.1.16         Loan Proceeds.   Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4 hereof.

5.1.17         No Modifications by Borrower.   Borrower shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

5.1.18         Confirmation of Representations.   Borrower shall deliver, in connection with any Securitization, (a) an Officer’s Certificate certifying as to the accuracy of all representations in all material respects made by Borrower in the Loan Documents as of the date of the closing of such Securitization except to the extent that any such representation (i) is made as of a specific date, in which case, such representation is accurate and complete in all material respects as of such specific date and (ii) must be qualified by subsequent events outside of Borrower's control in order to make such representation accurate, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower and Guarantor as of the date of the Securitization.

5.1.19         Environmental Covenants.   (a)  Borrower covenants and agrees that: (i) all uses and operations on or of the Properties, whether by Borrower or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (ii) there shall be no Releases of Hazardous Substances in, on, under or from the Properties except in compliance with all Environmental Laws or pursuant to permits issued pursuant thereto; (iii) there shall be no Hazardous Substances in, on, or under the Properties, except those that are in compliance with all Environmental Laws and with permits issued pursuant thereto (to the extent such permits are required by Environmental Law); (iv) Borrower shall keep the Properties free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other Person (the “Environmental Liens”), provided that it shall not be an Event of Default under this Agreement if any such Environmental Liens are imposed so long as Borrower either (A) removes such Environmental Lien within thirty (30) days after the filing thereof, or (B) after notice to Lender by Borrower and provided no Event of Default exists, contests by appropriate legal proceedings, initiated promptly after the filing thereof and such contest otherwise complies with the requirements for contesting Legal Requirements as set forth in Section 5.1.1 hereof; (v) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to subsection (b) below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (vi) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Properties, pursuant to any reasonable written request of Lender made in the event that Lender has reason to believe that an environmental hazard exists on any Individual Property (including but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Lender the reports and other results thereof, and Lender shall be entitled to rely on such reports and other results thereof; (vii) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender made in the event that Lender has reason to believe that an environmental hazard exists on any Individual Property (A) reasonably effectuate Remediation of any condition (including but not limited to a Release of a Hazardous Substance) in, on, under or from such Individual Property; (B) comply with any Environmental Law; (C) comply with any directive from any Governmental Authority; and (D) take any other reasonable action necessary or appropriate for protection of human health or the environment; (viii) Borrower shall not do or allow any Tenant or other user of any Individual Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any Person (whether on or off such Individual Property), impairs or may impair the value of such Individual Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to such Individual Property; and (ix) Borrower shall promptly notify Lender in writing of (A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards any Individual Property; (B) any non-compliance with any Environmental Laws of or at any Individual Property that could reasonably be expected to, or does, require Remediation pursuant to Environmental Law; (C) any actual or potential Environmental Lien; (D) any Remediation of environmental conditions required pursuant to Environmental Law relating to any Individual Property; and (E) any written notice or other written communication which Borrower receives from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to the Release or potential Release of Hazardous Substances or Remediation thereof required pursuant to Environmental Law, likely to result in liability of any Person pursuant to any Environmental Law, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Section.

(b)          In the event that Lender has a reasonable basis to believe that an environmental hazard exists on any Individual Property that may, in Lender’s reasonable judgment, endanger any Tenants or other occupants of such Individual Property or their guests or the general public or may materially and adversely affect the value of such Individual Property: (i) upon reasonable notice from Lender, Borrower shall, at Borrower’s expense, promptly cause an engineer or consultant reasonably satisfactory to Lender to conduct an environmental assessment or audit (the scope of which shall be determined in Lender’s reasonable discretion) and promptly deliver the results of any such assessment, audit, sampling or other testing to Lender, and (ii) upon reasonable notice to Borrower, Lender and any other Person designated by Lender, including but not limited to any receiver, any representative of a governmental entity, and any environmental consultant, shall have the right, but not the obligation, to enter upon such Individual Property at reasonable times to assess the environmental condition of such Individual Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender’s reasonable discretion) including taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing. For purposes of clause (ii) above, Borrower shall cooperate with and provide Lender and any such Person designated by Lender with access to such Individual Property.

(c)          Borrower hereby covenants to prepare, or cause to be prepared, an operations and maintenance program (the “O&M Program”) for each Individual Property listed on Schedule VI attached hereto which addresses any requirements of the applicable Environmental Report and includes (i) testing for asbestos at such Individual Property by an engineering firm licensed to conduct such testing and the preparation by such engineering firm of a report on the results of such testing and any recommendations for removal, encapsulation or other remediation with respect to any asbestos or lead-based paint; (ii) if recommended in the Environmental Report, a plan for the encapsulation, removal or other action with respect to asbestos or lead-based paint at such Individual Property; and (iii) compliance with other requirements required by the Environmental Report or Lender. The O&M Program shall be subject to Lender’s approval and within thirty (30) days of the date hereof Borrower shall provide Lender with evidence reasonably satisfactory to Lender that the O&M Program has been established and is in operation. Borrower hereby covenants and agrees that, during the term of the Loan, including any extension or renewal thereof, Borrower shall comply in all respects with the terms and conditions of the O&M Program.

(d)          Borrower hereby represents and warrants that (a) Borrower has a global operations and maintenance plan in place with respect to the Properties and will deliver a copy thereof to Lender promptly upon Lender’s request, and (b) Borrower has as of the date hereof complied in all respects with the existing O&M Program. Borrower hereby covenants and agrees that, during the term of the Loan, including any extension or renewal thereof, Borrower shall comply in all respects with the terms and conditions of the O&M Program.

5.1.20         Leases.   Any Major Leases with respect to any Individual Property executed after the Closing Date (other than Separate Leases (as defined in the Master Lease) to Master Tenant and/or its Affiliates that may be required from time to time pursuant to the Master Lease) shall be subject to the prior written approval of Lender, which approval shall not be unreasonably withheld, conditioned or delayed. Upon request, Borrower shall furnish Lender with executed copies of all Leases in Borrower’s possession or reasonably obtainable by Borrower or Manager. All renewals of Leases and all proposed Leases shall provide for rental rates required by the terms of the respective Leases and, if no such rates are required or specified, or if such Lease is a new Lease, rental rates that are comparable to existing local market rates. All proposed Leases shall be on commercially reasonable terms and shall not contain any terms which would materially affect Lender’s rights under the Loan Documents. All Leases executed after the date hereof shall provide that they are subordinate to the Mortgage encumbering the applicable Individual Property and that the lessee agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale. Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Individual Property involved except that no termination by Borrower or acceptance of surrender by a Tenant of any Leases shall be permitted unless by reason of a tenant default and then only in a commercially reasonable manner to preserve and protect the Individual Property; (iii) shall not collect any of the rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not alter, modify or change the terms of the Leases in a manner inconsistent with the provisions of the Loan Documents; (vi) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require; and (vii) to the extent Borrower has an approval right over the same, Borrower shall not approve any sublease of any portion of the Property by Master Tenant without the prior written consent of Lender not to be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary contained herein, (x) Borrower shall not enter into a Lease of all or substantially all of any Individual Property without Lender’s prior written consent, (y) all new Leases and all amendments, modifications, extensions, and renewals of existing Leases with Tenants that are Affiliates of Borrower shall be subject to the prior written consent of Lender and (z) Borrower shall not enter into any amendment, modification, restatement or termination of, or accept the surrender of, any Major Lease without the Lender’s prior written consent, such consent to be granted or withheld in Lender’s sole discretion.

5.1.21         Alterations.   Borrower shall obtain Lender’s prior written consent to any alterations to any Improvements, which consent shall not be unreasonably withheld or delayed, except that Lender's consent (if required) may be withheld in its sole discretion if such alterations are reasonably likely to have a material adverse effect on Borrower’s financial condition, the value of the applicable Individual Property or such Individual Property’s Net Operating Income. Notwithstanding the foregoing, Lender’s consent shall not be required in connection with any alterations that (a) Borrower is obligated to perform in order to comply with its obligations under a Lease or to comply with Legal Requirements or (b) will not have a material adverse effect on Borrower’s financial condition, the value of the applicable Individual Property or the applicable Individual Property’s net operating income, or (c) alterations that (i) are made in connection with the terms of the related Lease existing as of the Closing Date or which has been entered into in accordance with the requirements of this Agreement, (ii) do not exceed, in the aggregate for all alterations then planned for all Individual Properties in any Fiscal Year, more than one percent (1%) of the outstanding principal amount of the Loan (and with respect to each Individual Property then subject to any such alterations, five percent (5%) of the aggregate Release Amount for such Individual Property, provided that in no event shall the costs of such alterations with respect to any Individual Property, in the case of any one Individual Property, or when aggregated with the costs of alterations with respect to any other Properties, exceed one percent (1%) of the outstanding principal amount of the Loan), and (iii) are provided for in the Approved Annual Budget or (d) are performed in connection with the Restoration of an Individual Property after the occurrence of a Casualty or Condemnation in accordance with the terms and provisions of this Agreement. If the total unpaid amounts due and payable with respect to alterations to the Improvements at an Individual Property (other than such amounts to be paid or reimbursed by Master Tenant under the Master Lease) shall at any time exceed (x) with respect to any Individual Property then subject to any alterations, an amount equal to five percent (5%) of the Release Amount for such Individual Property or (y) with respect to all the Properties in the aggregate, an amount equal to five percent (5%) of the outstanding principal balance of the Loan (each of (x) and (y), “Threshold Amount”), Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (A) cash, (B) U.S. Obligations (C) other securities having a rating reasonably acceptable to Lender and, at Lender’s option, with respect to which the Approved Rating Agencies have provided a Rating Agency Confirmation or (D) an irrevocable letter of credit (payable on sight draft only) issued by a financial institution having a rating by S&P of not less than “A-1+” if the term of such letter of credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is reasonably acceptable to Lender and that, at Lender’s option, the Approved Rating Agencies have provided a Rating Agency Confirmation with respect to. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the applicable Individual Property (other than such amounts to be paid or reimbursed by Tenants under the Leases or for which purpose Reserve Funds are on deposit) over the Threshold Amount and Lender may apply such security from time to time at the option of Lender to pay for such alterations.

5.1.22         Operation of Property.   (a)  Borrower shall cause Manager to operate the Properties operated by Manager in all material respects in accordance with the Management Agreement (or Replacement Management Agreement) as applicable. In the event that the Management Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender’s consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of this Agreement), Borrower shall promptly enter into a Replacement Management Agreement with Manager or another Qualified Manager, as applicable.

(b)          Borrower shall: (i) promptly perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Management Agreement of which it is aware; (iii) promptly deliver to Lender (unless Lender receives it directly from Manager) a copy of each financial statement, business plan, capital expenditures plan, material notice, material report and material estimate received by it under the Management Agreement; and (iv) enforce the performance and observance of all of the material covenants and material agreements required to be performed and/or observed by Manager under the Management Agreement, in a commercially reasonable manner.

5.1.23         Embargoed Person.   Borrower has performed and shall perform reasonable due diligence to insure that at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (b) no Embargoed Person has any interest of any nature whatsoever in Borrower or Guarantor, as applicable, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower or Guarantor, as applicable, have been derived from, or are the proceeds of, any unlawful activity, including money laundering, terrorism or terrorism activities, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law, or may cause any Individual Property to be subject to forfeiture or seizure; provided, however, that Borrower makes no representation, warranty or covenant with respect to any Passive Owners in Borrower that are not Affiliates of Guarantor.

5.1.24         Ground Leases.   (a) Borrower shall, at its sole cost and expense, promptly and timely perform and observe all the terms, covenants and conditions required to be performed and observed by Borrower as lessee under each Ground Lease (including, but not limited to, the payment of all rent, additional rent, percentage rent and other charges required to be paid under each Ground Lease).

(b)          If Borrower shall be in default under any Ground Lease, then, subject to the terms of such Ground Lease, Borrower shall grant Lender the right (but not the obligation) to, upon written notice to Borrower (unless an Event of Default then exists), cause the default or defaults under each such Ground Lease to be remedied and otherwise exercise any and all rights of Borrower under each such Ground Lease, as may be necessary to prevent or cure any default provided such actions are necessary to protect Lender’s interest under the Loan Documents, and Lender shall have the right, subject to the rights of Tenants under their Leases, to enter all or any portion of any Individual Property subject to a Ground Lease (each, a “Ground Lease Property”) at such times and in such manner as Lender deems necessary, to prevent or to cure any such default.

(c)          The actions or payments of Lender to cure any default by Borrower under any Ground Lease shall not remove or waive, as between Borrower and Lender, the default that occurred under this Agreement by virtue of the default by Borrower under a Ground Lease. All sums expended by Lender to cure any such default shall be paid by Borrower to Lender, upon demand, with interest on such sum at the rate set forth in this Agreement from the date such sum is expended to and including the date the reimbursement payment is made to Lender. All such indebtedness shall be deemed to be secured by the Mortgage.

(d)          Promptly upon obtaining actual Knowledge thereof, Borrower shall notify Lender promptly in writing of the occurrence of any default by a Ground Lessor under any Ground Lease or the occurrence of any event that, with the passage of time or service of notice, or both, would constitute “an event of default” by a Ground Lessor under a Ground Lease, and the receipt by Borrower of any notice (written or otherwise) from a Ground Lessor under the Ground Lease noting or claiming the occurrence of any default by Borrower under a Ground Lease or the occurrence of any event that, with the passage of time or service of notice, or both, would constitute “an event of default” by Borrower under a Ground Lease. Borrower shall promptly deliver to Lender a copy of any such written notice of “event of default.”

(e)          Within twenty (20) days after receipt of written demand by Lender but in no event more than once in any twelve (12) month period (unless an Event of Default then exists, if specifically required pursuant to the other provisions of this Agreement or if needed in connection with a Securitization), Borrower shall request and use commercially reasonable efforts to obtain from each Ground Lessor and furnish to Lender the estoppel certificate of such lessor stating the date through which rent has been paid and whether or not there are any defaults thereunder and specifying the nature of such claimed defaults, if any.

(f)          Borrower shall promptly execute, acknowledge and deliver to Lender such instruments as may reasonably be required to permit Lender to cure any default under each Ground Lease or permit Lender to take such other action required to enable Lender to cure or remedy the matter in default and preserve the security interest of Lender under the Loan Documents with respect to each Ground Lease Property. Borrower irrevocably appoints Lender as its true and lawful attorney-in-fact to do, in its name or otherwise, any and all acts and to execute any and all documents that are reasonably necessary to preserve any rights of Borrower under or with respect to each Ground Lease, including, without limitation, the right to effectuate any extension or renewal of a Ground Lease, or to preserve any rights of Borrower whatsoever in respect of any part of any Ground Lease (and the above powers granted to Lender are coupled with an interest and shall be irrevocable) but only following Borrower’s failure to take any such action or execute any such document for three (3) Business Days following Lender’s written request therefor.

(g)          Notwithstanding anything to the contrary contained in this Agreement, with respect to each Ground Lease:

(i)          The lien of the Mortgage attaches to all of Borrower’s rights and remedies at any time arising under or pursuant to Subsection 365(h) of the Bankruptcy Code, including, without limitation, all of Borrower’s rights, as debtor, to remain in possession of the related Ground Lease Property.

(ii)         Borrower shall not, without Lender’s written consent, elect to treat any Ground Lease as terminated under subsection 365(h)(l) of the Bankruptcy Code. Any such election made without Lender’s prior written consent shall be void.

(iii)        As security for the Debt, Borrower unconditionally assigns, transfers and sets over to Lender all of Borrower’s claims and rights to the payment of damages arising from any rejection by a Ground Lessor under a Ground Lease under the Bankruptcy Code. Lender and Borrower shall proceed jointly or in the name of Borrower in respect of any claim, suit, action or proceeding relating to the rejection of a Ground Lease, including, without limitation, the right to file and prosecute any proofs of claim, complaints, motions, applications, notices and other documents in any case in respect of Ground Lessor under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the Debt shall have been satisfied and discharged in full. Any amounts received by Lender or Borrower as damages arising out of the rejection of a Ground Lease as aforesaid shall be applied to all reasonable out-of-pocket costs and expenses of Lender and Borrower (including, without limitation, reasonable out-of-pocket attorney’s fees and costs) incurred in connection with the exercise of any of their respective rights or remedies in accordance with the applicable provisions of this Agreement.

(iv)         If, pursuant to subsection 365(h) of the Bankruptcy Code, Borrower seeks to offset, against the rent reserved in a Ground Lease, the amount of any damages caused by the nonperformance by the Ground Lessor of any of its obligations thereunder after the rejection by Ground Lessor of the related Ground Lease under the Bankruptcy Code, then Borrower shall notify Lender and shall not affect any offset of the amounts if objected to by Lender within ten (10) days after notice from Borrower. If Lender approves or fails to timely object in accordance with the first sentence of this subsection, Borrower may proceed to offset the amounts set forth in Borrower’s notice.

(v)          If any action, proceeding, motion or notice shall be commenced or filed in respect of any Ground Lessor of all or any part of a Ground Lease Property in connection with any case under the Bankruptcy Code, Lender and Borrower shall cooperatively conduct and control any such litigation with counsel agreed upon between Borrower and Lender in connection with such litigation. Borrower shall, upon demand, pay to Lender all reasonable out-of-pocket costs and expenses (including reasonable out-of-pocket attorneys’ fees and costs) actually paid or actually incurred by Lender in connection with the cooperative prosecution or conduct of any such proceedings to the extent that Lender reasonably determines that separate counsel of Lender is necessary to protect Lender's interests. All such costs and expenses shall be secured by the lien of the related Mortgage.

(vi)         Borrower shall promptly, after obtaining knowledge of such filing notify Lender orally of any filing by or against the lessor under any Ground Lease of a petition under the Bankruptcy Code. Borrower shall thereafter promptly give written notice of such filing to Lender, setting forth any information available to Borrower as to the date of such filing, the court in which such petition was filed, and the relief sought in such filing. Borrower shall promptly deliver to Lender any and all notices, summonses, pleadings, applications and other documents received by Borrower in connection with any such petition and any proceedings relating to such petition.

5.1.25         Taxes. Borrower will be treated as a disregarded entity or a partnership for U.S. federal income tax purposes. Borrower will timely file or cause to be filed all U.S. federal and other material Section 2.7 Tax returns and reports required to be filed by it and will pay or cause to be paid all U.S. federal and other material Section 2.7 Taxes required to be paid by it, except any Section 2.7 Taxes that are being contested in good faith by appropriate proceedings and for which Borrower sets aside on its books adequate reserves in accordance with the Approved Accounting Method.

Section 5.2           Negative Covenants.   From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of the Mortgages encumbering the Properties and any other collateral in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

5.2.1           Operation of Property.   (a) Borrower shall not, without Lender’s prior written consent (which consent shall not be unreasonably withheld): (i) surrender, terminate, cancel, amend or modify the Management Agreement in any material non-monetary respect; provided, that Borrower may, without Lender’s consent, replace the Manager so long as the replacement manager is a Qualified Manager pursuant to a Replacement Management Agreement; (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement, or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any respect materially adverse to Borrower, Lender, the Loan or the operation of the Properties.

(b)          Following the occurrence and during the continuance of an Event of Default, Borrower shall not exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Management Agreement without the prior written consent of Lender, which consent may be granted, conditioned or withheld in Lender’s sole discretion.

5.2.2           Liens.   Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of any Individual Property or permit any such action to be taken, except for Permitted Encumbrances.

5.2.3           Dissolution.   Borrower shall not (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) engage in any business activity not permitted under the definition of Special Purpose Entity, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent permitted by the Loan Documents, or (d) modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction other than in connection with the release of an Individual Property pursuant to this Agreement where there are no remaining Properties in the related State.

5.2.4           Change In Business.   Borrower shall not enter into any line of business other than as permitted under the definition of Special Purpose Entity, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business. Nothing contained in this Section 5.2.4 is intended to expand the rights of Borrower contained in Section 5.2.10(d).

5.2.5           Debt Cancellation.   Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance with this Agreement) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

5.2.6           Zoning.   Borrower shall not initiate or consent to any zoning reclassification of any portion of any Individual Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Individual Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior written consent of Lender.

5.2.7           No Joint Assessment.   Borrower shall not suffer, permit or initiate the joint assessment of any Individual Property (a) with any other real property constituting a tax lot separate from such Individual Property, and (b) which constitutes real property with any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of such Individual Property.

5.2.8           Ground Lease.   (a) Borrower shall not, without Lender’s written consent, fail to exercise any option or right to renew or extend the term of any Ground Lease in accordance with the terms of such Ground Lease, and shall give immediate written notice to Lender and shall execute, acknowledge, deliver and record any document reasonably requested by Lender to evidence the Lien of the Mortgage on such extended or renewed lease term; provided, however, Borrower shall not be required to exercise any particular such option or right to renew or extend to the extent Borrower shall have received the prior written consent of Lender (which consent may be withheld by Lender in its sole and absolute discretion) allowing Borrower to forego exercising such option or right to renew or extend. If Borrower shall fail to exercise any such option or right as aforesaid without Lender’s consent, Lender may exercise the option or right as Borrower’s agent and attorney-in-fact as provided above in Lender’s own name or in the name of and on behalf of a nominee of Lender, as Lender may determine in the exercise of its sole and absolute discretion.

(b)          Borrower shall not waive, excuse, condone or in any way release or discharge the Ground Lessor under any Ground Lease of or from such Ground Lessor’s material obligations, covenant and/or conditions under the related Ground Lease without the prior written consent of Lender, which shall not be unreasonably withheld, conditioned or delayed with respect to any Ground Lease that is not a Material Ground Lease.

(c)          Borrower shall not, without Lender’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed with respect to any Ground Lease that is not a Material Ground Lease, surrender, terminate, forfeit, or suffer or permit the surrender, termination or forfeiture of, or change, modify or amend in a material or adverse manner, any Ground Lease. Consent to one amendment, change, agreement or modification shall not be deemed to be a waiver of the right to require consent to other, future or successive amendments, changes, agreements or modifications. Any acquisition of Ground Lessor’s interest in any Ground Lease by Borrower or any Affiliate of Borrower shall be accomplished by Borrower in such a manner so as to avoid a merger of the interests of Ground Lessor and lessee in such Ground Lease and in compliance with the related Mortgage, except as permitted by clause (d) below.

(d)          Notwithstanding the foregoing provisions of this Section 5.2.8, Borrower shall have the right, without Lender’s prior written consent, to terminate any Ground Lease in connection with Borrower's acquisition of the fee interest in the Ground Lease Property so long as (a) no Event of Default shall be continuing; (b) the lien of the applicable Mortgage is spread to cover the Borrower’s interest in such fee simple interest; (c) Borrower furnishes all appropriate documents evidencing Borrower’s authorization and good standing, and the qualification and authorization of the signers to execute any documents in connection with the acquisition of the fee simple interest, spreader of the Mortgage and all documents reasonably required by Lender hereunder; (d) Borrower has executed such documents and agreements as Lender shall reasonably require to evidence and effectuate said acquisition of the fee simple interest and spreader of the Mortgage over the fee simple interest, together with such legal opinions, certifications, and acknowledgements as may be reasonably requested by Lender; (e) Borrower delivers to Lender, without any cost or expense to Lender, such endorsements to Lender’s Title Insurance Policy, hazard insurance endorsements or certificates and other similar materials as Lender may deem reasonably necessary at the time of the acquisition of the fee simple, all in form and substance reasonably satisfactory to Lender, including, without limitation, an endorsement or endorsements to Lender’s Title Insurance Policy insuring the lien of the Mortgage, as spread to the fee simple, and that title to the fee simple interest in the applicable Individual Property is vested in Borrower and is otherwise reasonably satisfactory to Lender; (f) the applicable Ground Lease shall not be terminated prior to the ninety-fifth (95th) day following the satisfaction of the other requirements of this Section and only if no Event of Default shall then exist; and (g) Borrower shall have paid all recording costs and taxes related to the acquisition of the fee simple interest and recordation of the Mortgage spreader documentation together with all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Lender.

5.2.9           ERISA.   (a)  Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b)          Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) Borrower is not and does not maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (B) Borrower is not subject to any state statute regulating investment of, or fiduciary obligations with respect to governmental plans and (C) one or more of the following circumstances is true:

(i)          Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(ii)         Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2) as modified by Section 3(42) of ERISA; or

(iii)        Borrower qualifies as an “operating company”, “venture capital operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c), (d) or (e).

5.2.10         Transfers.   (a)  Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its management, general partners, members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Properties in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Properties as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Properties so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations, Lender can recover the Debt by a sale of the Properties.

(b)          Without the prior written consent of Lender, and except for (a) Permitted Encumbrances (with respect to the Properties), (b) the release of any Individual Property in accordance with Section 2.5, and (c) to the extent otherwise set forth in this Section 5.2.10, Borrower shall not, and shall not permit any Restricted Party to, do any of the following (collectively, a “Transfer”): (i) sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) any Individual Property or any part thereof or any legal or beneficial interest therein or (ii) permit a Sale or Pledge of an interest in any Restricted Party.

(c)          A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell one or more Individual Properties or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of any Individual Property for other than actual occupancy by a space Tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non managing membership interests; or (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests.

(d)          Notwithstanding the provisions of this Section 5.2.10, Lender’s consent shall not be required in connection with (i) one or a series of Transfers, of not more than forty-nine percent (49%) of the stock, the limited partnership interests or non-managing membership interests (as the case may be) in a Restricted Party or (ii) a Permitted Transfer; provided, however, no such Transfer shall result in the change of Control in a Restricted Party (Lender agreeing that any Transfer from Gramercy Sponsor or its wholly-owned Affiliates to Garrison Sponsor or its wholly-owned Affiliates and vice versa shall not, so long as the last sentence of this clause (d) is satisfied, constitute a change of Control in a Restricted Party), and as a condition to each such Transfer, (i) Lender shall receive not less than ten (10) days’ prior written notice of such proposed Transfer (provided that no advance notice shall be required with respect to (y) Transfers by Passive Owners which are not Affiliated with Guarantor or (z) Transfers by Passive Owners which are Affiliated with Guarantor solely by reason of being a director or officer of a Guarantor or a Person that is Affiliated with Guarantor) and (ii) such Transfer will not result in a default or event of default under any Ground Lease or the Master Lease, nor shall such Transfer cause, or give the Master Tenant the right to obtain, a reduction in the term of the Master Lease with respect to all or any portion of the Properties. If after giving effect to any such Transfer, more than forty-nine percent (49%) in the aggregate of direct or indirect interests in a Restricted Party are owned by any Person and its Affiliates that owned less than forty-nine percent (49%) direct or indirect interest in such Restricted Party as of the Closing Date, Borrower shall, no less than five (5) days prior to the effective date of any such Transfer, deliver to Lender an Additional Insolvency Opinion reasonably acceptable to Lender and the Approved Rating Agencies. In addition, at all times, either Gramercy Sponsor, Garrison Sponsor, or both, must continue to (1) Control Borrower and Guarantor and (2) own, directly or indirectly, at least a fifty percent (50%) legal and beneficial interest in Borrower and Guarantor.

(e)          No Transfer of the Properties and assumption of the Loan shall occur during the period that is sixty (60) days prior to and sixty (60) days after a Securitization. Without limiting the foregoing, but notwithstanding anything to the contrary set forth in this Agreement, Borrower shall be permitted to Transfer all of the then remaining Properties or all of the legal or beneficial ownership interests therein or in Borrower (unless such Transfer is made in accordance with subsection (d) above, in which event this clause (e) shall not be applicable) and cause an assumption of the entire Loan by a Qualified Transferee or, if the proposed transferee is not a Qualified Transferee, upon receipt of Lender’s prior written consent, which may be granted or denied in Lender’s sole and absolute discretion, it being agreed that any such consent and/or assumption (including by a Qualified Transferee) of the Loan will be subject to the satisfaction of the following conditions:

(i)          Borrower delivers at least sixty (60) days’ prior written request for consent to such Transfer to Lender or, to the extent consent is not required because the transferee is a Qualified Transferee, notice thereof and the identity of the Qualified Transferee together with evidence supporting the determination that such transferee is a Qualified Transferee;

(ii)         No Event of Default has occurred or is continuing at the time of the request or at the time of the assumption;

(iii)        Borrower shall pay Lender a transfer fee equal to one-half of one percent (0.5%) of the outstanding principal balance of the Loan at the time of such transfer;

(iv)         Borrower shall pay any and all reasonable out-of-pocket costs incurred in connection with such Transfer (including, without limitation, Lender’s reasonable out-of-pocket counsel fees and disbursements and all recording fees, title insurance premiums and mortgage and intangible taxes and the fees and expenses of the Approved Rating Agencies pursuant to clause (xii) below);

(v)          The proposed transferee (the “Transferee”) or Transferee’s Principals must, unless the proposed Transferee is a Qualified Transferee, have demonstrated expertise in owning and operating properties similar in location, size, class and operation to the Properties, which expertise shall be reasonably determined by Lender;

(vi)         Except with respect to a Qualified Transferee, Transferee and Transferee’s Principals shall, as of the date of such transfer, have an aggregate net worth and liquidity reasonably acceptable to Lender;

(vii)        Transferee and any Person that Controls or has the right to Control Transferee (“Related Entities”) must not have been the debtor in any Bankruptcy Action within seven (7) years prior to the date of the proposed Transfer; provided, that Lender will not unreasonably withhold consent to any Transferee or Person that has been the subject of a pre-packaged or other consensual Bankruptcy Action consented to by its creditors;

(viii)      With respect to a Transfer of the Properties, Transferee shall assume all of the prospective obligations of Borrower under the Loan Documents in a manner satisfactory to Lender in all respects, including, without limitation, by entering into an assumption agreement in form and substance reasonably satisfactory to Lender;

(ix)         There shall be no material litigation or regulatory action pending or threatened against Transferee, Transferee’s Principals or any Related Entities which, in each case, is not reasonably acceptable to Lender;

(x)          Transferee, Transferee’s Principals and Related Entities shall not have defaulted under its or their obligations with respect to any other Indebtedness in a manner which is not reasonably acceptable to Lender;

(xi)         With respect to any Transfer of the Properties, Transferee must be able to satisfy all representations and covenants in Section 4.1.30 as Transferee and Transferee’s Principals must be able to satisfy all the representations and covenants set forth in Sections 4.1.35, 5.1.23 and 5.2.9 of this Agreement, no Default or Event of Default shall otherwise occur as a result of such Transfer, and Transferee shall deliver (A) all organizational documentation reasonably requested by Lender, which shall be reasonably satisfactory to Lender and, following a Securitization, satisfactory to the Approved Rating Agencies and (B) all certificates, agreements and legal opinions reasonably required by Lender and consistent with and in substantially the same form as those previously delivered by Borrower under this Agreement;

(xii)        If required by Lender and a Securitization has then occurred or is imminent, Transferee shall be approved by the Approved Rating Agencies, which approval, if required by Lender, shall take the form of a Rating Agency Confirmation with respect to such assumption or Transfer, provided, that in no event shall approval of the Approved Rating Agencies or a Rating Agency Confirmation be required in connection with a Transfer to a Qualified Transferee;

(xiii)      Prior to any release of Guarantor, one (1) or more substitute guarantors reasonably acceptable to Lender shall have assumed all of the prospective liabilities and obligations of Guarantor under the Guaranty and Environmental Indemnity executed by Guarantor or shall have executed a replacement guaranty and environmental indemnity in substantially the same form or such other form reasonably satisfactory to Lender and delivered an Additional Insolvency Opinion covering the replacement guarantor;

(xiv)        Borrower shall deliver, at its sole cost and expense, an endorsement to the Title Insurance Policies, as modified by the assumption agreement, insuring that the Mortgages remain as a valid first lien on the Properties and naming the Transferee as owner of the Properties, which endorsement shall insure that, as of the date of the recording of the assumption agreement, the Properties shall not be subject to any additional exceptions or liens other than those contained in the Title Insurance Policies issued on the date hereof, Permitted Encumbrances, and those that do not have a material adverse effect on the value or utility of the Properties, as reasonably determined by Lender;

(xv)         The Properties shall be managed by Qualified Manager pursuant to a Replacement Management Agreement;

(xvi)        Borrower delivers evidence acceptable to Lender in its sole discretion that such Transfer will not result in a default or event of default under any Material Ground Lease or the Master Lease, nor shall such Transfer cause, or give the Master Tenant the right to terminate the Master Lease or the right to obtain, a reduction in the term of the Master Lease with respect to all or any portion of the Properties; and

(xvii)      Borrower or Transferee, at its sole cost and expense, shall deliver to Lender an Additional Insolvency Opinion reflecting such Transfer reasonably satisfactory in form and substance to Lender.

Immediately upon a Transfer to such Transferee and the satisfaction of all of the above requirements, the named Borrower and Guarantor herein shall be released from all liability under this Agreement, the Note, the Mortgages and the other Loan Documents accruing from and after the effective date of such Transfer.

(f)          Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower’s Transfer without Lender’s consent (to the extent such consent was required pursuant to the terms of this Agreement) and satisfaction of conditions to such Transfer to the extent set forth herein. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.

5.2.11         Purchase Agreement.   Borrower shall not, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed), modify, change, supplement, alter or amend, or waive or release any of the terms and conditions under, the PSA in any material respect.

ARTICLE VI – INSURANCE; CASUALTY; CONDEMNATION

Section 6.1           Insurance.   (a)  Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Properties providing at least the following coverages:

(i)          comprehensive all risk “special form” insurance including, but not limited to, loss caused by any type of windstorm or hail on the Improvements and the Personal Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions or to be written on a no co-insurance form; (C) providing for no deductible in excess of $50,000.00 for all such insurance coverage; provided however with respect to windstorm and earthquake coverage, providing for a deductible satisfactory to Lender in its sole discretion; and (D) if any of the Improvements or the use of any Individual Property shall at any time constitute legal non-conforming structures or uses, coverage for loss due to operation of law in an amount equal to the full Replacement Cost, coverage for demolition costs and coverage for increased costs of construction. In addition, Borrower shall obtain: (y) if any portion of the Improvements for an Individual Property is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance for such Individual Property in an amount equal to the lesser of (1) the outstanding principal balance of the Note or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require, and (z) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event any Individual Property is located in an area with a high degree of seismic activity (Lender agreeing that it has approved $10,000,000 as the aggregate earthquake insurance amount for all Properties); provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i);

(ii)         business income or rental loss insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) in an amount equal to one hundred percent (100%) of the projected gross revenues from the operation of each Individual Property (as reduced to reflect expenses not incurred during a period of Restoration) for a period of at least twenty-four (24) months after the date of the Casualty; and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the applicable Individual Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such business income or rental loss insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the gross revenues from each Individual Property for the succeeding twelve (12) month period. Notwithstanding the provisions of Section 2.7.1 hereof, all proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in this Agreement and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iii)        at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Individual Property coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance, otherwise known as Owner Contractor’s Protective Liability, covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy each Individual Property and (4) with an agreed amount endorsement waiving co-insurance provisions;

(iv)         comprehensive boiler and machinery insurance, if steam boilers or other pressure-fixed vessels are in operation, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(v)          commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about each Individual Property, such insurance (A) to be on the so-called “occurrence” form with a combined limit of not less than $2,000,000.00 in the aggregate and $1,000,000.00 per occurrence; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all written contracts and (5) contractual liability covering the indemnities contained in Article 9 of the Mortgages to the extent the same is available;

(vi)         automobile liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of $1,000,000.00;

(vii)        worker’s compensation and employee’s liability subject to the worker’s compensation laws of the State in which the applicable Individual Property is located;

(viii)      umbrella and excess liability insurance in an amount not less than $100,000,000.00 per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (v) above, including, but not limited to, supplemental coverage for employer liability and automobile liability, which umbrella liability coverage shall apply in excess of the automobile liability coverage in clause (vi) above;

(ix)         the insurance required under this Section (a) above shall cover perils of terrorism and acts of terrorism and Borrower shall maintain insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under Sections (a) above at all times during the term of the Loan; and

(x)          upon sixty (60) days written notice, such other reasonable insurance, including, but not limited to, sinkhole or land subsidence insurance, and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to any Individual Property located in or around the region in which any Individual Property is located.

(b)          All insurance provided for in Section (a) hereof, shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a rating of “A:X” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A” or better by at least two (2) of the Approved Rating Agencies including, (i) S&P, (ii) Fitch, and (iii) Moody’s, if Moody’s is rating the Securities; provided, however, that Lender hereby approves Liberty Mutual as an acceptable insurance company so long as it maintains a claims paying ability rating of “A-“ or better by at least two (2) of such Approved Rating Agencies. The Policies described in Section 6.1 hereof (other than those strictly limited to liability protection) shall designate Lender as loss payee. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”), shall be delivered by Borrower to Lender.

(c)          Any blanket insurance Policy shall specifically allocate to any Individual Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Properties in compliance with the provisions of Section 6.1(a) hereof.

(d)          All Policies provided for or contemplated by Section 6.1(a) hereof, except for the Policy referenced in Section 6.1(a)(vii) of this Agreement, shall name Borrower as the insured and Lender as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

(e)          All Policies shall contain clauses or endorsements to the effect that:

(i)          no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii)         the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days written notice to Lender and any other party named therein as an additional insured;

(iii)        the issuers thereof shall give written notice to Lender if the Policy has not been renewed thirty (30) days prior to its expiration; and

(iv)        Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f)          If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Properties, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate after three (3) Business Days’ notice to Borrower if prior to the date upon which any such coverage will lapse or at any time Lender deems necessary (regardless of prior notice to Borrower) to avoid the lapse of any such coverage. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender within three (3) Business Days of written demand and, until paid, shall be secured by the Mortgages and shall bear interest at the Default Rate.

Section 6.2           Casualty. If any Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt written notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the Restoration of the Individual Property pursuant to Section 6.4 hereof as nearly as possible to the condition such Individual Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4 hereof. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. In addition, Lender may participate in any settlement discussions with any insurance companies (and shall have approval rights with respect to any final settlement, which approval shall not be unreasonably withheld or delayed) with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than the Applicable Threshold Amount and Borrower shall deliver to Lender all instruments required by Lender to permit such participation.

Section 6.3           Condemnation. (a) Borrower shall promptly give Lender notice of the actual commencement of, or the written threat of the commencement of, any proceeding for the Condemnation of any Individual Property of which Borrower has knowledge and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments reasonably requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of reasonable out-of-pocket expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If any Individual Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the applicable Individual Property pursuant to Section 6.4 hereof and otherwise comply with the provisions of Section 6.4 hereof. If any Individual Property is sold, through foreclosure or other remedies available to Lender under the Loan Documents, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Adjusted Release Amount with respect to such Individual Property.

(b)          Notwithstanding anything to the contrary contained herein or in any other Loan Document, if the Loan or any portion thereof is included in a REMIC Trust and, immediately following a release of any portion of the Lien of the Mortgage in connection with a Condemnation of an Individual Property (but taking into account any proposed Restoration on the remaining portion of such Individual Property) (based solely on real property and excluding any personal property or going concern value), the Loan-to-Value Ratio is greater than 125%, the principal balance of the Loan must prepaid down by an amount not less than the least of the following amounts: (i) the Condemnation Proceeds, (ii) the fair market value of the released property at the time of the release, or (iii) an amount such that the Loan-to-Value Ratio (as so determined by Lender) does not increase after the release, unless Lender receives an opinion of counsel that if such amount is not paid, the Securitization will not fail to maintain its status as a REMIC Trust as a result of the related release of such portion of the Lien of the Mortgage. Any such prepayment shall be deemed a voluntary prepayment and shall be subject to Section 2.4.1 hereof (other than the requirements to prepay the Debt in full and provide any advance written notice to Lender).

Section 6.4           Restoration.  The following provisions shall apply in connection with the Restoration of any Individual Property:

(a)          If the Net Proceeds shall be less than the Applicable Threshold Amount and the costs of completing the Restoration shall be less than the Applicable Threshold Amount, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) hereof are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

(b)          If the Net Proceeds are equal to or greater than the Applicable Threshold Amount or the costs of completing the Restoration is equal to or greater than the Applicable Threshold Amount Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4. The term “Net Proceeds” for purposes of this Section 6.4 shall mean: (y) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1(a)(i), (iv), (ix) and (x) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, actually incurred in collecting same (“Insurance Proceeds”), or (z) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, actually incurred in collecting same (“Condemnation Proceeds”), whichever the case may be.

(i)       The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:

(A)         no Event of Default shall have occurred and be continuing;

(B)         (1) in the event the Net Proceeds are Insurance Proceeds, less than thirty-five percent (35%) of the total floor area of the Improvements on the Individual Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than fifteen percent (15%) of the land constituting the Individual Property is taken, and such land is located along the perimeter or periphery of the Individual Property, and no portion of the Improvements is located on such land;

(C)         the Master Lease shall remain in full force and effect with respect to each Individual Property during and after the completion of the Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be, and Borrower and/or Master Tenant, as applicable under the Master Lease and the Ground Lease (if any), will make all necessary repairs and restorations thereto at their sole cost and expense;

(D)         Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than the earlier of (1) sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs and (2) the date required for Restoration to commence under the applicable Ground Lease (if any) and the Master Lease) and shall diligently pursue the same to satisfactory completion;

(E)         Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Individual Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(ii) hereof, if applicable, or (3) by other funds of Borrower;

(F)         Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the then applicable Maturity Date (as the same may have been or may, prior to the completion of the Restoration, be extended pursuant to this Agreement), (2) the earliest date required for such completion under the terms of the Master Lease and any applicable Ground Lease, (3) such time as may be required under all applicable Legal Requirements (if any) in order to repair and restore the applicable Individual Property to the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable, or (4) the expiration of the insurance coverage referred to in Section 6.1(a)(ii) hereof;

(G)         the Individual Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements, the applicable Ground Lease (if any) and the Master Lease;

(H)         the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements, the applicable Ground Lease (if any) and the Master Lease;

(I)         such Casualty or Condemnation, as applicable, does not result in the loss of access to the Individual Property or the Improvements;

(J)         the Ongoing Debt Yield for the Properties for the twelve (12) month period immediately preceding the Casualty or Condemnation, after giving effect to the Restoration, shall be equal to or greater than the Closing Debt Yield;

(K)         Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget shall be subject to Lender’s reasonable approval; and

(L)         the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s discretion to cover the cost of the Restoration.

Notwithstanding the foregoing, in the event Borrower is required to restore the affected Individual Property pursuant to the terms of the Master Lease or the Ground Lease if such affected Individual Property is a Ground Lease Property, Lender shall make the Net Proceeds available for Restoration upon the satisfaction of the conditions set forth in subsections (ii) through (vii) below.

(ii)          The Net Proceeds shall be held by Lender in an interest-bearing Eligible Account and, until disbursed in accordance with the provisions of this Section (b), shall constitute additional security for the Debt and Other Obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Individual Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

(iii)         All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and reasonable approval by Lender and the Casualty Consultant. All reasonable costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower.

(iv)         In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term “Casualty Retainage” shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Individual Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the related Title Insurance Policy, and Lender receives an endorsement to the related Title Insurance Policy insuring the continued priority of the lien of the related Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v)          Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi)         If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and Other Obligations under the Loan Documents.

(vii)        The excess, if any, of the Net Proceeds (and the remaining balance, if any, of the Net Proceeds Deficiency) deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence reasonably satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be deposited in the Cash Management Account to be disbursed in accordance with this Agreement and the Cash Management Agreement, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

(c)          All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section (b)(vii) hereof may be retained and applied by Lender toward the payment of the Debt in accordance with Section 2.4.2 hereof, whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its discretion.

(d)          In the event of foreclosure of the Mortgage with respect to an Individual Property, or other transfer of title of an Individual Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning such Individual Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

ARTICLE VII – RESERVE FUNDS

Section 7.1           Required Repairs.

7.1.1       Deposits. Borrower shall perform the repairs at the Properties, as more particularly set forth on Schedule II hereto (such repairs hereinafter referred to as “Required Repairs”). Borrower shall complete the Required Repairs on or before the required deadline for each repair as set forth on Schedule II. It shall be an Event of Default under this Agreement if (a) Borrower does not complete the Required Repairs at each Individual Property by the required deadline for each repair as set forth on Schedule II, or (b) Borrower does not satisfy each condition contained in Section 7.1.2 hereof. Upon the occurrence of such an Event of Default, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply such funds either to completion of the Required Repairs at one or more of the Properties or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender’s right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents. On the Closing Date, Borrower shall deposit with Lender the amount for each Individual Property set forth on such Schedule II hereto to perform the Required Repairs for such Individual Property. Amounts so deposited with Lender shall be held by Lender in accordance with Section 7.5 hereof. Amounts so deposited shall hereinafter be referred to as Borrower’s “Required Repair Fund” and the account in which such amounts are held shall hereinafter be referred to as Borrower’s “Required Repair Account”.

7.1.2           Release of Required Repair Funds. Lender shall disburse to Borrower the Required Repair Funds from the Required Repair Account from time to time upon satisfaction by Borrower of each of the following conditions: (a) Borrower shall submit a written request for payment to Lender at least thirty (30) days prior to the date on which Borrower requests such payment be made and specifies the Required Repairs to be paid, (b) on the date such request is received by Lender and on the date such payment is to be made, no Default or Event of Default shall exist and remain uncured, (c) Lender shall have received an Officers’ Certificate (i) stating that all Required Repairs at the applicable Individual Property to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete the Required Repairs, (ii) identifying each Person that supplied materials or labor in connection with the Required Repairs performed at such Individual Property to be funded by the requested disbursement, and (iii) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such Officers’ Certificate to be accompanied by lien waivers (in advance if permitted by applicable Legal Requirements) or other evidence of payment satisfactory to Lender, (d) at Lender’s option, a title search for such Individual Property indicating that such Individual Property is free from all liens, claims (excluding claims for non-payment relating to the requested disbursement) and other encumbrances that are not Permitted Encumbrances or not otherwise approved by Lender, and (e) Lender shall have received such other evidence as Lender shall reasonably request that the Required Repairs at such Individual Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to make disbursements from the Required Repair Account with respect to the any Individual Property (i) more than once a month and (ii) unless such requested disbursement is in an amount greater than $25,000.00 (or a lesser amount if the total amount in the Required Repair Account or the total amount required to pay for any Required Repair at any Individual Property is less than $25,000) and such disbursement shall be made only upon satisfaction of each condition contained in this Section 7.1.2. Notwithstanding the foregoing, any Required Repair Funds remaining after the Debt has been paid in full shall be paid to Borrower.

Section 7.2           Tax and Insurance Escrow Fund.  Borrower shall deposit with Lender (a) on the Closing Date an initial deposit in the amount of $1,186,409.13 and (b) on each Payment Date thereafter (i) one-twelfth (1/12) of the Taxes and Other Charges that Lender reasonably estimates will be payable by Borrower during the next ensuing twelve (12) months in order to accumulate sufficient funds to pay all such Taxes and Other Charges at least thirty (30) days prior to their respective due dates, and (ii) one-twelfth (1/12) of the Insurance Premiums that Lender reasonably estimates (based on information provided by Borrower) will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above hereinafter called the “Tax and Insurance Escrow Fund”). Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.1.2 and Article VI hereof and under the Mortgages. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes and Other Charges) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax or assessment. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes, Other Charges and Insurance Premiums pursuant to pursuant to Section 5.1.2 and Article VI hereof and under the Mortgage, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay Taxes, Other Charges and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender reasonably estimates is sufficient to make up the deficiency at least thirty (30) days prior to the due date of the Taxes and Other Charges and/or thirty (30) days prior to expiration of the Policies, as the case may be.

Section 7.3           Replacements and Replacement Reserve.

7.3.1       Replacement Reserve Fund. Borrower shall deposit with Lender (a) on the Closing Date an initial deposit in the amount of $63,637.54 and (b) on each Payment Date thereafter $63,637.54 (the “Replacement Reserve Monthly Deposit”) which amounts are reasonably estimated by Lender in its sole discretion to be due for replacements and repairs required to be made to the Properties during the calendar year (collectively, the “Replacements”). Amounts so deposited shall hereinafter be referred to as Borrower’s “Replacement Reserve Fund” and the account in which such amounts are held shall hereinafter be referred to as Borrower’s “Replacement Reserve Account”. Any amount held in the Replacement Reserve Account and allocated for an Individual Property shall be retained by Lender and credited toward the future Replacement Reserve Monthly Deposits required hereunder in the event such Individual Property is released from the Lien of its related Mortgage in accordance with Section 2.5.2 hereof.

7.3.2       Disbursements from Replacement Reserve Account. (a)  Lender shall make disbursements from the Replacement Reserve Account to pay Borrower only for the costs of the Replacements. Lender shall not be obligated to make disbursements from the Replacement Reserve Account to reimburse Borrower for the costs of routine maintenance to an Individual Property, replacements of inventory or for costs which are to be reimbursed from the Required Repair Fund or Rollover Reserve Fund.

(b)          Lender shall, upon written request from Borrower and satisfaction of the requirements set forth in this Section 7.3.2, disburse to Borrower amounts from the Replacement Reserve Account necessary to pay for the actual approved costs of Replacements or to reimburse Borrower therefor, upon completion of such Replacements (or, upon partial completion in the case of Replacements made pursuant to Section 7.3.2(e) hereof). In no event shall Lender be obligated to disburse funds from the Replacement Reserve Account if a Default or an Event of Default exists.

(c)          Each request for disbursement from the Replacement Reserve Account shall be in a form reasonably specified or reasonably approved by Lender and shall specify (i) the specific Replacements for which the disbursement is requested, (ii) the quantity and price of each item purchased, if the Replacement includes the purchase or replacement of specific items, (iii) the price of all materials (grouped by type or category) used in any Replacement other than the purchase or replacement of specific items, and (iv) the cost of all contracted labor or other services applicable to each Replacement for which such request for disbursement is made. With each request Borrower shall certify that all Replacements have been made in all material respects in accordance with all applicable Legal Requirements of any Governmental Authority having jurisdiction over the applicable Individual Property to which Replacements are being provided. If the cost of any individual Replacement in any request is equal to or greater than $100,000.00 and if requested by Lender, such request for disbursement shall include copies of invoices for all items or materials purchased and all contracted labor or services provided in connection with such Replacement. In lieu of the foregoing, each request for disbursement from the Replacement Reserve Account totaling less than $100,000.00 shall be accompanied by an Officer’s Certificate with respect thereto. Unless Lender has agreed to issue joint checks as described below in connection with a particular Replacement, each reimbursement request by Borrower shall include evidence satisfactory to Lender of payment of all such amounts. Except as provided in Section 7.3.2(e) hereof, each request for disbursement from the Replacement Reserve Account shall be made only after completion of the Replacement for which disbursement is requested. Borrower shall provide Lender evidence of completion of the subject Replacement satisfactory to Lender in its reasonable judgment.

(d)          If Borrower is seeking reimbursement, Borrower shall pay all invoices in connection with the Replacements with respect to which a disbursement is requested prior to submitting such request for disbursement from the Replacement Reserve Account or, if Borrower is seeking a disbursement from the Replacement Reserve Account for direct payment of amounts owing in respect of Replacements, at the request of Borrower, Lender will issue joint checks, payable to Borrower and the contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with a Replacement. In the case of payments made by joint check, Lender may require a waiver of lien (in advance if permitted by applicable Legal Requirements) from each Person receiving payment prior to Lender’s disbursement from the Replacement Reserve Account. In addition, as a condition to any disbursement, Lender may require Borrower to obtain lien waivers (in advance if permitted by applicable Legal Requirements) from each contractor, supplier, materialman, mechanic or subcontractor who receives payment in an amount equal to or greater than $100,000.00 for completion of its work or delivery of its materials. Any lien waiver delivered hereunder shall conform to the requirements of applicable law and shall cover all work performed and materials supplied (including equipment and fixtures) for the applicable Individual Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current reimbursement request (or, in the event that payment to such contractor, supplier, subcontractor, mechanic or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous release of funds request).

(e)          If (i) the cost of a Replacement exceeds $25,000.00, (ii) the contractor performing such Replacement requires periodic payments pursuant to terms of a written contract, and (iii) Lender has approved in writing in advance such periodic payments, a request for reimbursement from the Replacement Reserve Account may be made after completion of a portion of the work under such contract, provided (A) such contract requires payment upon completion of such portion of the work, (B) the materials for which the request is made are on site at the applicable Individual Property and are properly secured or have been installed in the such Individual Property, (C) all other conditions in this Agreement for disbursement from the Replacement Reserve Fund have been satisfied, (D) funds remaining in the Replacement Reserve Account are, in Lender’s reasonable judgment, sufficient to complete such Replacement and other Replacements when required, and (E) if required by Lender, each contractor or subcontractor receiving payments under such contract shall provide a waiver of lien (in advance if permitted by applicable Legal Requirements) with respect to amounts which have been paid to that contractor or subcontractor.

(f)          Borrower shall not make a request for disbursement from the Replacement Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) the total cost of all Replacements in any request shall not be less than $25,000.00.

7.3.3           Performance of Replacements. (a)  Borrower shall make Replacements when required in order to keep each Individual Property in condition and repair consistent with other comparable properties in the same market segment in the metropolitan area in which the respective Individual Property is located, and to keep each Individual Property or any portion thereof from deteriorating. Borrower shall complete all Replacements in a good and workmanlike manner as soon as commercially reasonable following the commencement of making each such Replacement.

(b)          Lender reserves the right, at its option, to reasonably approve all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Replacements in excess of $250,000.00. Upon Lender’s request, Borrower shall collaterally assign any contract or subcontract in excess of $250,000.00 to Lender.

(c)          Intentionally Omitted.

(d)          In order to facilitate Lender’s completion or making of such Replacements pursuant to Section 7.3.4, Borrower grants Lender the right, subject to the rights of Tenants under Leases, if Borrower fails to timely complete the Replacements and Lender provides written notice that it is exercising its rights under this Section, to enter onto any Individual Property and perform any and all work and labor necessary to complete or make such Replacements and/or employ watchmen to protect such Individual Property from damage. All sums so expended by Lender, to the extent not from the Replacement Reserve Fund, shall be deemed to have been advanced under the Loan to Borrower and secured by the Mortgages. For this purpose Borrower constitutes and appoints Lender its true and lawful attorney in fact with full power of substitution to complete or undertake such Replacements in the name of Borrower. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower empowers said attorney in fact as follows: (i) to use any funds in the Replacement Reserve Account for the purpose of making or completing such Replacements; (ii) to make such additions, changes and corrections to such Replacements as shall be necessary to complete such Replacements; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against any Individual Property, or as may be necessary for the completion of such Replacements, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with any Individual Property or the rehabilitation and repair of any Individual Property; and (vii) to do any and every act which Borrower might do in its own behalf to fulfill the terms of this Agreement with respect to Replacements.

(e)          Nothing in this Section 7.3.3 shall: (i) make Lender responsible for making or completing any Replacements; (ii) require Lender to expend funds in addition to the Replacement Reserve Fund to make or complete any Replacement; (iii) obligate Lender to proceed with any Replacements; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Replacement.

(f)          Borrower shall permit Lender and Lender’s agents and representatives (including, without limitation, Lender’s engineer, architect, or inspector) or third parties making Replacements pursuant to this Section 7.3.3 to enter onto each Individual Property during normal business hours (subject to the rights of Tenants under their Leases) upon no less than two (2) Business Day’s advance written notice to inspect the progress of any Replacements and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Replacements which are or may be kept at each Individual Property, and, if Borrower fails to complete the Replacements in a timely manner, to complete any Replacements. Borrower shall use commercially reasonable efforts to cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other persons described above in connection with inspections described in this Section 7.3.3(f) or the completion of Replacements pursuant to this Section 7.3.3.

(g)          Lender may require an inspection of the Individual Property at Borrower’s expense prior to making a monthly disbursement from the Replacement Reserve Account in excess of $250,000.00 order to verify completion of the Replacements for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional reasonably acceptable to Lender prior to the disbursement of any amounts from the Replacement Reserve Account in relation to such Replacement. Borrower shall pay the reasonable out-of-pocket expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

(h)          The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic’s, materialmen’s or other liens (except for those Liens existing on the date of this Agreement which have been approved in writing by Lender).

(i)          Before each disbursement from the Replacement Reserve Account in excess of $100,000.00, Lender may require Borrower to provide Lender with a search of title to the applicable Individual Property effective to the date of the disbursement, which search shows that no mechanic’s or materialmen’s liens or other liens of any nature have been placed against the applicable Individual Property since the date of recordation of the related Mortgage that have not been terminated (as evidenced by an executed lien waiver) and that title to the applicable Individual Property is free and clear of all Liens (other than the lien of the related Mortgage and any Permitted Encumbrances).

(j)          All Replacements shall comply in all material respects with all applicable Legal Requirements of all Governmental Authorities having jurisdiction over the applicable Individual Property and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters, provided that any failure to so comply does not result, and is not reasonably likely to result, in a material adverse effect on the applicable Individual Property or the Borrower.

(k)          In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen’s compensation insurance, builder’s risk, and public liability insurance and other insurance to the extent required under applicable law in connection with a particular Replacement. All such policies shall be in form and amount reasonably satisfactory to Lender. All such policies obtained by Borrower which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed. Certified copies of such policies obtained by Borrower shall be delivered to Lender.

7.3.4         Failure to Make Replacements. (a)  It shall be an Event of Default under this Agreement if Borrower fails to comply with any provision of this Section 7.3 and such failure is not cured after written notice from Lender and the expiration of the cure periods provided for in Section 8.1(a)(xix). Upon the occurrence of such an Event of Default, Lender may use the Replacement Reserve Fund (or any portion thereof) for any purpose, including but not limited to completion of the Replacements as provided in Section 7.3.3, or for any other repair or replacement to any Individual Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender’s right to withdraw and apply the Replacement Reserve Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

(b)          Nothing in this Agreement shall obligate Lender to apply all or any portion of the Replacement Reserve Fund on account of an Event of Default to payment of the Debt or in any specific order or priority.

7.3.5           Balance in the Replacement Reserve Account. The insufficiency of any balance in the Replacement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

Section 7.4           Rollover Reserve.

7.4.1       Deposits to Rollover Reserve Fund. On each Payment Date from and after the occurrence of a Rollover Sweep Event, Borrower shall deposit with Lender $381,825.25 (the “Rollover Reserve Monthly Deposit”), which amounts shall be deposited with and held by Lender for tenant improvement and leasing commission obligations incurred in relation to the Properties following the date hereof. Amounts so deposited shall hereinafter be referred to as the “Rollover Reserve Fund” and the account in which such amounts are held shall hereinafter be referred to as the “Rollover Reserve Account”.

7.4.2       Withdrawal of Rollover Reserve Funds. Provided no Default or an Event of Default hereunder exists, Lender shall make disbursements from the Rollover Reserve Fund for tenant improvement and leasing commission obligations incurred by Borrower under any Lease entered into in accordance with this Agreement. Lender shall make disbursements as requested by Borrower on a monthly basis in increments of no less than $5,000.00 upon delivery by Borrower of Lender’s standard form of draw request accompanied by copies of paid invoices for the amounts requested and, if required by Lender, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. Lender may require an inspection of the Properties at Borrower’s expense prior to making a quarterly disbursement from the Rollover Reserve Fund in excess of $250,000.00 in order to verify completion of improvements for which reimbursement is sought.

Section 7.5           Excess Cash Flow Reserve Fund.

7.5.1       Deposits to Excess Cash Flow Reserve Fund. During a Cash Sweep Period, Borrower shall, in accordance with the Cash Management Agreement, deposit with Lender all Excess Cash Flow then in the Cash Management Account, which shall be held by Lender as additional security for the Loan and amounts so held shall be hereinafter referred to as the “Excess Cash Flow Reserve Fund” and the account in which such amounts are held shall hereinafter be referred to as the “Excess Cash Flow Reserve Account”.

7.5.2       Release of Excess Cash Flow Reserve Funds. Upon the occurrence of a Cash Sweep Event Cure, all Excess Cash Flow Reserve Funds shall be deposited into the Cash Management Account to be disbursed in accordance with the Cash Management Agreement. From and after the Prepayment Release Date, Borrower shall be permitted to cause Lender to apply all Excess Cash Flow Reserve Funds on deposit with Lender to the prepayment of the Debt provided the requirements of Section 2.4.1(c) (including the payment of any applicable Spread Maintenance Payment) are satisfied.

Section 7.6           Ground Lease Reserve Fund.

7.6.1       Deposit of Ground Lease Reserve Fund. On each Payment Date, Borrower shall deposit with Lender one-twelfth of the rents (including both base and additional rents) and other charges due under each Ground Lease that Lender reasonably estimates will be payable by Borrower as lessee under the Ground Leases (collectively, the “Ground Rent”) during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Ground Rent at least thirty (30) days prior to the respective due dates. Amounts so deposited shall hereinafter be referred to as the “Ground Lease Reserve Fund” and the account in which such amounts are held shall hereinafter be referred to as the “Ground Lease Reserve Account”.

7.6.2           Release of Ground Lease Reserve Fund. Lender shall apply amounts in the Ground Lease Reserve Fund to the payment of the Ground Rent on the due dates therefor (which may be monthly or annually). In making any payment relating to the Ground Rent, Lender may do so according to any bill, statement or estimate procured from the Ground Lessor under the related Ground Lease, without inquiry into the accuracy of such bill, statement or estimate. If the amount of Ground Lease Reserve Funds shall exceed the amounts due for the Ground Rent under the Ground Leases for the immediately succeeding twelve (12) months as reasonably determined by Lender, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Ground Lease Reserve Fund. If at any time Lender reasonably determines that the Ground Lease Reserve Fund is not or will not be sufficient to pay the Ground Rent by the dates set forth above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender reasonably estimates is sufficient to make up the deficiency at least thirty (30) days prior to the due date of the Ground Rent.

Section 7.7           Reserve Funds, Generally. (a) Borrower grants to Lender a first-priority perfected security interest in each of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Fund as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Debt.

(b)          Upon the occurrence and during the continuance of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion.

(c)          The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender. The Reserve Funds shall be held in an Eligible Account in Permitted Investments as directed by Lender or Lender’s Servicer. Except for the Required Repair Funds, all interest on the Reserve Funds shall be added to and become a part of the applicable Reserve Fund and shall be the sole property of Borrower. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest earned on the Reserve Funds credited or paid to Borrower.

(d)          Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

(e)          Lender and Servicer shall not be liable for any loss sustained on the investment of any funds constituting the Reserve Funds. Borrower shall indemnify Lender and Servicer and hold Lender and Servicer harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, (excluding special, consequential and punitive damages), obligations and reasonable out-of-pocket costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established; provided, however, that Borrower shall not be liable for the foregoing to the extent the same arise by reason of the gross negligence, illegal acts, fraud, bad faith or willful misconduct of Lender and/or Servicer. Borrower hereby assigns to Lender, as collateral for the Loan, all rights and claims Borrower may have against all persons or entities supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

(f)          The required monthly deposits into the Reserve Funds and Debt Service shall be added together and shall be paid as an aggregate sum by Borrower to Lender.

(g)          Any amount remaining in the Reserve Funds after the Debt has been paid in full shall be returned to Borrower.

ARTICLE VIII – DEFAULTS

Section 8.1           Event of Default. (a)  Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i)          if any (A) regularly-scheduled payment of Debt Service is not paid when due (it being agreed that, to the extent there are sufficient funds on deposit in the Cash Management Account for such payment of Debt Service in the order of priority set forth in the Cash Management Agreement, Lender fails to apply such funds in the manner provided in the Cash Management Agreement and Lender’s access to such funds has not been restricted in any manner, there shall be no Event of Default), or (B) if any other portion of the Debt is not paid within ten (10) days of written notice by Lender that the same is then due;

(ii)          (A) if any of the Taxes are not paid when the same are due and payable other than those Taxes for which there are sufficient funds in the Tax and Insurance Escrow Fund which have actually been deposited for the payment of Taxes (and not for the payment of Insurance Premiums and Other Charges) and Lender’s access to such funds has not been restricted in any manner (including any such Taxes which are being contested by Borrower in accordance with Sections 5.1.1 or 5.1.2) or (B) if any Other Charges are not paid within ten (10) days of written notice from Lender that the same are due and payable other than those Other Charges which are specifically being reserved for and for which there are sufficient funds in the Tax and Insurance Escrow Fund which have actually been deposited for the payment of Other Charges (and not for the payment of Insurance Premiums and Taxes) and Lender’s access to such funds has not been restricted in any manner (including any such Other Charges which are being contested by Borrower in accordance with Sections 5.1.1 or 5.1.2);

(iii)         if (A) the Policies are not kept in full force and effect other than as a result of Lender’s failure to pay any Insurance Premiums therefor from amounts on deposit in the Tax and Insurance Escrow Fund which have actually been deposited for the payment of Insurance Premiums (and not for the payment of Taxes and Other Charges) and Lender’s access to such funds has not been restricted in any manner, or (B) if certified copies of the Policies are not delivered to Lender within three (3) days of written request by Lender;

(iv)        if Borrower Transfers or otherwise encumbers any portion of any Individual Property without Lender’s prior written consent in violation of the provisions of this Agreement or Article 6 of the Mortgage;

(v)         if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender by or on behalf of Borrower or Guarantor, shall have been false or misleading in any material respect as of the date the representation or warranty was made; provided, however, if such false or misleading representation or warranty was not intentional and is susceptible of being cured, Borrower shall have the right to cure such representation or warranty within thirty (30) days of receipt of notice from Lender;

(vi)        if Borrower shall make an assignment for the benefit of creditors;

(vii)       if a receiver, liquidator or trustee shall be appointed for Borrower or if Borrower shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, or if any proceeding for the dissolution or liquidation of Borrower shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, there shall be no Event of Default if the same is discharged, stayed or dismissed within ninety (90) days;

(viii)      if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(ix)         if Guarantor or any guarantor or indemnitor under any guaranty or indemnity issued in connection with the Loan shall make an assignment for the benefit of creditors or if a receiver, liquidator or trustee shall be appointed for Guarantor or any guarantor or indemnitor under any guarantee or indemnity issued in connection with the Loan or if Guarantor or such other guarantor or indemnitor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Guarantor or such other guarantor or indemnitor, or if any proceeding for the dissolution or liquidation of Guarantor or such other guarantor or indemnitor shall be instituted (any of the foregoing, is referred to as a “Guarantor Bankruptcy EOD”; and Guarantor or any guarantor or indemnitor under any guaranty or indemnity issued in connection with the Loan that is the subject of a Guarantor Bankruptcy EOD, is a “Bankruptcy Defaulting Guarantor”); provided, however, that (A) if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Guarantor or such other guarantor or indemnitor, there shall be no Event of Default if the same is discharged, stayed or dismissed within ninety (90) days; and (B) provided no other Event of Default exists, if there is more than one Guarantor, guarantor or indemnitor, then there shall be no Event of Default pursuant to this clause (ix) if (1) such other Guarantor is not subject to any of the foregoing actions, continues to be a Guarantor and satisfies the requirements of Sections 3.4(b)-(d) of the Guaranty and under the Environmental Indemnity, and (2) the enforcement of the Guaranty against such unaffected Guarantor is not, in Lender's judgment, limited by the Bankruptcy Defaulting Guarantor (the conditions in this clause (B) shall be referred to as the “Guarantor BK Default Limitation Conditions”), provided, that Borrower shall give written notice to Lender within three (3) Business Days of the occurrence of a Guarantor Bankruptcy EOD of its intention to cause the Guarantor BK Default Limitation Conditions to be satisfied and the Guarantor BK Default Limitation Conditions shall be satisfied within two (2) Business Days of delivery of such notice to Lender;

(x)          if Borrower breaches any covenant contained in Section 4.1.30; provided however, that any such breach shall not constitute an Event of Default (A) if such breach is inadvertent and non-recurring, (B) if such breach is curable, if Borrower shall promptly cure such breach within thirty (30) days after becoming aware of such breach, and (C) upon the written request of Lender, if Borrower promptly delivers to Lender an Additional Insolvency Opinion or a modification of the Insolvency Opinion, as applicable, to the effect that such breach shall not in any way impair, negate or amend the opinions rendered in the Insolvency Opinion, which opinion or modification and the counsel delivering such opinion and modification shall be acceptable to Lender in its reasonable discretion;

(xi)         if Borrower breaches any negative covenant contained in Section 5.2 hereof;

(xii)        with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(xiii)       if any of the assumptions contained in the Insolvency Opinion delivered to Lender in connection with the Loan, or in any Additional Insolvency Opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect, provided, that such breach shall not constitute an Event of Default if upon the written request of Lender, Borrower promptly delivers to Lender an Additional Insolvency Opinion or a modification of the Insolvency Opinion, as applicable, to the effect that such breach shall not in any way impair, negate or amend the opinions rendered in the Insolvency Opinion, which opinion or modification and the counsel delivering such opinion and modification shall be reasonably acceptable to Lender in its sole discretion;

(xiv)      if a material default has occurred and continues beyond any applicable cure period under the Management Agreement (or any Replacement Management Agreement) and if such default permits the Manager thereunder to terminate or cancel the Management Agreement (or any Replacement Management Agreement); provided, however, no Event of Default shall exist hereunder if a Replacement Management Agreement is obtained within thirty (30) days of such material default;

(xv)       if Borrower shall fail to comply with any of the terms, covenants or conditions of Section 9.1 hereof, or fails to cooperate with Lender in connection with a Securitization pursuant to the provisions of Section 9.1 hereof, for three (3) Business Days after written notice to Borrower from Lender;

(xvi)      (A) Borrower shall fail to obtain and maintain the Interest Rate Cap Agreement or Replacement Interest Rate Cap Agreement, as applicable, as required pursuant to the first two sentences of Section 2.2.7(a) hereof or (B) if Borrower shall otherwise violate the provisions Section 2.2.7 hereof (except to the extent governed by the immediately preceding clause (A)), for three (3) Business Days after written notice to Borrower from Lender;

(xvii)     if (i) a breach or default by Borrower under any condition or obligation contained in any Material Ground Lease is not cured within any applicable cure period provided in such Material Ground Lease, (ii) there occurs any other event or condition that gives a Ground Lessor a right to terminate or cancel a Material Ground Lease, (iii) any Ground Lease Property with respect to a Material Ground Lease shall be surrendered or any Material Ground Lease shall be terminated or cancelled for any reason or under any circumstances whatsoever, or (iv) any of the terms, covenants or conditions of any Material Ground Lease shall in any manner be modified, changed, supplemented, altered, or amended by Borrower without the prior written consent of Lender (to the extent such consent is required by this Agreement);

(xviii)    if the Master Lease is amended, modified, changed, supplemented, altered, surrendered, canceled, rejected or terminated (other than the unilateral termination of the Master Lease by the Master Tenant which is expressly permitted under the Master Lease as in effect as of the Closing Date other than by reason of a default by Borrower thereunder) for any reason without the prior written consent of Lender;

(xix)       if any certification made by Borrower pursuant to Section 9.2(b) hereof shall have been false or misleading in any material respect as of the date of such certification;

(xx)        the breach by Continuing Guarantor (as defined in the Guaranty) of its representations, warranties and/or covenants under Sections 3.4(b) or (c) of the Guaranty;

(xxi)       if Borrower shall continue to be in default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xx) above, for ten (10) days after notice to Borrower from Lender, in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such default, such additional period not to exceed ninety (90) days; or

(xxii)      if there shall be a default under any of the other Loan Documents beyond any applicable cure periods contained in such documents (or if no cure period is set forth therein, within the cure periods set forth in clause (xxi) above, whether as to Borrower or any Individual Property, or if any other such event shall occur or condition shall exist, if the effect of such default, event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

(b)          Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand (with it being understood that, consistent with Section 10.12 hereof, the foregoing does not obviate the requirement for any notice and cure period expressly set forth in the Loan Documents prior to the occurrence of an Event of Default), that Lender deems advisable to protect and enforce its rights against Borrower and in and to any or all of the Properties, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and any or all of the Properties, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and Other Obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 8.2           Remedies. (a)  Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any part of any Individual Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and each Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

(b)          With respect to Borrower and the Properties, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Individual Property for the satisfaction of any of the Debt in any preference or priority to any other Individual Property, and Lender may seek satisfaction out of all of the Properties, or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Mortgages in any manner and for any amounts secured by the Mortgages then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose one or more of the Mortgages to recover such delinquent payments or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose one or more of the Mortgages to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Mortgages as Lender may elect. Notwithstanding one or more partial foreclosures, the remaining Properties shall remain subject to the Mortgages to secure payment of sums secured by the Mortgages and not previously recovered.

(c)          During the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) Business Days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Borrower shall be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents and the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

(d)          As used in this Section 8.2, a “foreclosure” shall include, without limitation, any sale by power of sale.

Section 8.3           Remedies Cumulative; Waivers. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

ARTICLE IX – SPECIAL PROVISIONS

Section 9.1           Securitization.

9.1.1      Sale of Notes and Securitization. (a)  Borrower acknowledges and agrees that Lender may sell all or any portion of the Loan and the Loan Documents, or issue one or more participations therein, or consummate one or more private or public securitizations of rated single- or multi-class securities (the “Securities”) secured by or evidencing ownership interests in all or any portion of the Loan and the Loan Documents or a pool of assets that include the Loan and the Loan Documents (such sales, participations and/or securitizations, collectively, a “Securitization”).

(b)          At the request of Lender, and to the extent not already required to be provided by or on behalf of Borrower under this Agreement, Borrower shall use reasonable efforts to provide information in the possession or control of, or reasonably obtainable by, Borrower or its Affiliates and not in the possession of Lender or which may be reasonably required by Lender or take other actions reasonably required by Lender, in each case in order to satisfy the market standards to which Lender customarily adheres or which may be reasonably required by prospective investors and/or the Rating Agencies in connection with any such Securitization. Lender shall have the right to provide to prospective purchasers, participants, investors and the Rating Agencies any information in its possession, including, without limitation, financial statements relating to Borrower, Guarantor, if any, the Properties and any Tenant of the Improvements. Lender acknowledges and agrees that it will not distribute Garrison Sponsor’s financial statements or other financial information that is marked as confidential to any party except to the extent such receiving party has signed a confidentiality agreement substantially in the form signed by Lender and an Affiliate of Garrison Guarantor, dated December 5, 2012, in connection with the Loan, provided, that Lender shall be permitted to distribute, without the requirement of any confidentiality agreement or confidentiality measures, such financial statements or other financial information to the Rating Agencies rating a Securitization. Borrower acknowledges that certain information regarding the Loan and the parties thereto and the Properties may be included in a private placement memorandum, prospectus or other disclosure documents. Borrower agrees that Borrower and its respective officers and representatives, shall, at Lender’s request, at its sole cost and expense, cooperate with Lender’s efforts to arrange for a Securitization in accordance with the market standards to which Lender customarily adheres and/or which may be required by prospective investors and/or the Rating Agencies in connection with any such Securitization. Borrower agrees to review, at Lender’s request in connection with the Securitization, the Disclosure Documents as such Disclosure Documents relate to Borrower, Guarantor, the Properties and the Loan, including without limitation, the sections entitled “Risk Factors,” “Special Considerations,” “Description of the Mortgage,” “Description of the Mortgage Loan and Mortgaged Property,” “The Manager,” “The Borrower,” and “Certain Legal Aspects of the Mortgage Loan” (or sections similarly titled or covering similar subject matters), and to provide any edits necessary to confirm, and once such comments are incorporated to confirm that the factual statements and representations contained in such sections and such other information in the Disclosure Documents that Lender specifically requests Borrower to review (to the extent such information relates to, or is based on, or includes any information regarding the Properties, the Master Lease Borrower, Guarantor, Manager and/or the Loan) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading (the “Borrower Confirmed Information”).

(c)          Borrower agrees to make upon Lender’s written request, without limitation, all structural or other changes to the Loan (including delivery of one or more new component notes to replace the original note or modify the original note to reflect multiple components of the Loan and such new notes or modified note may have different interest rates and amortization schedules, modifications to any documents evidencing or securing the Loan, creation of one or more mezzanine loans (including amending Borrower’s organizational structure to provide for one or more mezzanine borrowers), delivery of opinions of counsel acceptable to the Approved Rating Agencies or potential investors and addressing such matters as the Approved Rating Agencies or potential investors may require; provided, however, that in creating such new notes or modified notes or mezzanine notes, or in taking any other actions under this Article IX, Borrower shall not be required to modify (i) the initial weighted average interest rate payable under the Note, (ii) the stated maturity of the Note, (iii) the aggregate amortization of principal of the Note, (iv) any other material economic term of the Loan, (v) decrease the time periods during which Borrower is permitted to perform its obligations under the Loan Documents or (vi) materially increase any of Borrower's rights, or materially decrease any of Borrower's obligations, under the Loan Documents or materially and adversely affect Borrower's rights or obligations under the Master Lease. In connection with the foregoing, Borrower covenants and agrees to modify the Cash Management Agreement to reflect the newly created components and/or mezzanine loans. Borrower and Lender each acknowledge and agree that any documentation entered into pursuant to this clause (c) or the Splitting Documentation may only cause a change in the weighted average interest rate payable under the Note in connection with the application of prepayments made following an Event of Default or in connection with the application of Net Proceeds to the Debt. Any splitting, componentizing or creation of additional notes pursuant to this clause (c) is referred to as “Subordinate Financing”.

(d)          If reasonably requested by Lender, Borrower shall provide Lender, promptly upon request, with any financial statements, financial, statistical or operating information or other information with respect to Borrower, Guarantor, Manager or the Properties in Borrower’s possession or reasonably obtainable by Borrower as Lender shall determine necessary or appropriate (including items required (or items that would be required if the Securitization were offered publicly) pursuant to Regulation AB under the Securities Act, or the Exchange Act, or any amendment, modification or replacement thereto) or required by any other legal requirements, in each case, in connection with any private placement memorandum, prospectus or other disclosure documents or materials or any filing pursuant to the Exchange Act in connection with the Securitization or as shall otherwise be reasonably requested by Lender.

(e)          The parties agree that each participant hereunder shall be entitled to the benefits of Sections 2.2.3(e), 2.2.3(g) and 2.7 (subject to the requirements and limitations therein, including the requirements under Section 2.7(e) (it being understood that the documentation required under Section 2.7(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment; provided that such participant shall not be entitled to receive any greater payment under Sections 2.2.3(e) or 2.7, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in any Legal Requirement that occurs after the participant acquired the applicable participation. Each participant shall be subject to the provisions of Section 2.2.4.

9.1.2           Securitization Costs; Cooperation Costs. All reasonable out-of-pocket third party costs and expenses incurred by Lender, Borrower, Guarantor and Manager in connection with Borrower’s complying with Sections 9.1.1(a), (b) and (d) (including, without limitation, the fees and expenses of the Rating Agencies and updating legal opinions) but excluding the costs and expenses Borrower is responsible for paying pursuant to the following two sentences, shall be paid by Lender. All costs and expenses incurred by Borrower to review the Borrower Confirmed Information shall be paid by Borrower. All costs and expenses incurred by Borrower and all reasonable out-of-pocket third party costs and expenses (including, without limitation, the fees and expenses of the Rating Agencies, updating legal opinions, including, without limitation, the payment of all legal fees and expenses, title insurance and/or UCC insurance premiums and recording and filing taxes and charges) incurred by Lender, Borrower, Guarantor and Manager in connection with any Subordinate Financing, Loan Splitting or New Mezzanine Loan required by Lender shall be paid by Borrower up to a maximum of $25,000 in the aggregate.

9.1.3           Splitting the Loan. Without limitation to Section 9.1.1(c) above, at the election of Lender (in its sole discretion) at any time prior to a Securitization, the Loan may be split and severed into additional loans (any such splitting and severing, a “Loan Splitting” and any such severed and split loan, a “Split Loan”). Upon the written request of Lender in connection with any Loan Splitting, Borrower shall deliver to Lender, (a) the Splitting Documentation, (b) updates of the opinions of counsel delivered at Closing with respect to due authorization, execution and non-consolidation, (c) endorsements and/or updates to the Title Insurance Policies, and (d) such other certificates, instruments and documentation as Lender may reasonably determine are necessary or appropriate to effect the Loan Splitting (the items described in subclauses (a) through (d) collectively hereinafter shall be referred to as the “Splitting Documentation”), which Splitting Documentation shall be in form and substance reasonably acceptable to Lender and Borrower. Upon any Loan Splitting, Lender may effect, in its sole discretion, one or more Securitizations of which the Split Loan(s) may be a part.

9.1.4           Mezzanine Loans. Subject to Section 9.1.3, and without limiting the provisions of Subsections 9.1.1- 9.1.3, Borrower covenants and agrees that after the Closing Date and prior to a Securitization, Lender shall have the right to create one or more mezzanine loans (each, a “New Mezzanine Loan”), to establish different interest rates and to reallocate the spreads and principal balances of the Loan, and any New Mezzanine Loan(s) amongst each other and to require the payment of the Loan and any New Mezzanine Loan(s) in such order of priority as may be designated by Lender; provided, that in no event shall (a) the weighted average spread of the Loan and any New Mezzanine Loan(s) following any such reallocation or modification change from the weighted average spread for all in effect immediately preceding such reallocation, modification or creation of any such New Mezzanine Loan(s) or (b) the application of prepayments permitted or required under this Agreement (other than the application of Net Proceeds or the application of payments received during the existence of an Event of Default) be made other than pro rata among the New Mezzanine Loan and the Loan so as to avoid “rate creep”. Borrower shall execute and deliver such documents as shall reasonably be required by Lender as promptly as possible under the circumstances in connection with this Section 9.1.4, all in form and substance reasonably satisfactory to Borrower, Lender and the Rating Agencies, including, without limitation, in connection with the creation of any New Mezzanine Loan, a promissory note and loan documents necessary to evidence such New Mezzanine Loan, and Borrower shall execute such amendments to the Loan Documents as are necessary in connection with the creation of such New Mezzanine Loan. In addition, Borrower shall cause the formation of one or more special purpose, bankruptcy remote entities as required by Lender in order to serve as the borrower under any New Mezzanine Loan (each, a “New Mezzanine Borrower”) and the applicable organizational documents of Borrower shall be amended and modified as necessary or required in the formation of any New Mezzanine Borrower. Further, in connection with any New Mezzanine Loan, Borrower shall deliver to Lender opinions of legal counsel with respect to due execution, authority and enforceability of the New Mezzanine Loan and the Loan Documents, as amended and an Additional Insolvency Opinion for the Loan and a substantive non-consolidation opinion with respect to any New Mezzanine Loan, each as reasonably acceptable to Lender, prospective investors and/or the Rating Agencies.

Section 9.2           Securitization Review.  (a)  Borrower understands that certain of the Provided Information may be included in Disclosure Documents in connection with the Securitization and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act, or the Exchange Act, or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

(b)          Borrower agrees to provide, in connection with the Securitization, a certification that (i) Borrower has carefully examined the Borrower Confirmed Information and (ii) such sections and such other information in the Disclosure Documents specifically requested by Lender (to the extent such information relates to or includes any Borrower Confirmed Information or any factual information regarding the Properties, Borrower, Manager and/or the Loan) (collectively with the Provided Information, the “Covered Disclosure Information”) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, or if they do contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, Borrower has provided to Lender in writing the information necessary to make such statements true, not misleading and complete.

(c)          Notwithstanding anything to the contrary contained herein, Borrower shall have no obligation to act as depositor with respect to the Loan or an issuer or registrant with respect to the Securities issued in any Securitization.

Section 9.3           Exculpation.

(a)          Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgages or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgages and the other Loan Documents, or in the Properties, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Properties, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgages and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgages or the other Loan Documents. The provisions of this Section 9.3 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under any of the Mortgages; (iii) affect the validity or enforceability of or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of any Assignment of Leases or the assignment of leases contained in the Mortgages; or (vi) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by each of the Mortgages or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against all of the Properties.

(b)          Nothing contained herein shall in any manner or way release, affect or impair the right of Lender to recover, and Borrower shall be fully and personally liable and subject to legal action, for any loss, cost, expense, damage (excluding special, punitive and consequential damages), claim or other obligation (including without limitation reasonable attorneys’ fees and court costs) actually incurred or suffered by Lender arising out of or in connection with the following:

(i)           fraud or intentional misrepresentation by Borrower or Guarantor at any time in connection with the Loan or the origination thereof;

(ii)          the gross negligence or willful misconduct of Borrower or Guarantor at any time in connection with the Loan or the origination thereof;

(iii)         material physical waste of any Individual Property by Borrower or Guarantor;

(iv)       the removal or disposal of any portion of any Individual Property except to the extent permitted pursuant to the Loan Documents;

(v)        the intentional misapplication or conversion by Borrower or Guarantor of (A) any Insurance Proceeds paid by reason of any loss, damage or destruction to any Individual Property, (B) any Awards received in connection with a Condemnation of all or a portion of any Individual Property, (C) any Rents following an Event of Default, or (D) any Rents paid more than one month in advance;

(vi)       failure to pay charges for labor or materials or other charges or judgments that can create Liens on any portion of any Individual Property (but excluding any matter that arises by reason of lack of cash flow from the Properties as a whole, except to the extent that such lack of cash flow arises from the misappropriation of revenue with respect to the Property) except to the extent Borrower is contesting the same in accordance with the requirements of Sections 5.1.1, 5.1.2 or 5.1.4 of the Loan Agreement, as applicable;

(vii)      any security deposits, advance deposits or any other deposits collected with respect to any Individual Property which are not delivered to Lender upon a foreclosure of any Individual Property or action in lieu thereof, except to the extent any such security deposits were applied (or returned to the applicable Tenant, as the case may be) in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

(viii)     intentionally omitted;

(ix)        Borrower’s failure to obtain and/or maintain the Interest Rate Cap Agreement or Replacement Interest Rate Cap Agreement, as applicable, as required pursuant to Section 2.2.7 hereof;

(x)         any amendment, modification, termination, surrender or cancellation of all or a portion of the Master Lease or any reduction in the term of the Master Lease with respect to all or a portion of the Properties, in each case without Lender’s prior written consent, provided, there shall be no recourse liability pursuant to this clause (x) due to the (A) unilateral termination of the Master Lease by the Master Tenant which is expressly permitted under the Master Lease as in effect as of the Closing Date (or any amendment of the Master Lease approved by Lender) other than by reason of a default by Borrower thereunder or (B) the rejection of the Master Lease by Master Tenant in a Bankruptcy Action;

(xi)       any amendment, modification (except with respect to amendment or modification of the Phoenix Ground Leases which is subject to clause (c)(ii)(B)(6) below), termination, surrender or cancellation of a Material Ground Lease without Lender’s prior written consent, provided, there shall be no recourse liability pursuant to this clause (xi) (A) if there was an involuntary termination of any Material Ground Lease and the Borrower releases such Ground Lease Property upon satisfaction of the requirements set forth in Section 2.5.2 hereof, (B) the Ground Lease is terminated due to the Borrower’s acquisition of the fee simple interest in the Ground Lease Property in accordance with the provisions of Section 5.2.8(d) hereof, or (C) due to the unilateral termination of the Ground Lease by the Ground Lessor other than by reason of (1) a default by Borrower thereunder or (2) Borrower’s failure to retain its rights under such Material Ground Lease as permitted by Section 365(h)(1)(A)(ii) of the Bankruptcy Code in connection with a rejection of the Ground Lease by the applicable Ground Lessor in a Bankruptcy Action; or

(xii)      Borrower incurs any Indebtedness (other than Indebtedness which is subject to clause (c)(ii)(B)(3) below) in violation of the provisions of this Agreement.

(c)      Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (i) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgages or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (ii) the Debt shall be fully recourse (except as limited in clause (B)(6) below) to Borrower in the event of any of the following:

(A)      (1) Borrower filing a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (2) the filing of an involuntary petition against Borrower under the Bankruptcy Code in which Borrower or Guarantor colludes with, or otherwise assists such Person, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person; (3) Borrower filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code; (4) Borrower consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of any Individual Property (other than in connection with any deed-in-lieu or other consensual transfer or foreclosure of the Properties to Lender following an Event of Default); or (5) Borrower making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; or

(B)      if (1) the first full monthly payment of principal and interest on the Note is not paid when due; (2) Borrower fails to maintain its status as a Special Purpose Entity or comply with any representation, warranty or covenant set forth in Section 4.1.30 hereof and such failure results in Borrower being substantively consolidated in a Bankruptcy Action of any other Person; (3) the incurrence by Borrower of any Indebtedness for any borrowed money pursuant to a loan or credit agreement or note in violation of the provisions of this Agreement; (4) Borrower fails to obtain Lender’s prior written consent to any voluntary Lien (other than Permitted Encumbrances) encumbering any Individual Property or the Properties as a whole; (5) Borrower fails to obtain Lender’s prior written consent to any Transfer other than Permitted Encumbrances for which Lender’s consent is required pursuant to this Agreement; or (6) any amendment or modification of a Phoenix Ground Lease without Lender’s prior written consent, provided, that Borrower’s recourse liability pursuant to this clause (6) is capped at the Adjusted Release Amount for the Phoenix Property, and further provided, that there shall be no recourse liability pursuant to this clause (6) if Borrower releases the Phoenix Property upon satisfaction of the requirements set forth in Section 2.5.2 of this Agreement (including the payment of any Spread Maintenance Premium and the satisfaction of the applicable Ongoing Debt Yield test).

Section 9.4      Matters Concerning Manager. If (a) a monetary or material non-monetary Event of Default hereunder has occurred and remains uncured, (b) Manager shall become subject to a Bankruptcy Action or (c) a monetary or material non-monetary default of Manager occurs under the Management Agreement, Borrower shall, at the request of Lender, terminate the Management Agreement and replace the Manager with a Qualified Manager pursuant to a Replacement Management Agreement, it being understood and agreed that the management fee for such Qualified Manager shall not exceed then prevailing market rates. If at any time the Existing Manager or any other Affiliated Manager fails to be Affiliated with Borrower, Borrower shall promptly cause such Manager to be replaced with a Qualified Manager pursuant to a Replacement Management Agreement in accordance with the preceding sentence. Notwithstanding the foregoing, Lender shall not have the right to cause Borrower to terminate the Manager for any Individual Property managed by Bank of America, N.A. pursuant to its rights to manage under the Master Lease.

Section 9.5      Servicer. At the option of Lender, the Loan may be serviced by a master servicer, primary servicer, special servicer and/or trustee (any such master servicer, primary servicer, special servicer, and trustee, together with its agents, nominees or designees, are collectively referred to as “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to Servicer pursuant to a pooling and servicing agreement, servicing agreement, special servicing agreement or other agreement providing for the servicing of one or more mortgage loans (collectively, the “Servicing Agreement”) between Lender and Servicer. Lender shall be responsible for any and all set up or other initial fees and costs relating to or arising under the Servicing Agreement. Borrower shall not be responsible for the payment of the regular monthly master servicing fee or trustee fee due to Servicer under the Servicing Agreement or any fees or expenses required to be borne by, and not reimbursable to, Servicer thereunder, however, Borrower shall be responsible for the payment of all other amounts payable to Lender, Servicer, trustee or operating advisor solely related to the Loan under the Servicing Agreement promptly upon Lender’s (or Servicer’s) demand therefor for the following: (a) interest payable on advances made by Servicer with respect to delinquent debt service payments (to the extent charges are due pursuant to Section 2.3.4 and interest at the Default Rate actually paid by Borrower in respect of such payments are insufficient to pay the same) or expenses paid by Servicer or trustee in respect of the protection and preservation of the Properties (including, without limitation, payments of Taxes and Insurance Premiums), (b) all costs and expenses, liquidation fees, workout fees, special servicing fees, operating advisor fees or any other similar fees payable by Lender to Servicer as a result of an Event of Default under the Loan or the Loan becoming specially serviced, an enforcement, refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” of the Loan Documents or of any insolvency or bankruptcy proceeding, which fees may be due and payable under the Servicing Agreement on a periodic or continuing basis; (c) the costs of all property inspections and/or appraisals of the Properties (or any updates to any existing inspection or appraisal) that Servicer, operating advisor or the trustee may be required to obtain (other than the cost of regular annual inspections required to be borne by Servicer under the Servicing Agreement); (d) any special requests made by Borrower or Guarantor during the term of the Loan including, without limitation, in connection with a prepayment, assumption or modification of the Loan; or (e) any other amounts that in market commercial mortgage-backed securitization transactions are customarily agreed to by lenders and payable or reimbursable by Borrowers under servicing agreements.

ARTICLE X – MISCELLANEOUS

Section 10.1      Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 10.2      Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be Conclusive.

Section 10.3      Governing Law. (a)  THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)        ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

C/O GRAMERCY CAPITAL CORP.

420 LEXINGTON AVENUE, 18TH FLOOR

NEW YORK, NEW YORK 10170

ATTENTION: ALLAN B. ROTHSCHILD

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 10.4      Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 10.5      Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 10.6      Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (c) by facsimile with a copy pursuant to clause (b), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

If to Lender:	JPMorgan Chase Bank, National Association
383 Madison Avenue
New York, New York 10179
Attention: Joseph E. Geoghan
Facsimile No.: (212) 834-6029

with a copy to:	JPMorgan Chase Bank, National Association
383 Madison Avenue
New York, New York 10179
Attention: Nancy Alto
Facsimile No.: (917) 546-2564

and

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
Attention: Fredric Altschuler, Esq.
Facsimile No.: (212) 504-6666

If to Borrower:	c/o Gramercy Capital Corp.
420 Lexington Avenue, 18th Floor
New York, New York 10170
Attention: Allan B. Rothschild
Facsimile No.: 212-297-1090

And

c/o Garrison Investment Group
1350 Avenue of the Americas, 9th Floor
New York, New York 10019
Attention: Julian Weldon
Facsimile: 212-372-9525

With a copy to:	Allen & Overy LLP
1221 Avenue of the Americas
New York, New York 10020
Attention: Kevin J. O’Shea, Esq.
Facsimile No.: (212) 610-3699

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day; or in the case of facsimile, upon sender’s receipt of a machine-generated confirmation of successful transmission.

Section 10.7      Trial by Jury. EACH OF LENDER AND BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF BORROWER AND LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

Section 10.8      Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.9      Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.10    Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 10.11    Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 10.12    Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 10.13      Expenses; Indemnity. (a)  Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable out-of-pocket costs and expenses (including reasonable out-of-pocket attorneys’ fees and expenses) actually incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby (other than for any Securitization, Subordinate Financing, Loan Splitting or New Mezzanine Loan, each of which is governed by the provisions of Section 9.1.2) and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Properties) subject to Section 9.1; (ii) Borrower’s ongoing performance of and compliance with Borrower’s agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters reasonably requested by Lender subject to Section 9.1; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement (other than for any Securitization, Subordinate Financing, Loan Splitting or New Mezzanine Loan, each of which is governed by the provisions of Section 9.1.2); (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Properties, or any other security given for the Loan; (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Properties and (ix) without duplication of any of the foregoing, the amounts payable by Borrower pursuant to Section 9.5; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud, bad faith or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Lockbox Account or Cash Management Account, as applicable, if not paid within ten (10) days after written demand from Lender together with a reasonably-detailed description of the costs and expenses.

(b)      Borrower shall indemnify, defend and hold harmless the Indemnified Parties from and against any and all other liabilities, obligations, losses, damages, (excluding special, punitive and consequential damages), penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not an Indemnified Party shall be designated a party thereto), that may be imposed on, incurred by, or asserted against any Indemnified Party in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to any Indemnified Party hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud, bad faith or willful misconduct of such Indemnified Party. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnified Parties.

(c)      Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

(d)      Borrower shall jointly and severally indemnify the Lender and each of its respective officers, directors, partners, employees, representatives, agents and Affiliates against any liabilities to which Lender, each of its respective officers, directors, partners, employees, representatives, agents and Affiliates, may become subject in connection with any indemnification to the Rating Agencies in connection with issuing, monitoring or maintaining the Securities insofar as the liabilities arise out of or are based upon any untrue statement of any material fact in any information provided by or on behalf of the Borrowers to the Rating Agencies (the “Covered Rating Agency Information”) or arise out of or are based upon the omission to state a material fact in the Covered Rating Agency Information required to be stated therein or necessary in order to make the statements in the Covered Rating Agency Information, in light of the circumstances under which they were made, not misleading.

Section 10.14      Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.15      Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 10.16      No Joint Venture or Partnership; No Third Party Beneficiaries. (b)  Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy in common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Properties other than that of mortgagee, beneficiary or lender. This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 10.17      Publicity. All news releases, publicity or advertising by Borrower or its Affiliates (but excluding any filings required under the Securities Act, Exchange Act or other laws, rules or regulations applicable to publicly traded companies) through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, JPMorgan Chase Bank, National Association, or any of their Affiliates shall be subject to the prior written approval of Lender and JPMorgan Chase Bank, National Association in their sole discretion.

Section 10.18      Cross Default; Cross Collateralization; Waiver of Marshalling of Assets. (a)  Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of each Individual Property taken separately. Borrower agrees that the Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under each of the other Mortgages which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Mortgage; (iii) each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note; and (iv) such cross-collateralization shall in no event be deemed to constitute a fraudulent conveyance.

(b)      To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshaling of the assets of Borrower, Borrower’s partners or members and others with interests in Borrower, and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Mortgages, and agrees not to assert any right under any laws pertaining to the marshaling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever. In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Mortgages, any equitable right otherwise available to Borrower which would require the separate sale of the Properties or require Lender to exhaust its remedies against any Individual Property or any combination of the Properties before proceeding against any other Individual Property or combination of Properties; and further in the event of such foreclosure Borrower does hereby expressly consents to and authorizes, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Properties.

Section 10.19      Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

Section 10.20     Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 10.21     Brokers and Financial Advisors. Each of Borrower and Lender hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Each of Borrower and Lender hereby agrees to indemnify, defend and hold the other harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s reasonable attorneys’ fees and expenses) actually incurred in any way relating to or arising from a claim by any Person that such Person acted on behalf of the representing party in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 10.22      Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.

Section 10.23      Joint and Several Liability. If Borrower consists of more than one (1) Person the obligations and liabilities of each Person shall be joint and several.

Section 10.24      Certain Additional Rights of Lender (VCOC). Notwithstanding anything to the contrary contained in this Agreement, Lender shall have:

(a)      the right to routinely consult with and advise Borrower’s management regarding the significant business activities and business and financial developments of Borrower; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances. Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times and upon reasonable advance notice;

(b)      the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower at any reasonable times upon reasonable notice;

(c)      the right, in accordance with the terms of this Agreement, including, without limitation, Section 5.1.11 hereof, to receive monthly, quarterly and year-end financial reports, including balance sheets, statements of income, shareholder’s equity and cash flow, a management report and schedules of outstanding indebtedness; and

(d)      the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Borrower of any other significant property (other than personal property required for the day to day operation of the Property).

The rights described above in this Section 10.24 may be exercised by any entity which owns and controls, directly or indirectly, substantially all of the interests in Lender.

Section 10.25      Register.

(a)      Lender shall maintain at its offices a register for the recordation of the names and addresses of the Lenders, and the commitments of, and principal amounts (and stated interest) of the Loan owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(b)      Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loan or other obligations under the Loan Documents (the “Participant Register”); provided, however, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Borrower shall have no responsibility for maintaining a Participant Register.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

GPT GIG BOA PORTFOLIO OWNER LLC, a Delaware limited liability company

By:	/s/ Benjamin P. Harris
Name: Benjamin P. Harris
Title: Authorized Signatory

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America

By:	/s/ Thomas N. Cassino
Name: Thomas N. Cassino
Title: Vice President